Filed pursuant to Rule 424B5

                                                      Registration No. 333-97457


PROSPECTUS SUPPLEMENT DATED MARCH 19, 2003
(TO PROSPECTUS DATED SEPTEMBER 25, 2002)

                                [WACHOVIA LOGO]

                                 $1,100,000,000
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                               SELLER AND SERVICER

               WACHOVIA ASSET SECURITIZATION, INC. 2003-HE1 TRUST
                                     ISSUER

                       WACHOVIA ASSET SECURITIZATION, INC.
                                    DEPOSITOR

     WACHOVIA ASSET SECURITIZATION, INC. ASSET-BACKED NOTES, SERIES 2003-HE1

--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.

 The notes will not be insured or guaranteed by any governmental agency or instrumentality.

 The notes will represent debt obligations of the trust fund only and will not represent interests in or obligations of any other entity.

 The notes are not deposits or other obligations of Wachovia Bank, National Association or any other bank and are not insured by the FDIC.
--------------------------------------------------------------------------------

THE TRUST

     o will issue two classes of notes and the certificates. Only the two classes of notes are offered by this prospectus supplement and the accompanying prospectus. You can find the principal balance, note rate and certain other characteristics of the notes, on page S-6 of this prospectus supplement.

     o will make payments on the notes and the certificates primarily from collections on a pool of home equity revolving credit line loans.

CREDIT ENHANCEMENT WILL CONSIST OF:

     o   Excess interest, to the extent described in this prospectus supplement;

     o Overcollateralization, to the extent described in this prospectus supplement; and

     o An irrevocable and unconditional financial guaranty insurance policy issued by Financial Guaranty Insurance Company insuring the notes, which will protect holders of the notes against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement.

                                   [FGIC LOGO]

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY WACHOVIA SECURITIES, AN AFFILIATE OF THE DEPOSITOR, IN CONNECTION WITH OFFERS AND SALES OF THE NOTES IN MARKET-MAKING TRANSACTIONS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

Delivery of the notes is expected to be made in book entry form on or about March 26, 2003. The notes will be offered in the United States and Europe.


                               WACHOVIA SECURITIES

BANC ONE CAPITAL MARKETS, INC.                                          JPMORGAN

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

     o this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

     If you require additional information, the mailing address of the principal executive office of the depositor is Wachovia Asset Securitization, Inc., 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121, and its telephone number is (704) 593-7616. For other means of acquiring additional information about the depositor or the notes, see "Where You can Find More Information," "Description of the Securities--Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE
Summary ................................................................... S-4
Risk Factors .............................................................. S-15
Introduction .............................................................. S-24
Description of the Mortgage Loans ......................................... S-24
     General .............................................................. S-24
     Initial Mortgage Loans ............................................... S-24
     Mortgage Loan Characteristics ........................................ S-26
     Terms of the Mortgage Loans .......................................... S-34
     The Funding Account; Conveyance of Additional Balances
        and Subsequent Mortgage Loans ..................................... S-35
           The Funding Account ............................................ S-35
           Subsequent Mortgage Loans ...................................... S-36
           Purchase of Additional Balances ................................ S-36
     Underwriting Standards ............................................... S-37
The Seller and Servicer ................................................... S-40
     General .............................................................. S-40
     Delinquency and Loss Experience of the Servicer's Portfolio .......... S-41
     Servicing and Other Compensation and Payment of Expenses ............. S-42
THE ISSUER ................................................................ S-42
The Owner Trustee ......................................................... S-42
The Indenture Trustee ..................................................... S-43
THE ENHANCER .............................................................. S-43
THE YIELD MAINTENANCE AGREEMENT PROVIDER .................................. S-45
THE AUCTION AGENT ......................................................... S-46
DESCRIPTION OF THE SECURITIES ............................................. S-46
     General .............................................................. S-46
     Book-Entry Notes ..................................................... S-46
     Payments on the Notes ................................................ S-49
     Interest Payments on the Notes ....................................... S-49
     Principal Payments on the Notes ...................................... S-50
     Priority of Distributions ............................................ S-50
     Optional Transfers of Mortgage Loans to Holders of Certificates ...... S-54
     Overcollateralization ................................................ S-54
     The Paying Agent ..................................................... S-55
     Maturity and Optional Redemption ..................................... S-55
     The Yield Maintenance Agreement ...................................... S-55
     Glossary of Terms .................................................... S-56
DESCRIPTION OF THE POLICY ................................................. S-66
Yield and Prepayment Considerations ....................................... S-68
THE AGREEMENTS ............................................................ S-75
     The Purchase Agreement ............................................... S-75
           Purchase of Mortgage Loans ..................................... S-75
           Representations and Warranties ................................. S-76
           Review of Mortgage Loans ....................................... S-77
     The Servicing Agreement .............................................. S-77
           Principal Collections and Interest Collections ................. S-77
           Collection and Other Servicing ProceduresS-78
           Realization Upon Defaulted Loans ............................... S-79
           Non-Recordation of Assignments; Possession of Mortgages ........ S-80
           Modification of Mortgage Loans ................................. S-80
           Servicing Default; Rights Upon Servicing Default ............... S-81
           Evidence as to Compliance ...................................... S-82
           Certain Matters Regarding the ServicerS-82
           Amendment ...................................................... S-83
     The Trust Agreement and the Indenture ................................ S-83
           The Trust Fund ................................................. S-83
           Reports To Noteholders ......................................... S-83
           Certain Covenants .............................................. S-84
           Events of Default; Rights Upon Event of Default ................ S-85
           Amendment and Modification of Trust Agreement and Indenture .... S-87
           Termination; Redemption of Notes ............................... S-88
           Certain Matters Regarding the Indenture Trustee and the Issuer . S-88
Use of Proceeds ........................................................... S-89
Material Federal Income Tax Considerations ................................ S-89
     Status as Real Property Loans ........................................ S-90
     Original Issue Discount .............................................. S-90
     Market Discount ...................................................... S-92
     Premium .............................................................. S-93
     Realized Losses ...................................................... S-93
     Sales of Notes ....................................................... S-94
     Backup Withholding ................................................... S-95
     Tax Treatment of Foreign Investors ................................... S-95
     New Withholding Regulations .......................................... S-95
     Tax Return Disclosure and Investor List Requirements ................. S-95
State and Other Tax Consequences .......................................... S-96
ERISA Considerations ...................................................... S-96
Legal Investment .......................................................... S-97
Underwriting .............................................................. S-97
Legal Matters ............................................................. S-98
Ratings ................................................................... S-98
Experts ................................................................... S-98
ANNEX I  AUCTION PROCEDURES ............................................... a-I
ANNEX II SETTLEMENT PROCEDURES ............................................ A-II

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                                     SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.


Issuer or Trust Fund .............. Wachovia Asset Securitization, Inc. 2003-HE1
                                    Trust.

Title of the offered securities ... Wachovia    Asset    Securitization,    Inc.
                                    Asset-Backed Notes, Series 2003-HE1.

Certificates....................... Wachovia    Asset    Securitization,    Inc.
                                    Asset-Backed Certificates,  Series 2003-HE1.
                                    The certificates are not offered by this prospectus supplement.

Depositor.......................... Wachovia Asset Securitization, Inc.

                                    FOR MORE  INFORMATION ON THE  DEPOSITOR,  WE
                                    REFER   YOU  TO  "THE   DEPOSITOR"   IN  THE
                                    ACCOMPANYING PROSPECTUS.

Seller and Servicer................ Wachovia Bank,  National  Association is the
                                    originator  and  seller  of the home  equity
                                    revolving  credit  line  loans,  or mortgage
                                    loans,  and  will  be  the  servicer  of the
                                    mortgage   loans.   The  servicer   will  be
                                    obligated  to  service  the  mortgage  loans
                                    pursuant to the  servicing  agreement  to be
                                    dated  as of the  closing  date,  among  the
                                    servicer,   the  issuer  and  the  indenture
                                    trustee.

                                    WE   REFER   YOU  TO  "THE   AGREEMENTS--THE
                                    SERVICING  AGREEMENT"  AND "THE  SELLER  AND
                                    SERVICER--GENERAL"    IN   THIS   PROSPECTUS
                                    SUPPLEMENT  FOR FURTHER  INFORMATION  ON THE
                                    SELLER AND SERVICER.

Owner Trustee...................... Wilmington Trust Company.

                                    WE REFER YOU TO "THE OWNER  TRUSTEE" IN THIS
                                    PROSPECTUS     SUPPLEMENT     FOR    FURTHER
                                    INFORMATION ON THE OWNER TRUSTEE.

Indenture Trustee.................. Wells Fargo Bank Minnesota, N.A.

                                    WE REFER YOU TO "THE  INDENTURE  TRUSTEE" IN
                                    THIS   PROSPECTUS   SUPPLEMENT  FOR  FURTHER
                                    INFORMATION ON THE INDENTURE TRUSTEE.

Closing Date....................... On or about March 26, 2003.

Cut-Off Date ...................... The opening of business on March 1, 2003.

Payment Date ...................... The 25th day of each month,  or, if that day is not a business day, the next business day, beginning on April 25, 2003.

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                                      S-4

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Scheduled final payment date ...... The payment  date  occurring  in March 2033.
                                    The actual final payment date could be substantially earlier.

Form of securities ................ Book-entry.

                                    SEE  "DESCRIPTION  OF THE  SECURITIES--BOOK-
                                    ENTRY NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Minimum denominations.............. Class  A-1  notes:   $25,000  and   integral
                                    multiples   of  $1,000  in  excess  of  that
                                    amount.

                                    Class  A-2  notes:   $25,000  and   integral
                                    multiples of $25,000 in excess of that amount.

The Enhancer....................... Financial Guaranty Insurance Company.

                                    WE  REFER  YOU TO  "THE  ENHANCER"  IN  THIS
                                    PROSPECTUS     SUPPLEMENT     FOR    FURTHER
                                    INFORMATION.

The Yield Maintenance
Agreement Provider................. Wachovia Bank, National Association.

Legal Investment .................. The  notes  will  not be  "mortgage  related securities" for purposes of the SMMEA.

                                    SEE "LEGAL  INVESTMENT"  IN THIS  PROSPECTUS
                                    SUPPLEMENT  AND  "LEGAL  INVESTMENT"  IN THE
                                    PROSPECTUS.

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                                      S-5

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                                  OFFERED NOTES

--------------------------------------------------------------------------------
   CLASS        NOTE       INITIAL     INITIAL RATING     FINAL        DESIG-
                RATE     NOTE BALANCE  (MOODY'S/S&P)  PAYMENT DATE    NATIONS
------------ ---------- -------------- -------------- ------------ -------------
    A-1       Variable  $1,000,000,000   Aaa/AAA       March 2033     Senior/
                                                                   Variable Rate

               Auction    $100,000,000   Aaa/AAA       March 2033     Senior/
    A-2                                                            Auction Rate

Total Notes:            $1,100,000,000
--------------------------------------------------------------------------------

OTHER INFORMATION:

o Due to losses and prepayments on the mortgage loans, the actual final payment date may occur substantially earlier than the date listed above.

o On any payment date, the note rate for the Class A-1 notes will be equal to the lesser of:

    (1) LIBOR plus a margin of 0.29% per annum; and

    (2) the net WAC rate.

o The initial note rate for the Class A-2 notes will be set by the broker-dealer on or before the closing date, and will thereafter be recalculated on a monthly basis beginning in April 2003 pursuant to the auction procedures described in this prospectus supplement in Annex I. The note rate for the Class A-2 notes will not exceed the maximum auction rate described in this prospectus supplement in Annex I or the net WAC rate.

o The net WAC rate will equal a fraction, expressed as a per annum rate, the numerator of which is the sum of (i) the interest due on the mortgage loans, less the sum of (a) the amount of the servicing fee on the mortgage loans,
    (b) the amount of the premium on the policy, and (c) the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, and (ii) payments required to be made under the yield maintenance agreement, if any, and the denominator of which is the outstanding principal balance of the notes, as adjusted on the basis of the actual number of days in the related interest period and a 360-day year.

o On any payment date for which the note rate has been determined to be the net WAC rate, the interest shortfall, if any, will be determined and will be payable on such payment date or later payment dates, to the extent funds are available for that purpose as described in this prospectus supplement. These interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for the notes. Through the payment date in January 2008, holders of the notes will be entitled to payments made pursuant to the yield maintenance agreement which will pay interest on a notional balance at a rate equal to the excess, if any, of LIBOR over 15% per annum.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE TRUST FUND

The depositor will establish the Wachovia Asset Securitization, Inc. 2003-HE1 Trust, a Delaware statutory trust, to issue the notes. The assets of the trust fund will include the mortgage loans and related assets.

THE MORTGAGE LOAN POOL

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date. The aggregate outstanding principal balance of the mortgage loans as of the cut-off date is approximately $1,100,011,120.

The mortgage loans to be sold to the issuer will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties.

The unpaid principal balance of a mortgage loan on any day will be equal to:

o its cut-off date balance, or, if applicable, its subsequent cut-off date balance,

o PLUS any additional balances relating to that mortgage loan sold to the issuer before that day,

o MINUS all collections credited against its principal balance in accordance with the related mortgage loan since the cut-off date or, if applicable, subsequent cut-off date.

The principal balance of a liquidated mortgage loan after the final recovery of related liquidation proceeds, or earlier charge-off, will be zero.

As of the cut-off date, the mortgage loans had the following characteristics:

Number of loans                                   22,971

Aggregate principal balance                       $1,100,011,119.68

Average principal balance                         $47,886.95

Range of principal balances                       $5,000.50 to $3,000,000.00

Weighted average interest rate                    4.407%

Range of interest rates                           2.750% to 7.250%

Weighted average fully indexed interest rate      4.452%

Range of fully indexed interest rates             2.750% to 8.750%

Weighted average original draw term               233 months

Weighted average remaining draw term              219 months

o Approximately 63.25% and 2.28% of the mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust.

SEE "DESCRIPTION OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LOAN RATE

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related credit line agreement.

Interest on each mortgage loan is computed daily and payable monthly on the average daily outstanding principal balance of that mortgage loan. After any initial teaser period, during which the loan rate may be a fixed or a discounted variable rate for a period of generally twelve months, the loan rate on each mortgage loan will be adjusted on each adjustment date to a rate equal to the sum of an index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the mortgage loan specified in the related credit line agreement.

WE  REFER   YOU  TO   "DESCRIPTION   OF  THE   MORTGAGE   LOANS--MORTGAGE   LOAN
CHARACTERISTICS" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

THE CERTIFICATES

The trust will also issue the Wachovia Asset Securitization, Inc. Asset-Backed Certificates, Series 2003-HE1, which will not be offered by this prospectus supplement.

AUCTION RATE

The note rate for the Class A-2 notes will be adjusted each month, based on the auction procedures described in Annex I, subject to the net WAC rate and subject to a maximum auction rate, as described in Annex I and Annex II to this prospectus supplement.

WE REFER YOU TO ANNEX I AND ANNEX II TO THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

FUNDING ACCOUNT

An account designated the "funding account" will be set up with the indenture trustee on the closing date for the benefit of the noteholders. On each payment date during the revolving period, the servicer will deposit into the funding account (a) principal collections and (b) excess spread up to the amount necessary to increase the overcollateralization amount to the overcollateralization target amount as described in this prospectus supplement, in each case, to the extent not used to purchase additional balances and/or subsequent mortgage loans or used for other purposes on that payment date. During the Revolving Period, funds on deposit in the funding account will be used by the issuer to first purchase additional balances arising under the mortgage loans in the trust and second to purchase subsequent mortgage loans from the depositor. Any amounts remaining in the funding account at the end of the revolving period, after giving effect to the purchase by the issuer of all additional balances and/or subsequent mortgage loans, including any purchase on the date on which the revolving period ends, and payments to the certificateholders in respect of any additional balance increase amount, will be paid to noteholders on a pro rata basis as a payment of principal.

The mortgage loans acquired by the trust after the closing date will conform to certain specified characteristics as described in this prospectus supplement. WE REFER YOU TO "DESCRIPTION OF THE MORTGAGE LOANS--THE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FUNDING ACCOUNT; CONVEYANCE OF ADDITIONAL BALANCES AND SUBSEQUENT MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

PAYMENTS ON THE NOTES

On each monthly payment date, the indenture trustee will make distributions to the holders of the notes. The amounts available for distribution will include:

o collections of monthly payments of principal and interest on the mortgage loans, including prepayments and other unscheduled collections,

                                      PLUS

o   amounts from any payments made under the yield maintenance agreement,

                                      PLUS

o   amounts from any servicer advances,

                                      PLUS

o amounts from any draws on the policy, for the purposes specified in the policy,

                                      MINUS

o the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount,

                                      MINUS

o   fees and expenses of the trust.

THE AGGREGATE AMOUNT OF SUCH MONTHLY COLLECTIONS IS DESCRIBED UNDER THE HEADING "THE AGREEMENTS--THE SERVICING AGREEMENT--PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS" IN THIS PROSPECTUS SUPPLEMENT.

Interest payments on the notes will be made monthly on each payment date, beginning in April 2003, at the note rate described on page S-6 of this prospectus supplement. Interest payments on the notes will accrue from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day before that payment date, and will be calculated on the basis of the actual number of days in that interest period and a 360-day year. Interest on the notes will be paid on a PARRI PASSU basis.

Payments to noteholders will be made from amounts available for distribution in accordance with the following priority:

DURING THE REVOLVING PERIOD:

o from available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the enhancer the premium for the policy and any unpaid premiums, with interest thereon, as provided in the insurance agreement;

o from remaining available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay accrued and unpaid interest due on the notes and from the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the holders of the certificates, any accrued and unpaid interest due on the additional balance increase amount;

o from net principal collections, to pay to the holders of the certificates, the additional balance increase amount, if any;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o   to deposit into the funding account remaining net principal collections;

o from any remaining amounts, to reimburse the enhancer for prior draws made on the policy, with interest thereon, as provided in the insurance agreement;

o   from  excess  spread,  to  deposit  into the  funding  account,  the  amount
    necessary   to   increase   the   overcollateralization    amount   to   the
    overcollateralization target amount;

o from any remaining excess spread, to pay to the holders of the certificates, the additional balance increase amount, if any;

o from any remaining amounts, to pay to the enhancer any amounts owed the enhancer under the insurance agreement;

o from any remaining excess spread, to pay to the holders of the notes, any unpaid interest shortfalls on the notes due to the limitation on the note rate by the net WAC rate, with interest thereon;

o from any remaining amounts, to pay to the indenture trustee any unpaid amounts owed to the indenture trustee under the indenture;

o from any remaining amounts, to pay to the broker-dealer amounts owed to the broker-dealer under the broker-dealer agreement;

o from any remaining amounts, to pay to the auction agent amounts owed the auction agent under the auction agent agreement; and

o   to pay any remaining amount to the holders of the certificates.

DURING THE MANAGED AMORTIZATION PERIOD:

o from available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the enhancer the premium for the policy and any unpaid premiums, with interest thereon, as provided in the insurance agreement;

o from remaining available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay accrued and unpaid interest due on the notes and from the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the holders of the certificates, any accrued and unpaid interest due on the additional balance increase amount;

o from net principal collections, to pay to the holders of the certificates, the additional balance increase amount, if any;

o from any remaining amounts, to pay principal on the notes, on a pro rata basis, in an amount equal to the principal distribution amount;

o from any remaining amounts, to reimburse the enhancer for prior draws made on the policy, with interest thereon, as provided in the insurance agreement;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o from excess spread, to pay principal on the notes, on a pro rata basis, in the amount necessary to increase the overcollateralization amount to the overcollateralization target amount;

o from any remaining excess spread, to pay to the holders of the certificates, the additional balance increase amount, if any;

o from any remaining amounts, to pay to the enhancer any amounts owed the enhancer under the insurance agreement;

o from any remaining excess spread, to pay to the holders of the notes, any unpaid interest shortfalls on the notes due to the limitation on the note rate by the net WAC rate, with interest thereon;

o from any remaining amounts, to pay to the indenture trustee any unpaid amounts owed to the indenture trustee under the indenture;

o from any remaining amounts, to pay to the broker-dealer amounts owed to the broker-dealer under the broker-dealer agreement;

o from any remaining amounts, to pay to the auction agent amounts owed the auction agent under the auction agent agreement; and

o   to pay any remaining amount to the holders of the certificates.

DURING THE RAPID AMORTIZATION PERIOD:

o from available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the enhancer the premium for the policy and any unpaid premiums, with interest thereon, as provided in the insurance agreement;

o from remaining available interest collections, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay accrued and unpaid interest due on the notes and from the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount, to pay to the holders of the certificates, any accrued and unpaid interest due on the additional balance increase amount;

o from any remaining amounts, to pay principal on the notes, on a pro rata basis, in an amount equal to the principal distribution amount;

o from principal collections, to pay to the holders of the certificates, the additional balance increase amount, if any;

o from any remaining amounts, to reimburse the enhancer for prior draws made on the policy, with interest thereon, as provided in the insurance agreement;

o from excess spread, to pay principal on the notes, on a pro rata basis, in the amount necessary to increase the overcollateralization amount to the overcollateralization target amount;

o from any remaining excess spread, to pay to the holders of the certificates, the additional balance increase amount, if any;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o from any remaining amounts, to pay to the enhancer any amounts owed the enhancer under the insurance agreement;

o from any remaining excess spread, to pay to the holders of the notes, any unpaid interest shortfalls on the notes due to the limitation on the note rate by the net WAC rate, with interest thereon;

o from any remaining amounts, to pay to the indenture trustee any unpaid amounts owed to the indenture trustee under the indenture;

o from any remaining amounts, to pay to the broker-dealer amounts owed to the broker-dealer under the broker-dealer agreement;

o from any remaining amounts, to pay to the auction agent amounts owed the auction agent under the auction agent agreement; and

o   to pay any remaining amount to the holders of the certificates.

The portion of principal collections available to be applied towards the payment of principal on the notes will equal:

o   at any time during the revolving period, zero;

o at any time during the managed amortization period, principal collections on the mortgage loans for that payment date that are not used to acquire additional balances or to pay any additional balance increase amount; and

o at any time during the rapid amortization period, principal collections for that payment date.

During the revolving period, principal collections will be applied to purchase additional balances and/or subsequent mortgage loans, to the extent available, and will also be applied to pay any amounts in respect of any additional balance increase amount. During the managed amortization period, principal collections will continue to be used to purchase additional balances, to the extent available, and will also be applied to pay any amounts in respect of any additional balance increase amount. Principal collections will not be applied to acquire additional balances after the end of the managed amortization period.

In addition, on each payment date after the end of the revolving period, to the extent of funds available for that purpose, holders of the notes will be entitled to receive certain additional amounts in reduction of their note balance, generally equal to amounts necessary to increase the overcollateralization amount to the overcollateralization target amount, and any unfunded liquidation loss amounts.

The revolving period will be the period beginning on the closing date and ending on the earliest of March 31, 2004, the occurrence of a managed amortization event, or the occurrence of a rapid amortization event.

The managed amortization period will be the period beginning on the first day following the end of the revolving period and ending on the earlier of March 31, 2006 and the occurrence of a rapid amortization event; and the rapid amortization period will be the period beginning on the earlier of the first day following the end of the managed amortization period and the occurrence of a rapid amortization event, and ending upon the termination of the issuer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF EVENTS THAT WOULD CAUSE EITHER OF THE AMORTIZATION PERIODS TO BEGIN.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the noteholders will consist of:

o   excess interest;

o   overcollateralization; and

o   the financial guaranty insurance policy.

WE REFER YOU TO "THE ENHANCER" AND "DESCRIPTION OF THE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL REDEMPTION

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the mortgage loans after the aggregate note balance of the notes is reduced to an amount less than 10% of the initial aggregate note balance of the notes. The purchase price payable by the servicer for the mortgage loans will be the sum of:

o the aggregate outstanding principal balance of the mortgage loans, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of purchase, and the fair market value of real estate acquired by foreclosure;

o an amount equal to any unpaid interest shortfalls on the notes due to the net WAC rate plus accrued and unpaid interest on these interest shortfalls; and

o   all amounts due and owing the enhancer.

WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--MATURITY AND OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE
SECURITIES--TERMINATION; OPTIONAL PURCHASE OF MORTGAGE LOANS" IN THE ATTACHED PROSPECTUS FOR FURTHER INFORMATION.

ERISA CONSIDERATIONS

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS FOR FURTHER INFORMATION.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of Section 7701(i)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

FOR FURTHER INFORMATION REGARDING MATERIAL INCOME TAX CONSIDERATIONS IN RESPECT OF AN INVESTMENT IN THE NOTES, WE REFER YOU TO "MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS" AND "STATE AND OTHER TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" AND "STATE AND OTHER TAX CONSEQUENCES" IN THE ATTACHED PROSPECTUS.

RATINGS

It is a condition to the issuance of the notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of or draws on the mortgage loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

The ratings will not address the likelihood that required payments will be made by the provider of the yield maintenance agreement.

WE REFER YOU TO "YIELD AND PREPAYMENT CONSIDERATIONS" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

--------------------------------------------------------------------------------

                                  RISK FACTORS

       THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE NOTES UNLESS YOU UNDERSTAND THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE NOTES.

       THE NOTES ARE COMPLEX  SECURITIES.  YOU SHOULD  POSSESS,  EITHER ALONE OR
TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

       YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE NOTES.

THE MORTGAGED             Although  the  mortgage  loans are secured by liens on
PROPERTIES MIGHT          mortgaged  properties,  this  collateral  may not give
NOT BE ADEQUATE           assurance  of   repayment   of  the   mortgage   loans
SECURITY FOR THE          comparable  to the  assurance of  repayment  that many
MORTGAGE LOANS.           first lien lending programs provide,  and the mortgage
                          loans,    especially    those   with   high   combined
                          loan-to-value  ratios,  may  have  risk  of  repayment
                          characteristics     more    similar    to    unsecured
                          consumer loans.

                          Approximately 63.25% and 2.28% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by second and third mortgages, respectively, that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. If the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related mortgage loan. These considerations will be particularly applicable to mortgage loans secured by second or third mortgages that have high combined loan-to-value ratios because, in these cases, the servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by the noteholders if the applicable credit enhancement is insufficient to absorb them.

                          Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.

                          We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees.

DEPENDENCY ON THE         As  a  result   of  the  above   considerations,   the
CREDITWORTHINESS          underwriting  standards and  procedures  applicable to
OF THE MORTGAGORS.        the mortgage loans, as well as the repayment prospects
                          of the mortgage  loans,  may be more  dependent on the
                          creditworthiness of the borrower and less dependent on
                          the adequacy of the  mortgaged  property as collateral
                          than would be the case  under many first lien  lending
                          programs.  Future  adverse  changes in the  borrower's
                          economic  circumstances may have a significant  effect
                          on the likelihood of repayment, since additional draws
                          on the  mortgage  loans may be made by the borrower in
                          the future up to the applicable credit limit. Although
                          the mortgage loans are generally subject to provisions
                          whereby the servicer may reduce the applicable  credit
                          limit as a result of a material  adverse change in the
                          borrower's   economic   circumstances,   the  servicer
                          generally will not monitor for these changes and may not become aware of them until after the borrower has defaulted. Under certain circumstances, a borrower with a mortgage loan may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances.

                          Under the home equity program of the seller relating to the mortgage loans, the seller generally qualifies mortgagors based on an assumed payment that reflects a loan rate significantly lower than the related maximum loan rate. The repayment of any mortgage loan may thus be dependent on the ability of the related mortgagor to make larger interest payments if the loan rate of the related mortgage loan is adjusted during the life of the mortgage loan.

                          Future changes in a borrower's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a borrower by increasing debt service on the related mortgage loan or other similar debt of the borrower. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the senior mortgage loan. For example, these changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate on the loan increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding mortgage loan, is not available, and we are not including it in this prospectus supplement.

                          General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, power shortages, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 25.64%, 17.80%, 11.02%, 10.66% and 6.64% (by aggregate principal balance as of the cut-off date) of the mortgage loans are secured by mortgaged properties located in the states of Florida, New Jersey, Virginia, Pennsylvania and Georgia, respectively.

                          In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans such as the mortgage loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.

THE APPLICATION OF        The  note  rate  on the  Class  A-1  notes  will  be a
THE NET WAC RATE MAY floating rate based on LIBOR, generally limited by the REDUCE THE NOTE RATE net WAC rate, which will equal for each payment date,
ON THE NOTES.             a  fraction,  expressed  as  a  per  annum  rate,  the
                          numerator  of which is the sum of (i) the interest due
                          on the mortgage loans,  less the sum of (a) the amount
                          of the  servicing fee on the mortgage  loans,  (b) the
                          amount of the premium on the  policy,  and (c) the pro
                          rata portion of interest  attributable  to  additional
                          balances   represented  by  any   additional   balance
                          increase amount, and (ii) payments required to be made
                          under the yield maintenance agreement, if any, and the
                          denominator  of  which  is the  outstanding  principal
                          balance of the notes,  as adjusted on the basis of the
                          actual number of days in the related  interest  period
                          and a  360-day  year.  Because  the  net  WAC  rate is
                          reduced  to account  for  interest  on the  additional
                          balance  increase   amount,   which  is  paid  to  the
                          certificateholders, the net WAC rate will be affected by the size of the additional balance increase amount.

                          The note rate on the Class A-2 notes is subject to adjustment monthly pursuant to the auction procedures described in Annex I to this prospectus supplement. Since the note rate on the Class A-2 notes may be capped by the net WAC rate, the yield to the holders of the Class A-2 notes may be lower than a yield based upon the auction procedures. The note rate on the Class A-2 notes will also be capped by the maximum auction rate, which will equal LIBOR plus 0.40% per annum or, if the Class A-2 notes are rated less than "AAA" and "Aaa" by Standard & Poor's and Moody's respectively, LIBOR plus 1.25% per annum. However, in no event will the maximum auction rate on the Class A-2 notes exceed the lesser of the net WAC rate or 15.00% per annum. In addition, if the Class A-2 notes are no longer held in book-entry form, the Class A-2 notes will no longer be offered and sold pursuant to the auction procedures and the note rate for the Class A-2 notes will be equal to the lesser of the maximum auction rate or the net WAC rate. If there are not sufficient bids for the Class A-2 notes at a rate at which the holder of the Class A-2 notes would desire to sell, the holder will be required to hold their Class A-2 notes for an indefinite period of time.

                          The loan rates of the mortgage loans adjust based on the prime rate. As such, if LIBOR rises and the prime rate decreases or does not increase as fast as LIBOR, the holders of the notes could receive interest at a rate less than LIBOR plus the specified margin due to these limitations on the note rate. In addition, the weighted average loan rate of the mortgage loans will change, and may decrease over time due to scheduled amortization of the mortgage loans, prepayments of mortgage loans, transfers to the depositor of subsequent mortgage loans and removal of mortgage loans by the seller or servicer. We cannot assure you that the weighted average loan rate of the mortgage loans will not decrease after the date of initial issuance of the notes.

                          The holders of the notes will be entitled to recover interest shortfalls, in excess of the net WAC rate cap, on any payment date from excess cash flow, if any, available for that purpose. No assurance can be given that there will be excess cash flow available to make such interest payments. The policy does not cover any interest shortfalls on the notes that result from an application of the net WAC rate cap. The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from limitations on the note rate by the weighted average of the net loan rates on the mortgage loans. The policy does not cover any payments that are required to be made under the yield maintenance agreement. If payments are not made as required under the yield maintenance agreement, those amounts will only be paid if excess cash flow is available for that purpose. The yield maintenance agreement will terminate in January 2008.

YIELD AND PREPAYMENT      The yield to maturity of notes will depend on the rate
CONSIDERATIONS ON         and timing of principal  payments,  including payments
THE NOTES.                in excess of  required  installments,  prepayments  or
                          terminations, liquidations and repurchases on the mortgage loans, the rate and timing of draws on the related mortgage loans, and the price you pay for your notes. This yield may be adversely affected by a higher or lower than anticipated rate of principal payments or draws on the related mortgage loans. The mortgage loans may be prepaid in full or in part without penalty. The rate and timing of defaults on the mortgage loans will also affect the yield to maturity of the notes.

                          During the revolving period, if the depositor does not sell enough additional balances on the mortgage loans to the issuer or does not purchase enough subsequent mortgage loans, the issuer will not fully apply amounts on deposit in the funding account to the purchase of additional balances on the mortgage loans or subsequent mortgage loans by the end of the revolving period. These remaining amounts, after giving effect to the purchase by the issuer of all additional balances and subsequent mortgage loans, including any purchase on the date on which the revolving period ends, and payments to the certificateholders in respect of any additional balance increase amount, will be paid to the holders of the notes on a pro rata basis as principal on the first payment date following the end of the revolving period. SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

LIMITATIONS ON            We cannot assure you that, at any particular time, the
THE REPURCHASE OR         seller  will be able,  financially  or  otherwise,  to
REPLACEMENT OF            repurchase  or  replace  defective  mortgage  loans as
DEFECTIVE MORTGAGE        described  in  this  prospectus   supplement.   Events
LOANS BY THE SELLER.      relating to the seller and its operations  could occur
                          that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets.
                          If the seller does not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the credit enhancement does not cover this delay or loss.

MODIFICATION OF           In  accordance  with  the  servicing  agreement,   the
MORTGAGE LOANS            servicer  may grant the  request of a  mortgagor  of a
BY THE SERVICER.          mortgage loan to either:

                          o change the interest rate payable on the related mortgage loan;

                          o increase the credit limit on the related mortgage loan above the limit stated in the related credit line agreement;

                          o refinance the existing senior lien or place a new senior lien related to a mortgage loan resulting in a CLTV Ratio above the previous CLTV Ratio for that loan; or

                          o   make  any  other  material   modification  to  the
                              related mortgage loan.

                          provided, however, that without the consent of the enhancer, the aggregate amount of mortgage loans so modified may not exceed 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                          Any material change to the characteristics of a mortgage loan may affect the timing and payments of amounts available from collections in respect of that mortgage and cause shortfalls or delays in payments to noteholders. In addition, any decrease in the interest rate on a mortgage loan will have the effect of lowering the weighted average loan rate of the mortgage loans and may limit the pass-through rate on the notes.

POSSIBLE VARIATIONS       Each   subsequent   mortgage  loan  will  satisfy  the
IN THE SUBSEQUENT         eligibility  criteria  referred to in this  prospectus
MORTGAGE LOANS FROM THE supplement at the time the depositor transfers it to INITIAL MORTGAGE LOANS. the issuer. However, if acceptable to the enhancer, the depositor may acquire  subsequent  mortgage  loans
                          using credit criteria  different from those it applied
                          to  the  initial   mortgage  loans.  As  such,   these
                          subsequent mortgage loans may be of a different credit quality from the initial mortgage loans. Thus, after the transfer of subsequent mortgage loans to the issuer, the aggregate characteristics of the mortgage loans that are part of the trust estate may vary from those of the initial mortgage loans. SEE "DESCRIPTION
                          OF THE MORTGAGE LOANS--THE FUNDING ACCOUNT; CONVEYANCE
                          OF ADDITIONAL  BALANCES AND SUBSEQUENT MORTGAGE LOANS"
                          IN THIS PROSPECTUS SUPPLEMENT.

LEGAL CONSIDERATIONS      The  mortgage  loans are  secured by  mortgages.  With
PRESENT CERTAIN RISKS.    respect to  mortgage  loans that are  secured by first
                          mortgages,    the   servicer   may,    under   certain
                          circumstances,  agree  to a new  mortgage  lien on the
                          related  mortgaged  property having priority over that
                          mortgage.  Mortgage  loans  secured by second or third
                          mortgages  are  entitled to proceeds  that remain from
                          the sale of the related  mortgaged  property after any
                          senior  mortgage loans and prior  statutory liens have
                          been satisfied.  If these proceeds are insufficient to
                          satisfy  these  senior  loans and  prior  liens in the
                          aggregate,   the   issuer,   and   accordingly,    the
                          noteholders   will   bear   the   risk  of   delay  in
                          distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. SEE "CERTAIN
                          LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS.

CERTAIN MATTERS RELATED   To  the  extent  that  the  seller's  transfer  of the
TO RECEIVERSHIP.          mortgage   loans  to  the   depositor   is  deemed  to
                          constitute the creation of a security interest in the mortgage loans in favor of the depositor, and to the extent such security interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency of the seller, or with the intent to hinder, delay or defraud the seller or the creditors of the seller, the Federal Deposit Insurance
                          Act, as amended by FIRREA, known as the FDIA, provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator for the seller. Even if the FDIC cannot avoid a legally enforceable and perfected security interest, it may nonetheless repudiate such security interest. If the FDIC did repudiate an unavoidable security interest, it would be liable for statutory damages provided in the FDIA. Such damages are generally limited to actual compensatory damages determined as of the date the FDIC is appointed as conservator or receiver.

                          In addition, if the FDIC were appointed as receiver or conservator for the seller, the FDIC would also have the power under the FDIA to repudiate contracts, including the seller's obligations under the purchase agreement to repurchase certain mortgage loans which do not conform to the seller's representations and warranties. The non-conforming mortgage loans could suffer losses which could result in losses on the notes.

                          In addition, in the case of an event of default relating to the receivership, conservatorship or insolvency of the servicer, the receiver or conservator may have the power either to terminate the servicer and replace it with a successor servicer or to prevent the termination of the servicer and its replacement with a successor servicer if no event of default exists other than the receivership, conservatorship or insolvency of the servicer. Any interference with the termination of the servicer or appointment of a successor servicer could result in a delay in payments to the holders of the notes.

LIMITATIONS OF, AND       Credit  enhancement  will be provided for the notes in
THE POSSIBLE REDUCTION    the form of:
AND SUBSTITUTION OF,
CREDIT ENHANCEMENT.       o   excess  interest  collections  from  the  mortgage
                              loans, if available;

                          o   overcollateralization; and

                          o the policy, to the limited extent described in this prospectus supplement.

                          None of the seller, the depositor, the servicer, the indenture trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or any rating of the notes. To the extent that losses are incurred on the mortgage loans that are not covered by excess interest collections, overcollateralization or the policy, securityholders, including the holders of the notes, will bear the risk of those losses.

SOCIAL, ECONOMIC          The  ability  of the  issuer  to  purchase  subsequent
AND OTHER FACTORS         mortgage  loans  is  largely  dependent  upon  whether
COULD AFFECT THE          mortgagors perform their payment and other obligations
PURCHASE OF SUBSEQUENT    required by the related  mortgage  loans in order that
MORTGAGE LOANS.           those mortgage  loans meet the specified  requirements
                          for  transfer  on  a  subsequent  transfer  date  as a
                          subsequent  mortgage  loan.  The  performance by these
                          mortgagors may be affected as a result of a variety of
                          social and economic factors.  Economic factors include
                          interest  rates,  unemployment  levels,  the  rate  of
                          inflation   and   consumer   perception   of  economic
                          conditions  generally.   However,  we  cannot  predict
                          whether or to what extent economic or social factors will affect the performance by the related mortgagors and the availability of subsequent mortgage loans.

LIMITED LIQUIDITY OF      A secondary market for the notes may not develop. Even
THE NOTES MAY LIMIT       if a  secondary  market  does  develop,  it might  not
THE ABILITY TO SELL THE   provide you with  liquidity of  investment or continue
NOTES OR REALIZE          for the life of the notes.  Neither  the  underwriters
A DESIRED YIELD.          nor any other person will have any  obligation to make
                          a secondary market in the notes. Illiquidity means investors may not be able to find a buyer for the notes readily or at prices that will enable them to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the notes.

THE LIMITED ASSETS        The notes  will be payable  solely  from the assets of
OF THE TRUST FUND FOR     the trust  fund.  There can be no  assurance  that the
MAKING PAYMENTS ON        market  value of the  assets in the trust fund will be
THE NOTES MAY NOT BE equal to or greater than the total principal amount of SUFFICIENT TO DISTRIBUTE the notes outstanding, plus accrued interest.
ALL PAYMENTS DUE ON       Moreover,  if the  assets of the  trust  fund are ever
THE NOTES.                sold,  the  sale  proceeds  will be  applied  first to
                          reimburse the indenture trustee, servicer and enhancer
                          for  their  unpaid  fees  and   expenses   before  any
                          remaining amounts are distributed to noteholders.

                          In addition, at the times specified in this prospectus supplement, mortgage loans may be released to the holders of the certificates. Once released, those assets will no longer be available to make payments to noteholders.

                          You will have no recourse against the depositor, the seller, the servicer, or any of their affiliates, if any required distribution on the notes is not made or for any other default. The only obligations of the seller with respect to the trust fund or the notes would result from a breach of the representations and warranties that the seller makes concerning the trust assets.

THE RETURN ON YOUR        The Soldiers'  and Sailors'  Civil Relief Act of 1940,
NOTES COULD BE REDUCED or Relief Act, provides relief to borrowers who enter BY SHORTFALLS DUE TO THE active military service and to borrowers in reserve
SOLDIERS' AND SAILORS'    status  who  are  called  to  active  duty  after  the
CIVIL RELIEF ACT          origination of their mortgage loan.

                          The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

                          THE  SERVICER  IS  NOT   REQUIRED  TO  ADVANCE   THESE
                          SHORTFALLS AS DELINQUENT PAYMENTS AND THE SHORTFALLS ARE NOT COVERED BY THE POLICY.

                          Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid by excess interest or otherwise on any payment date.

                          The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

                          We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations. SEE "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940 AND SIMILAR LAWS" IN THE PROSPECTUS.

CONSEQUENCES OF OWNING    LIMIT ON LIQUIDITY  OF NOTES.  Issuance of the offered
BOOK-ENTRY NOTES.         notes in  book-entry  form may reduce the liquidity of
                          such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

                          LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                          DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable. WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                                  INTRODUCTION

       The trust fund will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $1,100,000,000 of Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE1. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue the Wachovia Asset Securitization, Inc. Asset-Backed Certificates, Series 2003-HE1. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

       On the closing date, the depositor will deposit into the trust fund a group of mortgage loans that will constitute a mortgage pool. All of the initial mortgage loans will be sold by the seller to the depositor, pursuant to the mortgage loan purchase agreement, referred to in this prospectus supplement as the purchase agreement. The depositor will then transfer the initial mortgage loans to the trust pursuant to the trust agreement. The trust will be entitled to all payments of principal and interest in respect of the mortgage loans received on or after the cut-off date, other than amounts that relate to additional balances that are not conveyed to the trust fund.

       We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.


                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

       The statistical information presented in this prospectus supplement relates to the mortgage loans conveyed to the trust fund on the closing date, or the initial mortgage loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the aggregate principal balance of the initial mortgage loans as of the cut-off date. The "principal balance" of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to the principal balance of that mortgage loan as of the cut-off date or, in the case of a subsequent mortgage loan, the related subsequent cut-off date, plus (1) any additional balances in respect of that mortgage loan conveyed to the trust fund, minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement prior to that day. The "principal balance" of a liquidated mortgage loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero. The mortgage loans will be Revolving Credit Line Loans (as described in the accompanying prospectus).

       Mortgage loans conveyed to the trust fund after the closing date, or subsequent mortgage loans, will be selected using generally the same criteria as that used to select the initial mortgage loans, and generally the same representations and warranties will be made with respect thereto. See
"Description of the Mortgage Loans--The Funding Account; Conveyance of Additional Balances and Subsequent Mortgage Loans" in this prospectus supplement.

INITIAL MORTGAGE LOANS

       All of the initial mortgage loans were originated by the seller, and were originated generally in accordance with the underwriting standards of the seller. Approximately 63.25% and 2.28% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust. The mortgaged properties securing the initial mortgage loans consist of residential properties. With respect to approximately 90.64% and 5.47% of the initial mortgage loans (by aggregate principal balance as of the cut-off date), the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary home or second home, respectively.

       All  percentages  of  the  initial   mortgage  loans  described  in  this
prospectus supplement are approximate percentages determined, except as otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial mortgage loans.

       The principal balance as of the cut-off date of the initial mortgage loans is approximately $1,100,011,119.68. With respect to the initial mortgage loans:

       o as of the cut-off date, no initial mortgage loan is 30 days or more delinquent;

       o  the average principal balance as of the cut-off date is $47,886.95;

       o  the minimum principal balance as of the cut-off date is $5,000.50;

       o  the maximum principal balance as of the cut-off date is $3,000,000.00;

       o the lowest and the highest loan rate on the cut-off date are 2.750% and 7.250% per annum, respectively;

       o the weighted average loan rate on the cut-off date is 4.407% per annum;

       o the lowest and the highest fully indexed loan rate on the cut-off date are 2.750% and 8.750% per annum, respectively;

       o the weighted average fully indexed loan rate on the cut-off date is 4.452% per annum;

       o the minimum and maximum CLTV Ratios as of the cut-off date are 2.00% and 100.00%, respectively;

       o  the weighted average CLTV Ratio as of the cut-off date is 77.73%;

       o all of the mortgage loans have an original term to maturity of 40 years and no mortgage loan is scheduled to mature later than February 26, 2043;

       o  no mortgage loan has a maximum loan rate lower than 16% per annum;

       o  the latest scheduled draw term expiration is February 26, 2023; and

       o  with  respect  to  25.64%,  17.80%,  11.02%,  10.66%  and 6.64% of the
          initial mortgage loans, the related mortgaged properties are located in the states of Florida, New Jersey, Virginia, Pennsylvania and Georgia, respectively.

       As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on March 1 that remained unpaid as of the close of business on March 31 would still be considered current as of March 31. If that payment remained unpaid as of the close of business on April 30, the mortgage loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

INITIAL MORTGAGE LOAN CHARACTERISTICS

       Set forth below is a description of certain characteristics of the initial mortgage loans as of the cut-off date. Unless otherwise specified, all principal balances of the initial mortgage loans are as of the cut-off date. All percentages are approximate percentages by aggregate principal balance as of the cut-off date (except as indicated otherwise) and may not sum to 100% due to rounding.

                               CURRENT LOAN RATES

                                                                 PERCENTAGE OF
                             NUMBER OF                              INITIAL
                              INITIAL                           MORTGAGE LOANS
RANGE OF                      MORTGAGE       CUT-OFF DATE       BY CUT-OFF DATE
CURRENT LOAN RATES             LOANS        PRINCIPAL BALANCE       BALANCE
------------------------   --------------  -------------------  ----------------
2.750% to 4.000%                    2,710    $  162,183,428.70            14.74%
4.001% to 4.250%                   13,906       681,094,734.52            61.92
4.251% to 4.500%                      994        40,132,715.89             3.65
4.501% to 4.750%                      591        24,204,025.59             2.20
4.751% to 5.000%                    1,080        48,195,489.50             4.38
5.001% to 6.000%                    3,231       130,615,803.27            11.87
6.001% to 7.000%                      454        13,532,618.36             1.23
7.001% to 7.250%                        5            52,303.85                *
------------------------   --------------  -------------------  ----------------
         TOTAL                     22,971    $1,100,011,119.68           100.00%
========================   ==============  ===================  ================

o The weighted average current loan rate of the initial mortgage loans as of the cut-off date is approximately 4.407%.

* Less than 0.005% but greater than 0.000%.

                                  JUNIOR RATIOS

                                                                PERCENTAGE OF
                               NUMBER OF                            INITIAL
                                INITIAL                         MORTGAGE LOANS
                               MORTGAGE       CUT-OFF DATE      BY CUT-OFF DATE
RANGE OF JUNIOR RATIOS          LOANS       PRINCIPAL BALANCE       BALANCE
------------------------   --------------  -------------------  ----------------
  First Lien                       5,881      $379,183,382.23            34.47%
 1.76 to  10.00                      754        12,056,465.27             1.10
10.01 to  20.00                    4,010       104,301,434.06             9.48
20.01 to  30.00                    3,712       137,119,255.67            12.47
30.01 to  40.00                    2,822       131,146,787.10            11.92
40.01 to  50.00                    2,000       110,303,127.13            10.03
50.01 to  60.00                    1,285        78,078,370.50             7.10
60.01 to  70.00                      905        56,220,744.38             5.11
70.01 to  80.00                      673        41,470,808.57             3.77
80.01 to  90.00                      471        26,554,567.31             2.41
90.01 to 100.00                      458        23,576,177.46             2.14
------------------------   --------------  -------------------  ----------------
         TOTAL                    22,971    $1,100,011,119.68            100.00%
========================   ==============  ===================  ================

o The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the credit limit of that mortgage loan to the sum of such credit limit and the principal balance of any related senior mortgage loan at origination of that mortgage loan.

o The weighted average junior ratio of the initial mortgage loans that are secured by second or third liens on the mortgaged properties as of the cut-off date is approximately 42.03%.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                    PERCENTAGE
                                                                    OF INITIAL
                                 NUMBER OF                           MORTGAGE
                                  INITIAL                            LOANS BY
RANGE OF COMBINED                 MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
LOAN-TO-VALUE RATIOS               LOANS      PRINCIPAL BALANCE      BALANCE
------------------------------   ---------   ------------------   --------------
 2.00 to 10.00                         64         $1,735,069.96            0.16%
10.01 to 20.00                        329          8,141,970.54            0.74
20.01 to 30.00                        571         18,631,989.52            1.69
30.01 to 40.00                        819         41,173,754.92            3.74
40.01 to 50.00                      1,001         52,437,003.57            4.77
50.01 to 60.00                      1,386         77,401,686.27            7.04
60.01 to 70.00                      1,731        103,483,367.33            9.41
70.01 to 80.00                      2,708        171,039,160.26           15.55
80.01 to 90.00                      9,273        411,325,979.49           37.39
90.01 to 100.00                     5,089        214,641,137.82           19.51
------------------------------   ---------   ------------------   --------------
         TOTAL                     22,971     $1,100,011,119.68          100.00%
==============================   =========   ==================   ==============

o The minimum and maximum combined loan-to-value ratios of the initial mortgage loans as of the cut-off date are approximately 2.00% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial mortgage loans as of the cut-off date is approximately 77.73%.

                               PRINCIPAL BALANCES

                                                                    PERCENTAGE
                                                                    OF INITIAL
                                 NUMBER OF                           MORTGAGE
                                  INITIAL                            LOANS BY
                                  MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
RANGE OF PRINCIPAL BALANCES        LOANS      PRINCIPAL BALANCE      BALANCE
------------------------------   ---------   ------------------   --------------
    $5,000.50 to $10,000.00          2,712      $20,727,318.23             1.88%
   $10,000.01 to $20,000.00          5,208       78,319,696.31             7.12
   $20,000.01 to $30,000.00          4,069      101,201,999.21             9.20
   $30,000.01 to $40,000.00          2,628       91,747,950.99             8.34
   $40,000.01 to $50,000.00          1,901       86,091,374.24             7.83
   $50,000.01 to $75,000.00          2,682      165,241,544.90            15.02
   $75,000.01 to $100,000.00         1,845      163,621,721.34            14.87
  $100,000.01 to $150,000.00           931      115,895,757.43            10.54
  $150,000.01 to $200,000.00           425       74,934,277.15             6.81
  $200,000.01 to $250,000.00           213       48,212,048.93             4.38
  $250,000.01 to $300,000.00           113       31,215,061.07             2.84
  $300,000.01 to $400,000.00           113       39,012,263.18             3.55
  $400,000.01 to $500,000.00            71       32,331,261.85             2.94
  $500,000.01 to $1,000,000.00          50       34,769,362.16             3.16
$1,000,000.01 to $2,000,000.00           8       11,138,648.28             1.01
$2,000,000.01 to $3,000,000.00           2        5,550,834.41             0.50
------------------------------   ---------   ------------------   --------------
         TOTAL                      22,971   $1,100,011,119.68           100.00%
==============================   =========   ==================   ==============

o The average principal balance of the initial mortgage loans as of the cut-off date is approximately $47,886.95.

                               REMAINING DRAW TERM

                                                                    PERCENTAGE
                                                                    OF INITIAL
                                 NUMBER OF                           MORTGAGE
                                  INITIAL                            LOANS BY
                                  MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
REMAINING DRAW TERM (MONTHS)       LOANS      PRINCIPAL BALANCE      BALANCE
------------------------------   ---------   ------------------   --------------
 91 to   96                            292       $17,186,606.87            1.56%
 97 to 102                             399        25,449,618.56            2.31
103 to 108                               4           960,033.30            0.09
109 to 114                             117         4,905,608.82            0.45
115 to 120                             293        18,200,490.55            1.65
163 to 168                               1             6,196.69            *
169 to 174                               9           197,604.77            0.02
175 to 180                               3            45,612.20            *
211 to 216                             229        12,161,900.10            1.11
217 to 222                          12,777       591,536,279.36           53.78
223 to 228                              40         2,499,136.38            0.23
229 to 234                           1,095        39,116,325.78            3.56
235 to 239                           7,712       387,745,706.30           35.25
------------------------------   ---------   ------------------   --------------
         TOTAL                      22,971    $1,100,011,119.68          100.00%
==============================   =========   ==================   ==============

o The weighted average remaining draw term of the initial mortgage loans as of the cut-off date is approximately 219 months.

* Less than 0.005% but greater than 0.000%.

                   CREDIT SCORES AS OF THE DATE OF ORIGINATION

                                                                    PERCENTAGE
                                                                    OF INITIAL
                                 NUMBER OF                           MORTGAGE
                                  INITIAL                            LOANS BY
                                 MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
RANGE OF CREDIT SCORES             LOANS      PRINCIPAL BALANCE      BALANCE
------------------------------   ---------   ------------------   --------------
Not Available                          108        $3,029,352.83            0.28%
515 to 525                               2            82,007.19            0.01
526 to 550                               7           326,391.29            0.03
551 to 575                              16           859,215.00            0.08
576 to 600                              98         7,840,498.92            0.71
601 to 625                             462        20,996,235.26            1.91
626 to 650                           1,228        63,124,696.15            5.74
651 to 675                           2,266       119,081,038.52           10.83
676 to 700                           3,197       160,795,862.73           14.62
701 to 725                           3,483       181,546,082.63           16.50
726 to 750                           3,702       179,080,042.39           16.28
751 to 775                           4,141       186,899,094.59           16.99
776 to 800                           3,568       147,803,710.95           13.44
801 to 826                             693        28,546,891.23            2.60
------------------------------   ---------   ------------------   --------------
         TOTAL                      22,971    $1,100,011,119.68          100.00%
==============================   =========   ==================   ==============

o Of the initial mortgage loans with available credit scores, the weighted average credit score at origination of those mortgage loans as of the cut-off date is approximately 722.

                               DOCUMENTATION TYPE

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
DOCUMENTATION TYPE                   LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
No Income Documentation Required     17,939      $603,328,793.42          54.85%
1 YTD Pay Stub or
   2 Years Tax Returns                4,488       468,291,437.01          42.57
1 YTD Pay Stub and Last W-2
   or 2 Years' Tax Returns              463        26,702,432.64           2.43
Unknown                                  81         1,688,456.61           0.15
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============


                                  LOAN PURPOSE

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
LOAN PURPOSE                         LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
Debt Consolidation/Refinance         10,821      $533,800,492.64          48.53%
Other                                 6,954       326,025,539.69          29.64
Home Improvement                      4,364       196,094,717.38          17.83
Purchase Money                          832        44,090,369.97           4.01
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============


                                  PROPERTY TYPE

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
PROPERTY TYPE                        LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
Single Family                        21,175    $1,006,618,745.47          91.51%
Condominium                             986        50,377,834.15           4.58
Multifamily                             753        41,183,231.13           3.74
Manufactured Housing                     50         1,429,386.89           0.13
Agricultural Property
  with a Residence                        7           401,922.04           0.04
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============


                                  LIEN PRIORITY

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
LIEN POSITION                        LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
First                                5,881       $379,183,382.23          34.47%
Second                              16,320        695,724,878.07          63.25
Third                                  770         25,102,859.38           2.28
--------------------------------   --------   ------------------   -------------
         TOTAL                      22,971     $1,100,011,119.68         100.00%
================================   ========   ==================   =============

                            GEOGRAPHICAL DISTRIBUTION

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
LOCATION                             LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
Alabama                                  17          $813,773.01           0.07%
Colorado                                  1           200,000.00           0.02
Connecticut                           1,085        65,690,842.84           5.97
Delaware                                 20           994,547.56           0.09
District of Columbia                    126         8,546,343.58           0.78
Florida                               5,402       282,079,435.53          25.64
Georgia                               1,475        73,022,345.76           6.64
Illinois                                  1           328,919.63           0.03
Maryland                                928        38,539,198.24           3.50
Massachusetts                            48         2,466,385.10           0.22
Michigan                                  1            81,191.16           0.01
New Jersey                            3,719       195,843,948.78          17.80
New York                                954        68,080,295.38           6.19
North Carolina                        2,381        97,571,364.75           8.87
Pennsylvania                          3,230       117,228,170.50          10.66
Rhode Island                             10           398,278.81           0.04
South Carolina                          512        24,872,780.67           2.26
Tennessee                                27         1,716,217.78           0.16
Virginia                              3,027       121,263,889.10          11.02
West Virginia                             7           273,191.50           0.02
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============


                            FULLY INDEXED LOAN RATES

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
RANGE OF FULLY INDEXED             MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
LOAN RATES                           LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
2.750% to 2.999%                          1            $6,548.82           0.00%
3.000% to 3.499%                          8         1,848,070.38           0.17
3.500% to 3.999%                        653        33,284,130.04           3.03
4.000% to 4.499%                     13,965       729,764,725.69          66.34
4.500% to 4.999%                      3,035       124,009,266.80          11.27
5.000% to 5.499%                      3,671       161,143,122.89          14.65
5.500% to 5.999%                        848        29,357,287.02           2.67
6.000% to 6.499%                        534        15,937,809.04           1.45
6.500% to 6.999%                        213         3,952,906.73           0.36
7.000% to 7.499%                         37           570,957.93           0.05
7.500% to 7.999%                          4           116,892.55           0.01
8.000% to 8.499%                          1             5,647.46              *
8.500% to 8.750%                          1            13,754.33              *
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

o The weighted average fully indexed loan rate of the initial mortgage loans as of the cut-off date is approximately 4.452%.

* Less than 0.005% but greater than 0.000%.

                           FULLY INDEXED GROSS MARGINS

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
RANGE OF FULLY INDEXED             MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
GROSS MARGINS                        LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
-1.500% to -0.501%                       17        $2,645,104.00           0.24%
-0.500% to -0.001%                    2,738       162,200,077.69          14.75
 0.000% to 0.499%                    13,778       676,575,873.88          61.51
 0.500% to 0.999%                     2,478       109,141,025.35           9.92
 1.000% to 1.499%                     2,724       114,062,287.66          10.37
 1.500% to 1.999%                       547        17,552,211.82           1.60
 2.000% to 2.499%                       548        14,970,311.83           1.36
 2.500% to 2.999%                       119         2,477,867.80           0.23
 3.000% to 3.499%                        19           296,868.23           0.03
 3.500% to 3.999%                         1            70,089.63           0.01
 4.000% to 4.500%                         2            19,401.79              *
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

o The weighted average fully indexed gross margin of the initial mortgage loans as of the cut-off date is approximately 0.202% per annum.

* Less than 0.005% but greater than 0.000%.


                            CREDIT UTILIZATION RATES

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
RANGE OF CREDIT                    MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
UTILIZATION RATES                    LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
  1.13% to  10.00%                      837        $7,873,540.89           0.72%
 10.01% to  20.00%                    1,961        29,509,965.23           2.68
 20.01% to  30.00%                    1,958        43,912,525.18           3.99
 30.01% to  40.00%                    1,875        54,527,354.57           4.96
 40.01% to  50.00%                    1,834        66,549,923.89           6.05
 50.01% to  60.00%                    1,727        73,995,945.43           6.73
 60.01% to  70.00%                    1,782        85,067,979.07           7.73
 70.01% to  80.00%                    1,877       107,823,450.95           9.80
 80.01% to  90.00%                    2,166       125,878,518.80          11.44
 90.01% to 100.00%                    6,587       481,799,527.15          43.80
100.01% to 102.00%                      367        23,072,388.52           2.10
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

o The weighted average credit utilization rate based on the cut-off date credit limit of the initial mortgage loans as of the cut-off date is approximately 58.81%.

                                  CREDIT LIMITS

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
RANGE OF CREDIT LIMITS               LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
    $5,700.00 to    $10,000.00          400        $3,181,188.61           0.29%
   $10,000.01 to    $20,000.00        1,969        26,075,065.81           2.37
   $20,000.01 to    $30,000.00        3,101        58,232,966.43           5.29
   $30,000.01 to    $40,000.00        2,074        52,706,132.75           4.79
   $40,000.01 to    $50,000.00        2,898        85,626,452.61           7.78
   $50,000.01 to    $75,000.00        3,435       135,512,384.86          12.32
   $75,000.01 to   $100,000.00        5,250       255,689,856.92          23.24
  $100,000.01 to   $150,000.00        1,777       133,271,117.26          12.12
  $150,000.01 to   $200,000.00          802        83,210,729.08           7.56
  $200,000.01 to   $250,000.00          645        83,183,868.53           7.56
  $250,000.01 to   $300,000.00          167        29,525,845.74           2.68
  $300,000.01 to   $400,000.00          189        43,284,695.66           3.93
  $400,000.01 to   $500,000.00          168        48,541,469.72           4.41
  $500,000.01 to $1,000,000.00           78        40,602,747.32           3.69
$1,000,000.01 to $2,000,000.00           16        15,815,763.97           1.44
$2,000,000.01 to $3,000,000.00            2         5,550,834.41           0.50
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

o The average credit limit of the initial mortgage loans as of the cut-off date is approximately $81,426.00.


                             TEASER EXPIRATION MONTH

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                                                      MORTGAGE
                                   NUMBER OF                          LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
TEASER EXPIRATION MONTH              LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
March 2003                                8          $351,208.41           0.03%
April 2003                                3           115,326.31           0.01
May 2003                                  2           110,392.69           0.01
June 2003                                 1            61,984.11           0.01
July 2003                                66         1,467,835.71           0.13
August 2003                             151         4,023,692.39           0.37
September 2003                          321         9,242,050.25           0.84
October 2003                            644        20,080,850.39           1.83
November 2003                         1,480        55,746,011.48           5.07
December 2003                           559        20,495,554.98           1.86
January 2004                          1,079        43,380,146.69           3.94
February 2004                           292        11,913,625.85           1.08
No Teaser/Teaser Expired             18,365       933,022,440.42          84.82
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

                                 OCCUPANCY TYPE

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
OCCUPANCY TYPE                     MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
(AS INDICATED BY BORROWER)           LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
Primary Residence                    21,371      $997,027,684.75          90.64%
Non-Primary Residence                   808        60,170,000.06           5.47
Rental Property                         785        42,411,512.83           3.86
Agricultural Property                     7           401,922.04           0.04
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============


                               ORIGINATION PERIOD

                                                                     PERCENTAGE
                                                                     OF INITIAL
                                   NUMBER OF                          MORTGAGE
                                    INITIAL                           LOANS BY
                                   MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
ORIGINATION PERIOD                   LOANS     PRINCIPAL BALANCE      BALANCE
--------------------------------   --------   ------------------   -------------
October 2000 to December 2000            13          $982,931.97           0.09%
January 2001 to March 2001              235        12,345,875.35           1.12
April 2001 to June 2001              10,031       472,117,967.34          42.92
July 2001 to September 2001           3,418       160,887,630.23          14.63
October 2001 to December 2001            10           313,469.42           0.03
January 2002 to March 2002               33         2,714,493.35           0.25
April 2002 to June 2002                  38         1,517,380.61           0.14
July 2002 to September 2002           1,091        39,053,313.72           3.55
October 2002 to December 2002         5,514       270,301,258.26          24.57
January 2003 to March 2003            2,588       139,776,799.43          12.71
--------------------------------   --------   ------------------   -------------
         TOTAL                       22,971    $1,100,011,119.68         100.00%
================================   ========   ==================   =============

TERMS OF THE MORTGAGE LOANS

       Interest on each mortgage loan is calculated based on the average daily balance outstanding during the related billing cycle.

       Each mortgage loan has a loan rate that is subject to adjustment on each adjustment date, as specified in the related credit line agreement, to equal the sum of:

       o  the index; and

       o  the gross margin;

provided, however, that the loan rate on each mortgage loan will in no event be greater than the maximum loan rate.

       The index for each mortgage loan is the "prime rate" established by the financial institutions surveyed by and as published in the Eastern Edition of THE WALL STREET JOURNAL in publishing its "Money Rates" table (or any replacement thereof) or, if such rate is not available, a substitute rate selected in accordance with the related credit line agreement.

       In certain instances, the gross margins with respect to the mortgage loans have been discounted based on specific employee status with the seller or its subsidiaries at the time of origination of the mortgage loan, with an adjustment in the event of a negative employment termination of the borrower (an adjustment would be made on voluntary or involuntary termination, but would not be made for non-continuation of employment based upon retirement, disability, severance, etc.).

       Each mortgage loan generally has a Draw Period of 20 years unless restricted by state law. The related mortgagor for each mortgage loan may make a draw at any time during the Draw Period. Mortgage loans that have a Repayment Period following the Draw Period are not permitted to incur any advance during the related Repayment Period.

       If a balance is outstanding on a mortgage loan at the end of a Draw Period, two repayment schedules determine the repayment process for the outstanding balance on the mortgage loan, including accrued interest and other fees. Mortgage loans that have an application date or were originated prior to July 27th, 2001 (in the case of Pennsylvania) or October 26th, 2001 (in the case of all other states), require a balloon payment of the outstanding balance owed on the mortgage loan following the termination of the Draw Period. Originations on or after the above dates provide for a variable repayment schedule (based upon the outstanding balance and interest rate as more fully described below) that follows the Draw Period.

       Mortgagors are given a choice of two payment options during the Draw Period. Option A requires a minimum monthly payment equal to the greater of (i) the finance charge on the outstanding balance plus accrued but unpaid fees or
(ii) $50. Option B requires a minimum monthly payment of the greater of (i) 1.5% of the outstanding balance or (ii) $50. The outstanding balance is due either as a balloon payment or through a Repayment Period. Mortgage Loans with a Repayment Period require the mortgagors to make a minimum monthly payment of the greater of 2% of the outstanding balance or $50 until the outstanding balance is paid in full; provided, that on the specified final maturity date thereof the minimum payment due will equal the entire outstanding balance thereof.

       The maximum amount of each draw with respect to any mortgage loan is equal to the excess, if any, of the credit limit of that mortgage loan over the outstanding principal balance under the related credit line agreement at the time of such draw. Each mortgage loan may be prepaid in full or in part at any time and without penalty, but with respect to each mortgage loan, the related mortgagor will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to that mortgage loan. Each mortgagor generally will have access to make draws by check, or in some cases by credit card, subject to applicable law. Generally, the credit line agreement or mortgage related to each mortgage loan will, subject to applicable law, contain a customary "due-on-sale" clause.

       As to each mortgage loan, the mortgagor's right to receive draws during the Draw Period may be suspended, or the related credit limit may be reduced, under a number of circumstances, including, but not limited to:

       o  a material adverse change in the mortgagor's financial circumstances;

       o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

       o  a payment default by the mortgagor.

However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. The servicer will have no obligation under the servicing agreement to investigate as to whether any such circumstances have occurred and may have no knowledge of them. Therefore, there can be no assurance that any mortgagor's ability to receive draws will be suspended or reduced in the event that the foregoing circumstances occur.

       In the event of default under a mortgage loan, the mortgage loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

       o  the mortgagor's failure to make any payment as required;

       o any action or inaction by the mortgagor that adversely affects the mortgaged property or the rights in the mortgaged property; or

       o fraud or material misrepresentation by a mortgagor in connection with the mortgage loan.

       None of the mortgage loans are insured by mortgage insurance policies covering all or a portion of any losses on each loan, subject to certain limitations.

THE FUNDING ACCOUNT; CONVEYANCE OF ADDITIONAL BALANCES
AND SUBSEQUENT MORTGAGE LOANS

THE FUNDING ACCOUNT

       On the closing date, the indenture trustee will establish the Funding Account for the benefit of the noteholders. On each payment date during the Revolving Period, the servicer will deposit Principal Collections (to the extent not used to purchase additional balances, subsequent mortgage loans or to pay amounts in respect of any Additional Balance Increase Amount) and Excess Spread (to the extent not used to reimburse the enhancer, up to the amount necessary to increase the overcollateralization amount to the overcollateralization target amount) into the Funding Account, and will apply those amounts to purchase additional balances arising under mortgage loans already included in the trust fund on future payment dates and to purchase subsequent mortgage loans from the depositor, to the extent available.

       On the payment date immediately succeeding the date on which the Revolving Period ends, in the event that any amounts remain on deposit in the Funding Account, after giving effect to the purchase by the issuer of all additional balances and/or subsequent mortgage loans, including any purchased on the date on which the Revolving Period ends, and payments to the certificateholders in respect of any Additional Balance Increase Amount, those amounts will be transferred to the Note Payment Account for distribution to the holders of the notes on a pro rata basis.

PURCHASE OF ADDITIONAL BALANCES

       During the Revolving Period and the Managed Amortization Period, the servicer will first apply amounts in the Funding Account, if any, to purchase additional balances created under the mortgage loans. If amounts in the Funding Account are insufficient, the servicer will next apply from the Custodial Account Principal Collections and, if Principal Collections are insufficient, available Excess Spread up to the amount necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount, to purchase additional balances created under the mortgage loans. However, Excess Spread on deposit in the Custodial Account will not be permitted to be used to purchase additional balances if any unreimbursed draws under the Policy are owed to the enhancer.

       During the Rapid Amortization Period, no additional balances will be purchased by the trust. With respect to collections in respect of additional balances created under the mortgage loans during the Rapid Amortization Period, the related Excluded Draw will be the property of the seller and not the depositor or issuer and the related Excluded Amount will not constitute a part of Principal Collections or Interest Collections.

       All additional balances on the mortgage loans that arise prior to the Rapid Amortization Period will be transferred from the seller to the depositor and from the depositor to the issuer.

SUBSEQUENT MORTGAGE LOANS

       The purchase agreement and the trust agreement permit the depositor and the issuer, respectively, to acquire subsequent mortgage loans during the Revolving Period. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent mortgage loans may vary somewhat from the statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement.

       Each subsequent mortgage loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under "Description of the Mortgage Loans--Underwriting Standards." Subsequent mortgage loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent mortgage loans, on each date subsequent mortgage loans are conveyed to the trust fund, or subsequent transfer dates, the issuer will be required to pay to the depositor from amounts on deposit in the Funding Account a cash purchase price of 100% of the principal balance thereof. In each instance in which subsequent mortgage loans are transferred to the trust fund pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date with respect to the subsequent mortgage loans acquired on that date. The amount paid from the Funding Account on each subsequent transfer date will not include accrued interest on the subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so acquired and the amount in the Funding Account will decrease accordingly.

       Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

       (1) each subsequent mortgage loan must satisfy the representations and warranties specified in the purchase agreement and in the related subsequent transfer agreement;

       (2) the depositor will select subsequent mortgage loans in a manner that it reasonably believes is not adverse to the interests of the holders of the notes or the enhancer; and

       (3) as of each subsequent cut-off date, each subsequent mortgage loan will satisfy the following criteria:

              o the original stated term to maturity of the subsequent mortgage loan will not exceed 480 months;

              o the subsequent mortgage loan must have an outstanding principal balance of at least $1,000 and no more than $1,000,000 as of the subsequent cut-off date;

              o the subsequent mortgage loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Loans--Underwriting Standards" in this prospectus supplement;

              o the subsequent mortgage loan shall not provide for negative amortization; and

              o following the purchase of the subsequent mortgage loan by the issuer, the mortgage loans must have a weighted average loan margin, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans.

       In addition, the indenture trustee will not agree to any transfer of subsequent mortgage loans without the approval of the enhancer, which approval shall not be unreasonably withheld; provided, however that the enhancer will provide notice of approval or disapproval within 5 business days or the subsequent mortgage loans will be deemed approved by the enhancer. Subsequent mortgage loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust fund with the approval of the enhancer; provided, however, that the addition of the subsequent mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.

UNDERWRITING STANDARDS

       Applications for home equity lines of credit are received by the seller primarily through four channels:

       o  Wachovia Bank Financial Center locations;

       o  Wachovia Direct Access (telephone and internet access);

       o  direct mail; and

       o a concurrent cross sale program with Wachovia Mortgage Corporation, an affiliate of Wachovia Bank.

       All of the mortgage loans will be originated by the seller. All of the mortgage loans were underwritten generally in accordance with the seller's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the mortgage loans.

       Generally, all consumer credit applications are processed on Wachovia's Application Handling System, referred to in this prospectus supplement as AH, which is a proprietary, on-line application processing and underwriting tool. Home equity line of credit applications originated as part of the Wachovia Mortgage Corporation concurrent cross sale program are not entered into the AH processing system, but are underwritten to substantially the same guidelines. At the point-of-sale, the prospective borrower's pertinent information is entered into AH. When all appropriate/required application information has been captured, AH "background" processing will electronically obtain a credit report, including, but not limited to a bureau score, calculate a custom credit score and evaluate the application against the seller's current approved underwriting standards. Some examples of the seller's current approved underwriting standards are noted below:

       o  Borrowers must be a U. S. citizen or permanent resident alien;

       o Borrowers are prohibited from having a bankruptcy or foreclosure within the past 48 months;

       o Judgments, collections, previous charge-offs and tax liens generally must be paid if: greater than $2,500 for a single judgment, greater than $7,500 for multiple judgments, and collections/repossessions greater than $2,500, and all tax liens must be paid;

       o  Combined loan-to-value ratio may not exceed 100%;

       o  Maximum   debt-to-income   ratio  generally  may  not  exceed  50%  as
          calculated against the borrower's gross income; and

       o Required stipulations, when applicable, including but not limited to, income verification, valuation of collateral, property and flood insurance requirements, etc.

       The seller utilizes a zip code reference table to select the consumer reporting agency that will provide the required credit report.

       As indicated above, the borrower's credit application is scored to determine eligibility. Two types of credit scores are employed in evaluating each credit application.

       o Bureau Score: The credit bureau score used is the traditional Fair Isaac Credit Score (FICO) model in use at the three major consumer reporting agencies.

       o  Custom  Score:  The seller  uses six  different  Fair Isaac  developed custom scorecards in the home equity line of credit application decision making process. The scorecards are segmented into geographic regions and secondarily consider whether a banking relationship exists. There are three geographic regions: (1) Florida, (2) North Carolina, South Carolina and Georgia and (3) Virginia, Maryland, Washington DC, New York, New Jersey, Connecticut, Pennsylvania and Delaware. Within each geographic region there is a further segmentation based upon banking relationship. Those applicants with two or more banking relationships with the seller (not including the loan application under review) are considered bank customers and are scored differently than those applicants with less than two relationships. Extensive validation to ensure that each scorecard is demonstrably and statistically sound has been and continues to be performed.

       The combination of bureau score and custom score is used in a matrix fashion to determine the applicable credit grade. Any credit grade that has been designated with an "A" has passed the seller's credit scoring standards. An application with a credit grade of "A" may still be declined if other underwriting standards are not met. Possible reasons for declining an application include loan-to-value ratio, debt-to-income ratio, presence of a bankruptcy or foreclosure within 48 months, or unacceptable collateral. Applications will also be declined if the loan amount is greater than the maximum or less than the minimum allowed. Any credit grade that has been designated with a "D" has failed the seller's credit-scoring standard and will receive a system recommended decline.

       The credit grade is a measure of credit risk for that credit application. It is used to determine loan parameters, including, but not limited to, maximum loan-to-value and debt-to-income ratios. In addition, the credit grade determines the risk-based pricing and the stipulations required to originate the home equity line of credit. All system approved credit applications are electronically forwarded to the seller's credit operational support sites for processing and document preparation. The support sites gather all required verifications including, but not limited to income verification, property valuation, flood certification and title search.

       Income documentation requirements are established according to credit grade and loan amount.

------------------- ---------------------------- --------------------------------------------------------------

      GRADE                 LOAN AMOUNT                           INCOME DOCUMENTATION REQUIREMENT
------------------- ---------------------------- --------------------------------------------------------------
      A1, A3         Less than or equal to        No income  documentation  required. (Includes self-employed
                     $100,000                     applicants if self-employed 3 years or greater.)
                    ---------------------------- --------------------------------------------------------------
                     Greater than $100,000 or     1 pay stub supporting year-to-date income.
                     Self-Employed less than
                     3 years                      Self-Employed applicants:  2 year's tax returns.
------------------- ---------------------------- --------------------------------------------------------------
      A4, A5         Less than or equal to        No income  documentation  required. (Includes  self-employed
                     $25,000                      applicants if self-employed 3 years or greater.)
                    ---------------------------- --------------------------------------------------------------
                     Greater than $25,000 or      1 pay stub supporting year-to-date income.
                     Self-Employed less than
                     3 years                      Self-Employed applicants:  2 year's tax returns.
------------------- ---------------------------- --------------------------------------------------------------
   D6, D7, OR D8     All loan amounts             1 pay stub supporting year-to-date income.
  (IF OVERRIDDEN                                  The most recent W-2 form.
  TO AN APPROVAL)
                                                  Self-Employed applicants:  2 year's tax returns.
------------------- ---------------------------- --------------------------------------------------------------

       Property valuation methods are determined based on the credit limit and loan purpose as noted below:

CREDIT LIMIT                       ACCEPTABLE VALUATION METHODOLOGY
---------------------------------- -----------------------------------

Less than or equal to $150,000 ... Any of the following:
                                   o Full Fannie Mae appraisal (including third party appraisals less than twelve months old)
                                   o  Tax assessment valuation
                                   o  Electronic valuation
                                   o  Desk-top valuation
                                   o  Drive-by valuation

$150,001 to $250,000 ............. All of the above except tax value

Greater than $250,000 and
all purchase money ............... Full Fannie Mae appraisal


       Once all stipulations have been fulfilled, the operational support site updates AH with the verified information and reprocesses the application through AH background to ensure the decision is still a recommended approval. A loan processor and/or underwriter reviews the application and all supporting documentation prior to final approval and document preparation.

       Exceptions to the applicable underwriting standards may occur on a case-by-case basis. Such underwriting standards exceptions are tracked and approved only by authorized employees. The seller employs a tiered override authority process as a means of limiting and controlling exceptions to underwriting standards and pricing requirements. These exception override levels are embedded within the AH system. This tiering directs credit applications that do not meet any of the above standards to employees with the appropriate level of exception authority. Exceptions have been divided into four tiers. The level of risk present in the exception will determine the appropriate exception override authority needed for approval. As the risk increases, the required exception override level increases while the number of employees with that authority decreases. The highest level is limited to a small, controlled group.

                             THE SELLER AND SERVICER

GENERAL

       Wachovia Bank is the originator and seller of all of the mortgage loans and will be the servicer of the mortgage loans. Wachovia Bank is a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank's headquarters and its executive offices are located at 301 South College Street, Charlotte, North Carolina 28288.

       The notes do not represent an interest in or an obligation of the seller. The seller's only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the seller or as otherwise provided in this prospectus supplement.

       In its capacity as servicer, Wachovia Bank will be responsible for servicing the mortgage loans in accordance with the terms of the servicing agreement. The records and documents relating to the mortgage loans shall be retained and maintained in trust by the servicer, except as otherwise provided in the servicing agreement.

       Billing statements for mortgage loans are mailed monthly by the servicer. The statement details the monthly activity on the related mortgage loan and specifies the minimum payment due to the servicer and the available credit line. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with those statements. All payments are due by the applicable due date.

       For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients, and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

       The following tables summarize the delinquency and loss experience for all home equity lines of credit loans originated by and serviced by Wachovia Bank. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that set forth below.

                        HOME EQUITY LINE OF CREDIT LOANS

                                       PORTFOLIO DELINQUENCY EXPERIENCE
=======================================================================================================================

                                 AT DECEMBER 31, 2002            AT DECEMBER 31, 2001            AT DECEMBER 31, 2000
                               $ LOANS           % BY $        $ LOANS           % BY $        $ LOANS           % BY $
                               -------           ------        -------           ------        -------           ------
Number of Loans                         629,306                         533,713                         473,390

Total Portfolio .............. $17,514,190,567  100.00%        $12,253,266,623  100.00%        $9,795,745,793   100.00%

Period of Delinquency:
   30-59 Days ................     $38,021,206  0.22%              $42,579,895    0.35%           $33,504,649     0.34%
   60-89 Days ................     $15,137,646  0.09%              $14,145,903    0.12%           $13,274,240     0.14%
   90+ Days ..................     $18,461,435  0.11%              $18,344,651    0.15%           $16,935,485     0.17%
   Total Loans ...............     $71,620,287  0.41%              $75,070,448    0.61%           $63,714,374     0.65%

Foreclosure ..................     $27,569,164  0.16%              $21,075,357    0.17%           $14,848,016     0.15%

Foreclosed (REO Property) ....      $7,475,177  0.04%               $3,767,155    0.03%            $2,638,090     0.03%

Total Loans in Foreclosure ...     $35,044,341  0.20%              $24,842,512    0.20%           $17,486,106     0.18%

Total Delinquent Loans .......    $106,664,628  0.61%              $99,912,961    0.82%           $81,200,480     0.83%
=======================================================================================================================


                                   PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
=======================================================================================================================

                                 AT DECEMBER 31, 2002            AT DECEMBER 31, 2001            AT DECEMBER 31, 2000
                               $ LOANS           % BY $        $ LOANS           % BY $        $ LOANS           % BY $
                               -------           ------        -------           ------        -------           ------
Number of Loans                         629,306                         533,713                         473,390

Total Portfolio .............. $17,514,190,567  100.00%        $12,253,266,623  100.00%        $9,795,745,793   100.00%

Total Loans in Foreclosure ...     $35,044,341    0.20%            $24,842,512    0.20%           $17,486,106     0.18%

Net Chargeoffs for Period ....     $18,900,000    0.11%            $13,511,160    0.11%           $14,820,000     0.15%
=======================================================================================================================

o  Performing loans in bankruptcy are not included in delinquency statistics.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

       The servicing fee for each mortgage loan is payable out of the interest payments on that mortgage loan. The servicing fee rate for each mortgage loan is 0.50% per annum. The compensation to the servicer consists of:

       o the servicing fee payable to the servicer in respect of its servicing activities; and

       o  other related compensation.

       The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust fund and from funds available in the trust fund, will pay or cause to be paid certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of expenses incurred in enforcing the obligations of the depositor or seller. If the servicer is not the same person as, or an affiliate of, the depositor or the seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the depositor or the seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.


                                   THE ISSUER

       The Wachovia Asset Securitization, Inc. 2003-HE1 Trust is a statutory trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement, for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to statutory trusts. The issuer will not engage in any activity other than:

       o acquiring and holding the mortgage loans and the other assets comprising the trust fund and proceeds therefrom;

       o  issuing the notes and the certificates;

       o  making payments on the notes and the certificates; and

       o  engaging  in  other   activities  that  are  necessary,   suitable  or
          convenient to accomplish the foregoing or are incidental thereto or connected therewith.

       The issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.


                                THE OWNER TRUSTEE

       Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

       Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

       The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the seller and/or their respective affiliates.

       The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee and shall do so upon the direction of the enhancer, so long as the enhancer is not then in default under the Policy, and upon the direction of a majority of the noteholders, if the enhancer is in default under the Policy, if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee at the direction of the enhancer. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.


                              THE INDENTURE TRUSTEE

       Wells Fargo Bank Minnesota, N.A., will act as indenture trustee for the notes under the indenture. The depositor, the seller and the servicer may maintain other banking relationships in the ordinary course of business with the indenture trustee and its affiliates. The principal offices of the indenture trustee are located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

       Under the indenture, the issuer, from cashflows in the priorities described in this prospectus supplement, shall reimburse the indenture trustee for all Trustee's Additional Expenses. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.


                                  THE ENHANCER

       The following information has been supplied by the enhancer for inclusion in this prospectus supplement. Accordingly, the issuer, the depositor, the seller, the servicer and the indenture trustee do not make any representation as to the accuracy and completeness of this information. Neither the enhancer nor any of its affiliates accepts any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. Additionally, the enhancer makes no representations regarding the notes or the advisability of investing in the notes.

THE ENHANCER

       Financial   Guaranty  Insurance  Company,  a  New  York  stock  insurance corporation, is a monoline financial guaranty insurance company which insures bonds issued by municipal governmental subdivisions and agencies thereof, as well as a variety of non-municipal structured debt obligations and pass-through securities. The enhancer is authorized to write insurance in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico, and to carry on general insurance business in the United Kingdom.

       The enhancer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Company ("GE"). Neither FGIC Corporation nor GE is obligated to pay the debts of the enhancer or any claims against the Policy.

       As of September 30, 2002, December 31, 2001 and December 31, 2000, the enhancer had written directly or assumed through reinsurance, guaranties of approximately $401.3 billion, $367.2 billion, and $326.8 billion par value of securities, respectively (of which approximately 85 percent, 88 percent and 85 percent, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.79 billion, $2.62 billion and $2.47 billion, respectively. As of September 30, 2002, the enhancer had reinsured approximately 18 percent of the risks it had written, 31 percent through quota share reinsurance, 12 percent through excess of loss reinsurance, and 57 percent through facultative arrangements.


CAPITALIZATION

       The following table sets forth the capitalization of the enhancer as of December 31, 2000, December 31, 2001 and September 30, 2002, respectively, on the basis of accounting principles generally accepted in the United States of America. No material adverse change in the capitalization of the enhancer has occurred since September 30, 2002.

                              (Dollars in Millions)

                                     DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                         2000           2001            2002
                                     ------------   ------------   -------------
                                                                     UNAUDITED
Unearned Premiums ..................    $  581        $   613         $  664
Other Liabilities ..................       225            238            442
Stockholder's Equity
  Common Stock .....................        15             15             15
  Additional Paid-in Capital .......       384            384            384
  Accumulated Other
    Comprehensive Income(Loss) .....        23            (15)            65
  Retained Earnings ................     1,608          1,623          1,792
                                        ------        -------         ------
Total Stockholder's Equity .........     2,030          2,007          2,256
                                        ------        -------         ------
Total Liabilities
  and Stockholder's Equity .........    $2,836        $ 2,858         $3,362
                                        ======        =======         ======

       The audited financial statements of the enhancer as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the unaudited financial statements of the enhancer as of September 30, 2002 and for the three and nine month periods ended September 30, 2002 and 2001, which are included in a Form 8-K filed in connection with the Registration Statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement.

       The claims paying ability of the enhancer is rated AAA by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., Aaa by Moody's Investors Service, and AAA by Fitch Ratings. Each rating of the enhancer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the insurance financial strength of the enhancer; any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revisions or withdrawal at any time by the rating agencies. The enhancer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

REGULATORY COMPLIANCE

       The enhancer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the enhancer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition, and require prior approval by the insurance department of their state of domicile of changes in control, dividends and other inter-corporate transfers of assets and of transactions between insurance companies, their parents and affiliates. The enhancer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the enhancer is subject to triennial audits by the State of New York Insurance Department.

       Copies of the enhancer's quarterly and annual statutory statements filed by the enhancer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The enhancer's telephone number is (212) 312-3000.


                    THE YIELD MAINTENANCE AGREEMENT PROVIDER

       The information contained in this section relates to and has been obtained from Wachovia Bank. It is furnished solely to provide limited information regarding Wachovia Bank as the provider of the Yield Maintenance Agreement and does not purport to be comprehensive. Information regarding Wachovia Bank is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced below.

       Wachovia Bank will be the provider of the Yield Maintenance Agreement. Wachovia Bank is a subsidiary of Wachovia Corporation, the fifth largest bank holding company in the United States, based on approximately $342 billion in total assets as of December 31, 2002.

       As of December 31, 2002, Wachovia Bank had total assets of approximately $319 billion, total net loans of approximately $168 billion, total deposits of approximately $198 billion and stockholder's equity of approximately $31 billion.

       On September 1, 2001, the former Wachovia Corporation merged into First Union Corporation pursuant to the terms and conditions set forth in an Agreement and Plan of Merger dated April 15, 2001. As a result, First Union Corporation (as the surviving corporation) acquired control of the bank and non-bank subsidiaries of the former Wachovia Corporation. Upon completion of the merger, First Union Corporation was renamed Wachovia Corporation. On April 1, 2002, the former Wachovia Bank, N.A. merged into First Union National Bank and the surviving entity was renamed Wachovia Bank, National Association.

       Wachovia Bank submits Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices, or a call report, to the Federal Deposit Insurance Corporation, or FDIC, on a quarterly basis. The publicly available portions of any call report with respect to Wachovia Bank are on file with the FDIC, and copies of the available portions of any call report may be obtained from the FDIC, Disclosure Group, Room F518, 550 17th Street, N.W., Washington, D.C. 20429, at prescribed rates.

                                THE AUCTION AGENT

       Wachovia Securities, Inc., a North Carolina corporation, will act as auction agent with respect to the Class A-2 notes pursuant to the auction agent agreement among the indenture trustee, the auction agent and the holder of the certificates. See Annex I and Annex II for a description of the auction procedures and the settlement procedures with respect to the Class A-2 notes.


                          DESCRIPTION OF THE SECURITIES

GENERAL

       The notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

       The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the notes are being offered by this prospectus supplement.

       The notes will be secured by the trust fund, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust fund will consist of, without limitation:

       o  the  mortgage  loans,   including  all  additional  balances  and  any
          subsequent mortgage loans;

       o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account and the Funding Account;

       o  the Yield Maintenance Agreement;

       o  the Policy; and

       o  all proceeds of the foregoing.

       Until the beginning of the Managed Amortization Period, subsequent mortgage loans may be added to the trust fund. In addition, until the beginning of the Rapid Amortization Period, additional balances are expected to be added to the trust fund. Apart from the use of any funds in the Custodial Account and the Funding Account and Excess Spread, as described in this prospectus supplement, to acquire additional balances and/or subsequent mortgage loans, neither the issuer nor the indenture trustee is obligated to fund any additional balances or subsequent mortgage loans.

BOOK-ENTRY NOTES

       The notes will initially be issued as book-entry notes. Note Owners may elect to hold their notes through The Depository Trust Company, or DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the Note Balance, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream, Luxembourg and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the notes will be Cede & Co., as nominee of DTC. Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

       A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains that beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or the Euroclear System, as appropriate.

       Note Owners will receive all disbursements of principal of and interest on the notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. Participants and indirect Participants with which Note Owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

       Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners that are not Participants may transfer ownership of their notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

       Under a book-entry format, Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream, Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

       DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of financial intermediaries the holdings of which include such book-entry notes. Clearstream, Luxembourg or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Note Owners under the indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

       Definitive notes will be issued to Note Owners or their nominees, rather than to DTC, if:

              o the depositor or a responsible officer of the indenture trustee obtains actual knowledge that DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the depositor or the indenture trustee is unable to locate a qualified successor; or

              o after the occurrence of an event of default, Note Owners representing percentage interests aggregating at least a majority of the Note Balance of the notes advise DTC through the financial intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Note Owners.

       Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Note Owners through DTC of the occurrence of such event and the availability of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate, definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

       Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes between and among Participants of DTC, Clearstream, Luxembourg and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration" in this prospectus supplement and "Description of the Securities--Book-Entry Registration and Form" in the prospectus.

       Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, SOCIETE ANONYME ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, SOCIETE ANONYME ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

       Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, SOCIETE ANONYME." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, SOCIETE ANONYME," and Cedel Global Services was renamed "Clearstream Services, SOCIETE ANONYME."

       On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

       Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

PAYMENTS ON THE NOTES

       Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing on April 25, 2003. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Book-Entry Registration and Form" in the prospectus. Payments will be made by wire transfer to the account of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the notes, if the notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

INTEREST PAYMENTS ON THE NOTES

       Interest payments will be made on the notes, PARRI PASSU, on each payment date at the Note Rate for the related Interest Period. If the Note Rate is based on the weighted average net loan rate on any payment date, there will be Interest Shortfalls on the notes. Any Interest Shortfall created thereby will accrue interest at the Note Rate, as adjusted from time to time, and will be paid on subsequent payment dates to the extent Excess Spread is available therefor. Interest Shortfalls will not be covered by the Policy and may remain unpaid on the Final Payment Date.

       Interest payments on the notes will be reduced by any Relief Act Shortfalls for the related Collection Period and the resulting shortfall will not be covered by the Policy. Unlike Interest Shortfalls, Relief Act Shortfalls will not accrue interest and will not be paid on subsequent payment dates, even if funds are available therefor.

       Interest for the notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

       For each payment date, LIBOR will be established by the servicer in the manner provided for in the definition of LIBOR under "--Glossary of Terms" below and the servicer will be obligated to provide such information to the auction agent. The establishment of LIBOR as to each Interest Period by the servicer will, in the absence of manifest error, be final and binding.

       The servicer will calculate the Note Rate on the Class A-1 notes. The Note Rate on the Class A-2 notes will be established by the auction agent on the business day prior to each payment date based on the auction procedures described in Annex I.

PRINCIPAL PAYMENTS ON THE NOTES

       No principal will be payable on the notes during the Revolving Period, since during this period Principal Collections will be used first to purchase additional balances and/or subsequent mortgage loans and then to pay any
Additional Balance Increase Amount. On the payment date immediately succeeding the date on which the Revolving Period ends, amounts remaining in the Funding Account, after giving effect to the purchase by the issuer of all additional balances and subsequent mortgage loans, including any purchase on the date on which the Revolving Period ends, and payments to the certificateholders in respect of any Additional Balance Increase Amount, will be applied as principal payments on the notes, on a pro rata basis. On each payment date during the Managed Amortization Period, principal will be payable on the notes, on a pro rata basis, in an amount equal to Net Principal Collections for the related Collection Period, less amounts paid to certificateholders in respect of any
Additional Balance Increase Amount. On each payment date during the Rapid Amortization Period, principal will be payable on the notes, on a pro rata basis, in an amount equal to Principal Collections for the related Collection Period. In addition, on each payment date following the end of the Revolving Period, to the extent of funds available therefor, holders of the notes will be entitled to receive certain additional amounts to be applied in reduction of the Note Balance, on a pro rata basis, equal to amounts required to be paid so that the Overcollateralization Amount equals the Overcollateralization Target Amount, as described in this prospectus supplement, together with any unfunded Liquidation Loss Amounts.

       Principal payments on the notes on a payment date will be made on a pro rata basis and will not exceed the Note Balance on that payment date. On the Final Payment Date, principal will be due and payable on the notes in an amount equal to the Note Balance remaining outstanding on that payment date.

PRIORITY OF DISTRIBUTIONS

       On each payment date, from amounts withdrawn from the Custodial Account with respect to the mortgage loans (including any draw on the Policy for that payment date, which will be used solely for the purposes specified in the Policy, and any amounts required to be paid under the Yield Maintenance Agreement), the following payments will be made in the following order of priority:

       DURING THE REVOLVING PERIOD:

       o first, from Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), the amount of the premium for the Policy to the enhancer, and any unpaid premium with interest thereon, as provided in the Insurance Agreement;

       o second, from any remaining Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), to the Note Payment Account, for payment to the holders of the notes, interest for the related Interest Period at the Note Rate on the Note Balance immediately prior to that payment date, other than any Interest Shortfalls and reduced by any Relief

          Act Shortfalls during the related Collection Period, and from that pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount, to pay to the holders of the certificates, interest on the Additional Balance Increase Amount;

       o third, from Net Principal Collections, to the Distribution Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o  fourth,  any  remaining  Net  Principal  Collections  to  the  Funding
          Account;

       o fifth, from any remaining amounts, to the enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

       o sixth, from Excess Spread, to the Funding Account, the amount necessary so that the Overcollateralization Amount is not less than the Overcollateralization Target Amount;

       o  seventh,  from  any  remaining  Excess  Spread,  to  the  Distribution
          Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o eighth, from any remaining amounts, to the enhancer, any other amounts owed the enhancer pursuant to the Insurance Agreement;

       o ninth, from any remaining Excess Spread, to the Note Payment Account, for payment to the holders of the notes, any Interest Shortfalls on the notes for such payment date and for any payment date not previously paid, together with interest thereon at the Note Rate;

       o tenth, from any remaining amounts, to the indenture trustee, any Trustee's Additional Expenses and any other amounts owing to the indenture trustee, in each case to the extent remaining unpaid;

       o eleventh, from any remaining amounts, to the broker-dealer, any amounts that are required to be paid pursuant to the broker-dealer agreement;

       o twelfth, from any remaining amounts, to the auction agent, any amounts that are required to be paid pursuant to the auction agent agreement to the extent not previously paid; and

       o thirteenth, any remaining amounts, to the Distribution Account, for distribution to the holders of the certificates;

       DURING THE MANAGED AMORTIZATION PERIOD:

       o first, from Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), the amount of the premium for the Policy to the enhancer, and any unpaid premium with interest thereon, as provided in the Insurance Agreement;

       o second, from any remaining Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), to the Note Payment Account, for payment to the holders of the notes, interest for the related Interest Period at the Note Rate on the Note Balance immediately prior to that payment date, other than any Interest Shortfalls and reduced by any Relief Act Shortfalls during the related Collection Period, and from that pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount, to pay to the holders of the certificates, interest on the Additional Balance Increase Amount;

       o third, from Net Principal Collections, to the Distribution Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o fourth, from any remaining amounts, to the Note Payment Account, the Principal Distribution Amount for payment to the holders of the notes on a pro rata basis;

       o fifth, from any remaining amounts, to the enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

       o sixth, from Excess Spread, to the Note Payment Account, the amount necessary to be applied on that payment date for payment as principal to the holders of the notes, on a pro rata basis, so that the
          Overcollateralization Amount is not less than the Overcollateralization Target Amount;

       o  seventh,  from  any  remaining  Excess  Spread,  to  the  Distribution
          Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o eighth, from any remaining amounts, to the enhancer, any other amounts owed the enhancer pursuant to the Insurance Agreement;

       o ninth, from any remaining Excess Spread, to the Note Payment Account, for payment to the holders of the notes, any Interest Shortfalls on the notes for such payment date and for any payment date not previously paid, together with interest thereon at the Note Rate;

       o tenth, from any remaining amounts, to the indenture trustee, any Trustee's Additional Expenses and any other amounts owing to the indenture trustee, in each case to the extent remaining unpaid;

       o eleventh, from any remaining amounts, to the broker-dealer, any amounts that are required to be paid pursuant to the broker-dealer agreement;

       o twelfth, from any remaining amounts, to the auction agent, any amounts that are required to be paid pursuant to the auction agent agreement to the extent not previously paid; and

       o thirteenth, any remaining amounts, to the Distribution Account, for distribution to the holders of the certificates;

       DURING THE RAPID AMORTIZATION PERIOD:

       o first, from Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), the amount of the premium for the Policy to the enhancer, and any unpaid premium with interest thereon, as provided in the Insurance Agreement;

       o second, from any remaining Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount), to the Note Payment Account, for payment to the holders of the notes, interest for the related Interest Period at the Note Rate on the Note Balance immediately prior to that payment date, other than any Interest Shortfalls and reduced by any Relief Act Shortfalls during the related Collection Period, and from that pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount, to pay to the holders of the certificates, interest on the Additional Balance Increase Amount;

       o third, from any remaining amounts, to the Note Payment Account, the Principal Distribution Amount for payment to the holders of the notes on a pro rata basis;

       o fourth, from Principal Collections, to the Distribution Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o fifth, from any remaining amounts, to the enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

       o sixth, from Excess Spread, to the Note Payment Account, the amount necessary to be applied on that payment date for payment as principal to the holders of the notes, on a pro rata basis, so that the
          Overcollateralization Amount is not less than the Overcollateralization Target Amount;

       o  seventh,  from  any  remaining  Excess  Spread,  to  the  Distribution
          Account, for distribution to the holders of the certificates, an amount equal to the Additional Balance Increase Amount;

       o eighth, from any remaining amounts, to the enhancer, any other amounts owed the enhancer pursuant to the Insurance Agreement;

       o ninth, from any remaining Excess Spread, to the Note Payment Account, for payment to the holders of the notes, any Interest Shortfalls on the notes for such payment date and for any payment date not previously paid, together with interest thereon at the Note Rate;

       o tenth, from any remaining amounts, to the indenture trustee, any Trustee's Additional Expenses and any other amounts owing to the indenture trustee, in each case to the extent remaining unpaid;

       o eleventh, from any remaining amounts, to the broker-dealer, any amounts that are required to be paid pursuant to the broker-dealer agreement;

       o twelfth, from any remaining amounts, to the auction agent, any amounts that are required to be paid pursuant to the auction agent agreement to the extent not previously paid; and

       o thirteenth, any remaining amounts, to the Distribution Account, for distribution to the holders of the certificates;

       PROVIDED, that on the Final Payment Date, the amount to be paid pursuant to clause "third" above will be equal to the Note Balance immediately prior to that payment date.

       For purposes of the foregoing, the Note Balance on each payment date during the Amortization Periods will be reduced by all Liquidation Loss Amounts for that payment date, on a pro rata basis, but only to the extent that the Liquidation Loss Amounts are not otherwise covered by payments made pursuant to clauses fourth or sixth during the Managed Amortization Period or clauses third or sixth during the Rapid Amortization Period, or by a draw on the Policy and the Overcollateralization Amount for that payment date is zero. In the event of any reduction of the Note Balance, the amount of the principal reductions allocated to the notes will be payable to the noteholders on later payment dates only to the extent of any Excess Spread remaining on those later payment dates.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO HOLDERS OF CERTIFICATES

       Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the servicer to remove certain mortgage loans from the trust fund without prior notice to noteholders. Mortgage loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

       o as of the applicable payment date, after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount will equal or exceed the Overcollateralization Target Amount;

       o  the mortgage loans to be removed are selected at random;

       o the enhancer shall have certain approval rights as set forth in the servicing agreement;

       o  notice  of the  removal  of  mortgage  loans is  given  to the  Rating
          Agencies;

       o  transfers are limited to once a month; and

       o transfers cannot exceed the outstanding Additional Balance Increase Amount.

OVERCOLLATERALIZATION

       The cashflow mechanics for the notes are intended to create overcollateralization by depositing all or a portion of the Excess Spread in the Funding Account during the Revolving Period and applying it to acquire additional balances and/or subsequent mortgage loans and by using all or a portion of the Excess Spread, not otherwise applied to acquire additional balances and/or subsequent mortgage loans or to pay certificateholders the Additional Balance Increase Amount, to make principal payments on the notes on a pro rata basis during the Amortization Periods. The application of Excess Spread to the Funding Account or the notes, as applicable, will continue until the Overcollateralization Amount equals the Overcollateralization Target Amount at which point the application of Excess Spread to the Funding Account or the notes, as applicable, will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future, in which case a portion of the Excess Spread will not be used to acquire additional balances or subsequent mortgage loans or paid to the holders of the notes but will instead be used for other purposes or distributed to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

THE PAYING AGENT

       The paying agent will initially be the indenture trustee. The paying agent will have the power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

       The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the related mortgage loans together with the related assets of the trust fund. The servicer may exercise that option after the aggregate outstanding Note Balance of the notes is reduced to an amount less than 10% of the initial Note Balance. The purchase price of the mortgage loans that are not REO Loans will be the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon, at the weighted average of the loan rates of the mortgage loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing the enhancer with respect to the notes and any unpaid Interest Shortfalls on the notes with interest thereon. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. The servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide sufficient funds to pay the outstanding principal balance, accrued and unpaid interest on the notes in full, any unpaid Interest Shortfalls on the notes and interest thereon and all amounts due and owing the enhancer under the insurance agreement.

THE YIELD MAINTENANCE AGREEMENT

       The holders of the notes will benefit from any interest rate cap payments made by Wachovia Bank, National Association pursuant to the Yield Maintenance Agreement. The Yield Maintenance Agreement is intended to partially mitigate the interest rate risk that could result from limitations on the Note Rate by the weighted average Net Loan Rate on the mortgage loans.

       On each payment date through and including the payment date in January 2008, payments under the Yield Maintenance Agreement will be made based on a notional amount equal to the Notional Balance of the Yield Maintenance Agreement for that payment date and the positive excess, if any, of LIBOR over 15%. Payments under the Yield Maintenance Agreement will be deposited into the Note Payment Account on each payment date and will be distributed to the notes to pay interest on the notes that was not covered by Interest Collections and to cover other amounts payable on the notes that are payable from Excess Spread, to the extent available.

       The Yield Maintenance Agreement will terminate after the payment date in January 2008.

GLOSSARY OF TERMS

       Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

       "Additional Balance Increase Amount" means (a) the excess, if any, of (i) the aggregate principal amount of additional balances previously conveyed to the trust fund, over (ii) Principal Collections and Excess Spread applied to purchase those additional balances from the Funding Account and/or the Custodial Account minus (b) amounts paid on previous payment dates to the holders of the certificates in respect of any Additional Balance Increase Amount.

       "All Hold Rate" has the meaning described in Annex I to this prospectus supplement.

       "Amortization Periods" means the Managed Amortization Period and the Rapid Amortization Period.

       "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged property determined in the appraisal used in the origination of that mortgage loan, which may have been obtained at an earlier time, but in no event more than twelve months from origination; provided that if the mortgage loan was originated simultaneously with a senior lien on the related mortgaged property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

       "Auction Procedures" means the procedures for conducting an auction with respect to the Class A-2 notes set forth in Annex I to this prospectus supplement.

       "Auction Rate" has the meaning described in Annex I to this prospectus supplement.

       "Clearstream, Luxembourg" means Clearstream Banking, SOCIETE ANONYME, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

       "CLTV Ratio" means, with respect to each mortgage loan, the ratio, expressed as a percentage of:

       (1)    the sum of:

              o  the credit limit thereof; and

              o any outstanding principal balance, at the origination of that mortgage loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

       OVER

       (2)    the Appraised Value of that mortgage loan.

       "Collection Period" means, with respect to any payment date, the calendar month preceding the month of that payment date.

       "Custodial Account" means the account established pursuant to the servicing agreement for the deposit of amounts received on the mortgage loans.

       "Deficiency Amount" means, with respect to any payment date, an amount, if any, equal to the sum of:

       (1) the amount by which the aggregate amount of accrued interest on the notes, excluding any Relief Act Shortfalls and Interest Shortfalls for that payment date, at the Note Rate on that payment date exceeds the amount available for interest distributions on the notes on that payment date, including without limitation, from amounts on deposit in the Note Payment Account; and

       (2) (i) with respect to any payment date that is not the Final Payment Date, to the extent that, after taking into account all amounts available under the indenture to reduce the Note Balance or to increase the amount on deposit in the Funding Account, the Note Balance would exceed the sum of the aggregate principal balance of the mortgage loans and the amount on deposit in the Funding Account, in each case as of the close of business on the last day of the related Collection Period; or

              (ii) on the Final Payment Date, the aggregate outstanding balance of the notes to the extent otherwise not paid on that date from amounts available under the indenture, including without limitation, from amounts on deposit in the Note Payment Account, to pay such amount.

       "Deleted Loan" means a defective mortgage loan that has been removed from the trust fund pursuant to the terms of the purchase agreement.

       "Depositary" means The Depository Trust Company or DTC.

       "Determination Date" means the 18th day of each month, or if the 18th day is not a business day, the next succeeding business day.

       "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

       "Draw Period" means, with respect to each mortgage loan, the period stated in the related credit line agreement.

       "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

       "Due for Payment" means, with respect to any Insured Amounts, the amount thereof that is due and payable under the indenture on the related payment date.

       "Eligible Substitute Loan" means a mortgage loan substituted by the seller for a Deleted Loan, which mortgage loan must, on the date of the substitution:

           o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

           o have a loan rate, Net Loan Rate and, if applicable, gross margin no lower than and not more than 1% in excess of the loan rate, Net Loan Rate and gross margin, respectively, of the related Deleted Loan;

           o have a CLTV Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

           o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

           o comply with each representation and warranty as to the mortgage loans set forth in the purchase agreement, deemed to be made as of the date of substitution; and

           o  satisfy certain other conditions specified in the indenture.

       "Excess Spread" means, with respect to any payment date and without taking into account any draws on the Policy for that payment date, the excess, if any, of:

           o Interest Collections (exclusive of the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount) for the related Collection Period;

       OVER

           o  the sum of:

              (1) the premium for the Policy for the related payment date, plus any unpaid premium from prior payment dates with interest thereon; and

              (2) the amounts paid on that payment date to the holders of the notes in respect of interest at the Note Rate;

       PLUS

           o payments made under the Yield Maintenance Agreement, to the extent not used to pay interest on the notes at the Note Rate.

       "Excluded Amount" means, with respect to any payment date during the Rapid Amortization Period: (i) the portion of the Principal Collections for each Collection Period allocated to an Excluded Draw (Principal Collections are to be applied first to the total balance conveyed to the trust with respect to such mortgage loan and then to the additional balances on such mortgage loan retained by the seller), and (ii) the pro rata portion (based on the relative principal amounts held by the trust and by the seller) of Interest Collections allocable to an Excluded Draw; provided, that the Excluded Amount with respect to any Liquidation Loss Amount, shall be the pro rata portion (based on the relative principal amounts held by the trust and by the seller) of losses on the related mortgage loans during the related Collection Period attributable to additional balances not conveyed to the trust fund; provided further that, to the extent the related credit line agreement or applicable law provides for a different allocation, such other allocation shall control.

       "Excluded Draw" means, any draw made by an obligor under any mortgage loan during the Rapid Amortization Period, which shall not be transferred to the issuer.

       "Final Payment Date" means the payment date occurring in March 2033.

       "Funding Account" means the account established by the indenture trustee in its name designated the "funding account."

       "Insurance Agreement" means the insurance and indemnity agreement dated as of the closing date, among the enhancer, the seller, the depositor, the servicer, the indenture trustee and the issuer.

       "Insured Amount" means, as of any payment date, (i) Deficiency Amounts for that payment date and (ii) Preference Amounts for that payment date.

       "Insured Payment" means the payment by the enhancer of any Insured Amount to the indenture trustee.

       "Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

           o the amounts collected during the related Collection Period, including the interest portion of Net Liquidation Proceeds, applied to interest pursuant to the terms of the related credit line agreements, exclusive of the Excluded Amount, reduced by the servicing fees for that Collection Period, plus amounts in respect of any optional servicer advance pursuant to the terms of the servicing agreement; and

           o  the interest portion of:

              (1)    the Repurchase Price for any Deleted Loans; and

              (2) the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

       "Interest Period" means, with respect to any payment date, the period from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day preceding that payment date.

       "Interest Shortfall" means, with respect to any payment date on which LIBOR plus 0.29% per annum, in the case of the Class A-1 notes, or the Auction Rate, in the case of the Class A-2 notes, exceeds the Net WAC Rate, the sum of
(a) the excess of the amount of interest that would have accrued on the notes during the related Interest Period had the Note Rate been equal to LIBOR plus 0.29% per annum or the Auction Rate, as applicable, over the amount of interest that actually accrued on the notes during that Interest Period at the Net WAC Rate; and (b) any amounts required to be paid under the Yield Maintenance Agreement, which were not paid by the Yield Maintenance Provider.

       "Junior Ratio" means, with respect to each mortgage loan, the ratio, expressed as a percentage, of the credit limit thereof, to the sum of:

           o  the credit limit of that mortgage loan; and

           o the principal balance of any related senior mortgage loan at origination of that mortgage loan.

       "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day, in the case of the Class A-1 notes, and the first LIBOR Business Day, in the case of the Class A-2 notes, prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date, in the case of the Class A-1 notes, and one LIBOR Business Day prior to the closing date, in the case of the Class A-2 notes. If no such rate appears on any such date for determining LIBOR, LIBOR will be the Reference Bank Rate determined by the servicer. If no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding payment date.

       "LIBOR Business Day" means any day other than:

           o  a Saturday or a Sunday; or

           o a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

       "Liquidation Loss Amount" means, with respect to any payment date and any liquidated mortgage loan, the unrecovered principal balance of that liquidated mortgage loan (excluding the Excluded Amount allocated thereto), at the end of the related Collection Period in which that mortgage loan became a liquidated mortgage loan, after giving effect to the Net Liquidation Proceeds in connection with that liquidated mortgage loan.

       "Managed Amortization Event" means the event deemed to occur on any date on which the amount on deposit in the Funding Account exceeds $55,000,000.

       "Managed Amortization Period" means the period beginning on the day following the end of the Revolving Period and ending on the earlier of:

           o  March 31, 2006; and

           o  the occurrence of a Rapid Amortization Event.

       "Maximum Auction Rate" has the meaning described in Annex I to this prospectus supplement.

       "Mortgage Loan File" means with respect to each mortgage loan, the following:

              (1) the related credit line agreement endorsed or assigned without recourse in blank;

              (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

              (3)    an assignment in recordable form of the mortgage; and

              (4) if applicable, any riders or modifications to the credit line agreement and mortgage, together with certain other documents at the times as set forth in the related agreement.

       "Net Excess Spread Percentage" means for each payment date, the Net WAC Rate less a fraction expressed as a per annum rate, the numerator of which is the sum of interest for the related Interest Period for the Class A-1 notes and Class A-2 notes, and the denominator of which is the sum of the outstanding Note Balance (as adjusted on the basis of the actual number of days in the related Interest Period and a 360-day year).

       "Net Liquidation Proceeds" means, with respect to any mortgage loan, the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of that mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses (excluding the Excluded Amount), but not including the portion, if any, of the amount of such recovery that exceeds the portion of the principal balance of, plus accrued and unpaid interest on, the mortgage loan at the end of the Collection Period immediately preceding the Collection Period in which the mortgage loan became a liquidated mortgage loan.

       "Net Loan Rate" means, with respect to any payment date and any mortgage loan, the loan rate of that mortgage loan as of the first day of the calendar month in which the related Interest Period begins, net of the servicing fee rate, adjusted to an effective rate reflecting the method by which interest is calculated on the notes for the related Interest Periods.

       "Net Principal Collections" means, with respect to any payment date, the excess, if any, of Principal Collections for that payment date over the aggregate amount of additional balances created during the related Collection Period and subsequent mortgage loans purchased during the related Collection Period, and conveyed to the issuer and paid for with amounts on deposit in the Custodial Account.

       "Net WAC Rate" means for each payment date, a fraction expressed as a per annum rate, the numerator of which is the sum of (i) the interest due on the mortgage loans, less the sum of (a) the amount of the servicing fee on the mortgage loans, (b) the amount of the premium on the Policy and (c) the pro rata portion of interest attributable to additional balances represented by any Additional Balance Increase Amount, and (ii) payments required to be made under the Yield Maintenance Agreement, if any, and the denominator of which is the outstanding Note Balance, as adjusted on the basis of the actual number of days in the related Interest Period and a 360-day year. The initial Net WAC Rate for the mortgage loans is 3.7578% per annum.

       "Note Balance" means, with respect to any payment date, the initial principal balance of the notes, reduced by all payments of principal of the notes prior to the related payment date or reduction thereof by application of Liquidation Loss Amounts.

       "Note Owners" means Persons acquiring beneficial ownership interests in the notes.

       "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

       "Note Rate" means:

       (a) with respect to the Class A-1 notes and each Interest Period, the lesser of:

              (1)    LIBOR plus a margin of 0.29% per annum; and

              (2)    the Net WAC Rate; and

       (b) with respect to the Class A-2 notes and (i) the initial payment date, the rate set by the broker-dealer not later than the closing date, which will not exceed the lesser of the Maximum Auction Rate (as defined in Annex I to this prospectus supplement) and the Net WAC Rate and (ii) thereafter, will be the lesser of the Auction Rate and the Net WAC Rate.

       If the Class A-2 notes are no longer held in book-entry form, the Note Rate will be the lesser of the Maximum Auction Rate and the Net WAC Rate.

       On any payment date for which the Note Rate has been limited by the Net WAC Rate, the Interest Shortfall created thereby will accrue interest at the Note Rate, as adjusted from time to time, and will be paid on subsequent payment dates to the extent funds are available therefor.

       "Notional Balance" means, with respect to each payment date, the lesser of:

              (i) the amount set forth on Schedule I attached hereto for that payment date; and

              (ii)   the Note Balance for that payment date.

       "Optional Termination Date" means the first payment date on which the Note Balance is less than 10% of the initial Note Balance.

       "Overcollateralization Amount" means with respect to any payment date, the amount, if any, by which the sum of (a) the outstanding aggregate principal balance of the mortgage loans (exclusive of the portion relating to any Excluded
Draw) and (b) the amount in the Funding Account, in each case as of the close of business on the last day of the related Collection Period, exceeds the Note Balance.

         "Overcollateralization Target Amount" means (I) with respect to any payment date prior to the Stepdown Date, an amount equal to the sum of (i) 1.25% of the Note Balance as of the closing date; and (ii) 100% of the principal balances of all mortgage loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans); and (II) with respect to any payment date on or after the Stepdown Date as follows:

              Condition 1: provided that (a) the Stepdown Delinquency Test has been met, (b) the two-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.00% and (c) the three-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.25%, an amount equal to the sum of (i) 2.50% of the Note Balance on such Payment Date; and (ii) 100% of the principal balances of all mortgage loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans);

              Condition 2: provided that (a) the Stepdown Delinquency Test has not been met or (b) the two-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.00% and the three-month rolling average of the Net Excess Spread Percentage is less than 1.25%, an amount equal to the greater of (x) the Overcollateralization Amount as of the immediately preceding payment date (however, in the case where the Overcollateralization Target Amount for the immediately preceding payment date was determined pursuant to Condition 3, the Overcollateralization Amount as of the last payment date prior to entering Condition 3) and (y) the sum of (i) 2.50% of the Note Balance on such payment date; and (ii) 100% of the principal balances of all mortgage loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans); or

              Condition 3: provided that the two-month rolling average of the Net Excess Spread Percentage is less than 1.00%, an amount equal to the sum of (i) 1.25% of the initial Note Balance as of the closing date; and
       (ii) 100% of the principal balances of all mortgage loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans);

    provided, however, that in no event shall the Overcollateralization Target Amount be less than the greater of (x) the sum of (i) 0.50% of the Note Balance as of the closing date and (ii) 100% of the principal balances of all mortgage loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans) and (y) the sum of the three largest outstanding mortgage loans (by principal balance as of such payment date).

       "Participants" means participants in DTC, Euroclear or Clearstream, Luxembourg systems.

       "Plan" means any pension, profit-sharing or other employee benefit plan and arrangements as well as an individual retirement account and certain types of Keogh Plans that are subject to ERISA or Section 4975 of the Internal Revenue Code, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.

       "Policy"  means  the  financial   guaranty   insurance  policy,  and  any
endorsement thereto, provided by the enhancer with respect to the notes, dated as of March 26, 2003.

       "Preference Amount" means any payment of principal or interest on the notes which has become Due for Payment, the nonpayment of which would have been covered by the Policy, which is made to a noteholder by or on behalf of the issuer which has been deemed a preferential transfer and theretofore recovered from that noteholder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

           o the amount collected during the related Collection Period, including the principal portion of Net Liquidation Proceeds, applied to principal pursuant to the terms of the related credit line agreements, exclusive of the Excluded Amount; and

           o the principal portion of the Repurchase Price for any Deleted Loans, any amounts required to be deposited in the Custodial Account by the seller pursuant to the purchase agreement; and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

       "Principal Distribution Amount" means, with respect to any payment date:

           o  during the Managed Amortization Period, Net Principal  Collections
              less  amounts  paid  to   certificateholders  in  respect  of  any
              Additional Balance Increase Amount for that payment date; and

           o  during the Rapid Amortization Period, Principal Collections;

       PROVIDED, that on any payment date during the Amortization Periods, the Principal Distribution Amount shall also include Excess Spread in an amount equal to the aggregate Liquidation Loss Amounts, if any, but only to the extent necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount.

       "Rapid Amortization Event" means the occurrence of any one of the following events:

       (1)    the failure on the part of the seller:

              o to make any payment or deposit required to be made under the purchase agreement within three (3) business days after the date the payment or deposit is required to be made; or

              o to observe or perform in any material respect any other covenants or agreements of the seller set forth in the purchase agreement, which failure continues unremedied for a period of sixty (60) days after written notice thereof to the seller, and the failure materially and adversely affects the interests of the enhancer or the securityholders; provided, that a Rapid Amortization Event will not be deemed to occur if the seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

       (2) any representation or warranty made by the seller in the purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the enhancer or the securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if the seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

       (3) the entry against the seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty (60) consecutive days;

       (4) the seller shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the seller or relating to all or substantially all of its property or the seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

       (5) the issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

       (6)    a servicing  default occurs and is unremedied  under the servicing
              agreement  and  a  qualified   successor  servicer  has  not  been
              appointed;

       (7)    the occurrence of a draw on the Policy;

       (8) the issuer is determined to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes;

       (9)    an event of default under the Insurance Agreement; or

       (10) an event of default under the indenture that has occurred and continues beyond the expiration of any applicable cure period.

       In the case of any event described in (1), (2), (6) or (9), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in those clauses, any of the enhancer, the indenture trustee, or securityholders evidencing not less than 51% of the Note Balance of the securities (with the consent of the enhancer), by written notice to the depositor, the servicer and the owner trustee, and to the indenture trustee, if given by the securityholders or the enhancer, declare that a Rapid Amortization Event has occurred as of the date of the notice. In the case of any event described in clauses (3), (4), (5), (7), (8) or (10), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the enhancer or the securityholders immediately upon the occurrence of the event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the consent of the enhancer and each Rating Agency, subject to the satisfaction of any conditions to that waiver.

       "Rapid Amortization Period" means the period beginning on the earlier of:

           o the first day following the end of the Managed Amortization Period; and

           o  the occurrence of a Rapid Amortization Event;

       and ending upon the termination of the issuer.

       "Rating Agencies" means Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

       "Record Date" means, with respect to the notes and any payment date, the close of business on the last business day preceding that payment date, and with respect to the notes if such notes are no longer held in book-entry form, the last day of the calendar month preceding that payment date.

       "Reference Banks" means major banks in the London interbank market selected by the indenture trustee as provided in the indenture.

       "Reference Bank Rate" means, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Balance of the notes; provided, that at least two Reference Banks provide that rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the servicer after consultation with the enhancer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Note Balance of the notes. If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

       "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

       "REO Loan" means a mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders.

       "Repayment Period" means, with respect to each mortgage loan, the time period stated in the related credit line agreement during which draws can no longer be made.

       "Repurchase Price" means, with respect to any mortgage loan, the amount equal to the principal balance (exclusive of the Excluded Amount) of that mortgage loan at the time of the removal, plus accrued and unpaid interest on that principal balance to the date of removal.

       "Revolving Period" means, with respect to the notes, the period beginning on the closing date and ending on the earlier of:

           o  March 31, 2004; and

           o the occurrence of a Managed Amortization Event or a Rapid Amortization Event.

       "Securities Intermediary" means, with respect to each Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Note Owner's account.

       "Stepdown Date" means, the later to occur of:

           o  the thirty-first (31st) payment date; or

           o the payment date on which the aggregate Note Balance immediately prior to that payment date is less than or equal to 50% of the Note Balance as of the closing date.

       "Stepdown Delinquency Test" means, with respect to any date of determination, a test that is met if the six-month rolling sixty-day average delinquency rate (including mortgage loans that are in foreclosure or are REO Loans) on the mortgage loans (exclusive of the pro rata portion relating to any Excluded Draw) as of such date of determination is less than 3.50%.

       "Teaser Rate" means, with respect to each mortgage loan with an adjustable loan rate, an initial rate less than the sum of the related index and the related gross margin, which is in effect generally during the first twelve months of the term of that mortgage loan.

       "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer.

       "Trustee's Additional Expenses" means all reasonable out-of-pocket expenses of the indenture trustee and all amounts owed to the indenture trustee pursuant to the indemnity of the indenture trustee by the issuer for any and all loss, liability or expense, including reasonable attorneys' fees and disbursements, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties.

       "Trust Estate" means the mortgage loans included in the assets of the issuer.

       "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Wachovia Securities, Inc. as the representative of the underwriters listed therein, and the depositor.

       "Wachovia Bank" means Wachovia Bank, National Association.

       "Yield Maintenance Agreement" means the yield maintenance agreement, provided by Wachovia Bank, National Association, with respect to the notes, dated as of March 26, 2003.


                            DESCRIPTION OF THE POLICY

       The following information has been supplied by the enhancer for inclusion in this prospectus supplement. Neither the enhancer nor any of its affiliates accepts any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. No representation is made by the depositor, the servicer, the seller, the indenture trustee, the underwriter or any of their affiliates as to the accuracy or completeness of the information in those sections. Additionally, the enhancer makes no representation regarding the notes or the advisability of investing in the notes.

       The enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to the Insured Amount will be received from the enhancer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Amount.

       The enhancer's obligations under the Policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

       Notwithstanding the foregoing paragraph, the Policy will not cover shortfalls, if any, attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, Interest Shortfalls or Relief Act Shortfalls. In addition, the Policy does not cover any payments required to be made under the Yield Maintenance Agreement.

       The enhancer will pay any Insured Amount that is a Preference Amount on the second business day following receipt on a business day by the enhancer's fiscal agent of the following:

       o a certified copy of the order requiring the return of a preference payment;

       o an opinion of counsel satisfactory to the enhancer that the order is final and not subject to appeal;

       o an assignment in a form that is reasonably satisfactory to the enhancer, irrevocably assigning to the enhancer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment;

       o appropriate instruments to effect the appointment of the enhancer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the enhancer; and

       o a notice as required by the Policy appropriately completed and executed by the indenture trustee or the related noteholder, as the case may be;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the enhancer will be disbursed to the receiver, conservator, debtor-in-possession or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon delivery of proof of such payment reasonably satisfactory to the enhancer.

       Notwithstanding the foregoing, in no event shall the enhancer be (1) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the enhancer under the Policy, or (2) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any notes, prior to the time the enhancer otherwise would have been required to make a payment under the Policy in respect of such principal, in which case the enhancer shall pay the balance of the Preference Amount when such amount otherwise would have been required to be paid under the Policy.

       The enhancer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by the enhancer of a notice from the indenture trustee in the form attached to the Policy specifying the Insured Amount which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the enhancer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the enhancer for the purposes of this paragraph, and the enhancer will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

       Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the enhancer to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

       Subject to the terms of the indenture, the enhancer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the enhancer under the Policy.

       Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the enhancer.

       The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

       The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

       THE   INSURANCE   PROVIDED   BY  THE   POLICY  IS  NOT   COVERED  BY  THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                       YIELD AND PREPAYMENT CONSIDERATIONS

       The yield to maturity of a note will depend on the price paid by the related noteholder for that note, the Note Rate, including the Auction Rate, in the case of the Class A-2 notes, the rate and timing of principal payments, including payments in excess of the monthly payment made by the related mortgagor, prepayments in full or terminations, liquidations and repurchases, on the mortgage loans and the rate and timing of draws on the mortgage loans and the allocations thereof.

       In general, if a note is purchased at a premium over its face amount and payments of principal of such note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a note is purchased at a discount from its face amount and payments of principal of such note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

       With respect to certain mortgage loans, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the Wachovia Bank underwriting guidelines, mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

       For any mortgage loans secured by junior mortgages, any inability of the mortgagor to pay off the balance thereof may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Under the servicing agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan in some circumstances, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

       In addition to the mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the mortgagor's housing needs, the mortgagor's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the mortgage loans or draws on the mortgage loans. There can be no assurance as to the rate of principal payments on the mortgage loans or draws on the mortgage loans. The mortgage loans may be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws may fluctuate substantially from time to time. Generally, mortgage loans secured by junior liens on the mortgaged property are not viewed by borrowers as permanent financing. Due to the unpredictable nature of both principal payments and draws on the mortgage loans, the rates of principal payments net of draws on the mortgage loans may be much more volatile than for typical first lien mortgage loans.

       The yield to maturity of the notes, and the rate and timing of principal payments on the mortgage loans or draws on the mortgage loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, the mortgage loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check in any amount. A pool of mortgage loans including mortgage loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of mortgage loans including mortgage loans with the former provisions, because of the relative ease of making new draws. Furthermore, the mortgage loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, notes backed by mortgage loans including mortgage loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

       As a result of the payment terms of the mortgage loans, there may be no principal payments made with respect to the mortgage loans in any given month. In addition, it is possible that the aggregate draws on mortgage loans may exceed the aggregate payments with respect to principal on the mortgage loans for the related period. During the Revolving Period and the Managed Amortization Period all or a portion of the Principal Collections on the mortgage loans will be reinvested in additional balances, as described in this prospectus supplement, or, with respect to the Revolving Period, may be used to purchase subsequent mortgage loans, or will be accumulated in a trust account pending commencement of an amortization period with respect to the notes.

       The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the servicer to remove certain mortgage loans from the trust fund at any time during the life of the trust fund, so long as after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount. Removals of mortgage loans may affect the rate at which principal is distributed to noteholders by reducing the aggregate principal balance of the mortgage loans and thus the amount of Principal Collections. See "Description of the Securities--Optional Transfers of Mortgage Loans to Holders of Certificates" in this prospectus supplement.

       The mortgage loans generally will contain due-on-sale provisions permitting the related mortgagee to accelerate the maturity of a mortgage loan upon sale or certain transfers by the mortgagor of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes. See "The Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the mortgage loans.

       The servicer may allow the refinancing of a mortgage loan in the trust fund by accepting prepayments for that mortgage loan and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the defaulted mortgage loans which may be removed from the trust fund. As a result of these programs:

       o the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case; and

       o in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust fund may decline.

       Although the loan rates on the mortgage loans are subject to periodic adjustments, the adjustments generally:

       o will not increase the loan rates over a fixed maximum rate during the life of any mortgage loan; and

       o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the mortgage loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans and accordingly the rate of principal payments, if any, and draws on the mortgage loans may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the mortgage loans or draws on the mortgage loans during any period or over the life of the notes.

       With respect to the indices used in determining the Note Rate and the loan rates of the mortgage loans, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the notes, which adjust based on LIBOR, may occur later than that which would be produced by other indices, and in a period of declining rates, the prime rate, which affects the interest rates on the mortgage loans, may remain higher than other market interest rates, which may result in a higher level of prepayments of the mortgage loans that adjust in accordance with the prime rate than of mortgage loans which adjust in accordance with other indices.

       The Auction Rate on the Class A-2 notes will be determined by the Auction Procedures. If there are not sufficient bids for the Class A-2 notes at a rate at which the holder of the Class A-2 notes would desire to sell, the holder will be required to hold their Class A-2 notes for an indefinite period of time. In addition, if the Class A-2 notes are no longer held in book-entry form, the Note Rate will not be determined in accordance with the Auction Procedures and will be the lesser of the Maximum Auction Rate and the Net WAC Rate.

       The Note Rates on the Class A-1 notes and the Class A-2 notes are subject to a cap equal to the Net WAC Rate for the mortgage loans. Because the Net WAC Rate is reduced to account for interest on the Additional Balance Increase Amount, which is paid to the certificateholders, the Net WAC Rate will be affected by the size of the Additional Balance Increase Amount. To the extent the Net WAC Rate becomes the Note Rate, less interest will accrue on the notes than would otherwise be the case if the Note Rate were not subject to a cap. The prepayment of mortgage loans with higher mortgage rates will increase the likelihood that the notes will be subject to the Net WAC Rate. The holders of the notes will be entitled to recover Interest Shortfalls on any payment date from excess cash flow, if available. There can be no assurance that excess cash flow will be available to pay any such amounts. The Policy does not cover any Interest Shortfalls. The Yield Maintenance Agreement is intended to partially mitigate the interest rate risk that could result from limitations on the Note Rate by the weighted average of the Net WAC Rate on the mortgage loans. The Policy does not cover any payments that are required to be made under the Yield Maintenance Agreement. If payments are not made as required under the Yield
Maintenance Agreement, those amounts will only be paid if excess cash flow is available for that purpose. The Yield Maintenance Agreement will terminate after the payment date in January 2008.

       The timing of changes in the rate of principal payments on a note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

       The rate and timing of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the notes. There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans, however, the rate of losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of mortgage loans with high CLTV Ratios or low Junior Ratios. To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable credit enhancements, holders of the notes will bear all risk of losses resulting from default by mortgagors. Even where the Policy covers all losses incurred on the mortgage loans, the effect of losses may be to increase prepayment rates on the mortgage loans, thus reducing the weighted average life and affecting the yield to maturity.

       Amounts on deposit in the Funding Account may be used during the Revolving Period to acquire additional balances and subsequent mortgage loans. In the event that at the end of the Revolving Period any amounts on deposit in the Funding Account have not been used to acquire additional balances or subsequent mortgage loans, or to make payments to the certificateholders in respect of any Additional Balance Increase Amount, the notes will be prepaid in part on the following payment date.

       "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the notes will be influenced by, among other factors, the rate of principal payments and the rate of draws on the mortgage loans.

       The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Description of the Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

       The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The prepayment assumption model assumes the constant prepayment rate, or CPR, of the then outstanding principal balance of the mortgage loans specified. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

       The tables set forth below are based on a CPR, a constant draw rate, which, for purposes of the assumptions, is the amount of additional balances drawn each month as an annualized percentage of the aggregate principal balance of the mortgage loans outstanding at the beginning of that month, and optional termination assumptions as indicated in the tables below and further assume that the mortgage loans consist of mortgage loans having the following characteristics:

                             ASSUMED CHARACTERISTICS

                                                                          FULLY
                                GROSS    NET     ORIGINAL    REMAINING    INDEXED    MAXIMUM    MONTHS TO       CREDIT
LOAN NUMBER      BALANCE        WAC (%)  WAC       TERM         TERM      MARGIN       RATE       TEASER      UTILIZATION
                   ($)                    (%)    (MONTHS)    (MONTHS)        (%)        (%)     EXPIRATION        RATE
                                                                                                                  (%)
1              20,076,339.10    3.7500   3.2500     235         221       -0.5000     16.000        0            67.37%

2             911,880,656.48    4.4041   3.9041     232         216        0.1551     16.000        0            59.17%

3             168,054,124.10    4.5010   4.0010     236         232        0.5423     16.000        8            56.12%

       In addition, it was assumed that:

       (1)    payments are made in accordance  with the description set forth in
              this   prospectus    supplement   under    "Description   of   the
              Securities--Priority of Distributions";

       (2) payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing on April 25, 2003;

       (3) the assumed scheduled maturity date, original term and remaining term are modeling assumptions based on the draw terms of the mortgage loans;

       (4)    no delinquencies or defaults occur;

       (5) monthly draws and prepayments are calculated as set forth in the tables below simultaneously, based on the prior month's ending balance;

       (6) the mortgage loans pay on the basis of 30 days in the related accrual period and a 360-day year;

       (7)    no Rapid Amortization Event occurs;

       (8)    each mortgage loan is payable monthly;

       (9)    the closing date is March 26, 2003;

       (10) LIBOR is equal to 1.285% per annum and the prime rate used for calculating the interest rate on the mortgage loans is 4.25%; and

       (11) the initial Note Balance is as set forth on page S-6 of this prospectus supplement.

       The actual characteristics and performance of the mortgage loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and draw scenarios. For example, it is very unlikely that the mortgage loans will prepay and/or experience draws at a constant rate until maturity or that all mortgage loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Note Balance outstanding over time and the weighted average life of the notes. Neither the CPR model nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the actual prepayment experience and the principal balances of the mortgage loans that prepay may increase or decrease each weighted average life shown in the following tables. These variations may occur even if the average prepayment experience of all mortgage loans equals the CPR, as indicated.

      PERCENTAGE OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE BALANCE(1)(2)

PAYMENT DATE                             PERCENTAGE OF BALANCE
------------------------- ------------------------------------------------------
           CPR              10%     20%     30%     43%     50%     60%     70%
------------------------- ------- ------- ------- ------- ------- ------- ------
Initial                     100     100     100     100     100     100     100

March 2004                  100     100     100      86      75      60      45

March 2005                  100     100     100      74      57      37      21

March 2006                  100     100     100      64      44      23      10

March 2007                   82      62      57      30      17      6       1

March 2008                   64      25      12      1       0       0       0

March 2009                   46      0       0       0       0       0       0

March 2010                   29      0       0       0       0       0       0

March 2011                   11      0       0       0       0       0       0

March 2012                   0       0       0       0       0       0       0

Weighted Average Life
to 10% call (years) ...... 5.81    4.35   4.18     3.07   2.41     1.71    1.19

Weighted Average Life
to maturity (years) ...... 5.84    4.37   4.19     3.08   2.44     1.75    1.24

       (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) a CPR as disclosed above less a constant draw rate of 34%.

       (2)    All percentages are rounded to the nearest 1%.

                                 THE AGREEMENTS

THE PURCHASE AGREEMENT

       The mortgage loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the seller pursuant to the mortgage loan purchase agreement, referred to in this prospectus supplement as the purchase agreement, dated as of the cut-off date, among the seller, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "Description of the Agreements" in the prospectus.

PURCHASE OF MORTGAGE LOANS

       Under the purchase agreement, the seller has agreed to transfer and assign, without recourse, to the depositor the initial mortgage loans and related additional balances, and the Mortgage Loan Files. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement, which will include the obligation, except during the Rapid Amortization Period, to purchase additional balances relating to the initial mortgage loans. The owner trustee, on behalf of the trust fund, will, concurrently with the assignment, grant a security interest in the trust fund to the indenture trustee to secure the notes. Subsequent mortgage loans may also be purchased by the depositor from the seller during the Revolving Period, pursuant to subsequent transfer agreements as set forth in the purchase agreement. Upon the transfer to the depositor, the subsequent mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the applicable subsequent transfer agreement with the seller (which will include the obligation, except during the Rapid Amortization Period, to purchase additional balances relating to the subsequent mortgage loans). The issuer will pay for these subsequent mortgage loans from funds on deposit in the Funding Account. The purchase agreement will provide that the subsequent mortgage loans must conform to certain specified characteristics described above under "Description of the Mortgage Loans--The Funding Account; Conveyance of Additional Balances and Subsequent Mortgage Loans." For a general description of the seller, see "The Seller and Servicer" in this prospectus supplement. The purchase price of the initial mortgage loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent mortgage loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent mortgage loans as of the date so transferred, as identified on the mortgage loan schedule attached to the related subsequent transfer agreement provided by the depositor. The purchase price of each additional balance is the amount of the related new advance and is payable by the issuer, in cash, including withdrawals from the Funding Account and any amount contributed or from payments to certificateholders in respect of the Additional Balance Increase Amount, as provided in the purchase agreement and the indenture.

       The purchase agreement will require that, within a specified time period, the seller will deliver to the servicer, as agent for the indenture trustee, with respect to each mortgage loan and any modification or amendment thereto, the related Mortgage Loan File.

REPRESENTATIONS AND WARRANTIES

       The seller will represent and warrant to the depositor that, among other things, as of the closing date or, the related subsequent transfer date with respect to any subsequent mortgage loans:

       o the information set forth in a schedule of the related mortgage loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

       o immediately prior to the sale of the initial mortgage loans to the depositor and the subsequent mortgage loans to the issuer, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests;

       o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the initial mortgage loans or the subsequent mortgage loans, as applicable, and the proceeds thereof;

       o at the time it was made, each mortgage loan complied in all material respects with all applicable local, state and federal laws;

       o as of the cut-off date, with respect to the initial mortgage loans, or related subsequent cut-off date, with respect to any subsequent mortgage loans, no mortgage loan is 30 days or more delinquent in payment of principal and interest;

       o to the best of the seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property;

       o none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or were originated in violation of any comparable state law;

       o none of the mortgage loans are "home loans" under the Georgia Fair Lending Act; and

       o none of the proceeds of any mortgage loan were used to purchase single-premium credit life insurance.

       The depositor will assign to the issuer all of its right, title and interest in the purchase agreement and each subsequent transfer agreement, insofar as the purchase agreement and each subsequent transfer agreement relates to the representations and warranties made by the seller in respect of the initial mortgage loans and the subsequent mortgage loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the seller will be assigned by the issuer to the indenture trustee for the benefit of the noteholders and the enhancer, and therefore a breach of the representations and warranties of the seller will be enforceable on behalf of the trust. If the seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the noteholders or the enhancer in that mortgage loan, within 90 days after notice from the servicer, the seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

       As to any mortgage loan required to be purchased by the seller as provided above, rather than purchase the mortgage loan, the seller may, at its sole option, remove the Deleted Loan from the trust fund and substitute in its place an Eligible Substitute Loan.

REVIEW OF MORTGAGE LOANS

       Within 90 days following the delivery of a Mortgage Loan File to the servicer, the servicer will review or cause to be reviewed the Mortgage Loan File. If any Mortgage Loan File is found to be defective in any material respect which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture trustee, as pledgee of the trust fund, the securityholders or the enhancer in that mortgage loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the servicer, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective mortgage loan from the trust fund. The obligation of the seller to remove a Deleted Loan from the trust fund is the sole remedy regarding any defects in the mortgage loans and Mortgage Loan Files available to the issuer, the enhancer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the seller. Any mortgage loan not so purchased or substituted for shall remain in the trust fund.

THE SERVICING AGREEMENT

       The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "Description of the Agreements" in the prospectus.

       All of the mortgage loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer and its activities, and certain information concerning the servicer's delinquency experience on residential mortgage loans, see "The Seller and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

       All collections on the mortgage loans will generally be allocated in accordance with the related credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal and to the extent not specified in the related credit line agreement, collections will generally be applied first to interest and then to principal.

       The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account, the Funding Account and the Distribution Account prior to the close of business on the business day next succeeding each Determination Date.

       The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

       o to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement (including any amounts owed to the indenture trustee pursuant to the indenture);

       o  to the Funding Account, amounts required to be deposited therein;

       o  to  the  Distribution   Account,   amounts  for  distribution  to  the
          certificateholders; and

       o to the Note Payment Account, an amount equal to the portion of Principal Collections and Interest Collections required to be paid to the holders of the notes on the business day prior to each payment date.

COLLECTION AND OTHER SERVICING PROCEDURES

       The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans included in the mortgage pool. Consistent with that standard, the servicer may in its discretion waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage loan, provided that the insurance coverage for that mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or the extension.

       The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of principal and/or interest on any mortgage loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that mortgage loan. If the servicer makes any optional advances of delinquent principal and/or interest, the servicer shall be entitled to reimburse itself from collections on the mortgage loans, or if those amounts are not sufficient, by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

       In addition, in certain instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the enhancer and the noteholders, the servicer may permit certain modifications of the mortgage loan or make forbearances on the mortgage loan rather than proceeding with foreclosure or repossession, if applicable. In making the determination, the loss that might result if the mortgage loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. In addition, if a mortgage loan is in default or, in the judgment of the servicer a default is reasonably foreseeable, the servicer may, through modification, convert the mortgage loan into a fully amortizing home equity loan.

       In any case in which mortgaged property subject to a mortgage loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the servicer shall have determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related mortgage loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

       Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

       The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

       The servicer may be subject to certain restrictions under the servicing agreement with respect to the refinancing of a lien senior to a mortgage loan secured by a lien on the related mortgaged property. In addition, if a mortgaged property did not have a lien senior to the related mortgaged loan as of the cut-off date, then the servicer may not consent to the placing of a lien senior to the mortgage loan on the related mortgaged property.

REALIZATION UPON DEFAULTED LOANS

       With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer will decide whether to foreclose upon the mortgaged property or with respect to that mortgage loan, write off the principal balance of the mortgage loan as a bad debt or take an unsecured note, provided, however, that if the servicer has actual knowledge that any mortgaged property is affected by hazardous or toxic wastes or substances and that the acquisition of the mortgaged property would not be commercially reasonable, then the servicer shall not cause the issuer or the indenture trustee to acquire title to that mortgaged property in a foreclosure or similar proceeding. In connection with that decision, the servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a mortgage loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the mortgage loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the indenture trustee or to its nominee on behalf of the noteholders. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until such time as the mortgage loan becomes a liquidated mortgage loan. Any income, net of expenses and fees and other than gains described below, received by the servicer on the related mortgaged property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to noteholders. The foregoing is subject to the proviso that the servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that the expenditure will increase the related Net Liquidation Proceeds.

       With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer may pursue foreclosure, or similar remedies, subject to any senior lien positions and certain other restrictions pertaining to junior loans concurrently with pursuing any remedy for a breach of a representation and warranty made by the seller or the depositor. However, the servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the related mortgage loan will be removed from the trust fund. The servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. However, the servicer may continue to pursue recovery on the mortgage loans. In that case, the servicer will continue to be entitled to receive a servicing fee for that mortgage loan and any additional liquidation expenses, including a customary recovery fee, relating to that mortgage loan thereafter incurred will be reimbursable to the servicer from any amounts otherwise payable to the noteholders, or may be offset by any subsequent recovery related to that mortgage loan. Alternatively, for purposes of determining the amount of related liquidation proceeds to be paid to noteholders, the amount of any loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

NON-RECORDATION OF ASSIGNMENTS; POSSESSION OF MORTGAGES

       Subject to the conditions described in the servicing agreement, the seller will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. The seller will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of those mortgages in favor of the indenture trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee, if the seller were to sell, assign, satisfy or discharge any of those mortgage loans prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, including Florida, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the mortgage loans may not be effective against certain creditors or purchasers from the seller or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

       The indenture trustee will not have physical possession of the mortgages related to the mortgage loans in the trust. Instead, the seller, in its capacity as servicer, will retain possession of the mortgages, and the mortgages will not be stamped or otherwise marked to reflect the assignment to the depositor, then to the owner trustee and then to the indenture trustee. If a subsequent purchaser were able to take physical possession of the mortgages without knowledge of those assignments, the interests of the indenture trustee in the mortgages could be defeated. In that event, distributions to noteholders may be adversely affected.

MODIFICATION OF MORTGAGE LOANS

       In accordance with the servicing agreement, the servicer may grant the request of a mortgagor of a mortgage loan to either:

       o  change the interest rate payable on the related mortgage loan;

       o increase the credit limit on the related mortgage loan above the limit stated in the related credit line agreement;

       o refinance the existing senior lien or place a new senior lien related to a mortgage loan resulting in a CLTV Ratio above the previous CLTV Ratio for that loan; or

       o  make any other material modification to the related mortgage loan.

provided, however, that without the consent of the enhancer, the aggregate amount of mortgage loans so modified may not exceed 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

SERVICING DEFAULT; RIGHTS UPON SERVICING DEFAULT

       A servicing default under the servicing agreement generally will include:

       o any failure by the servicer to deposit to the Custodial Account, Funding Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for three (3) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

       o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 60 days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

       o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

       o  certain other events relating to the servicer.

       So long as a servicing default under the servicing agreement remains unremedied, either the depositor, the enhancer, so long as it is not in default of its payment obligations under the Policy, or, if the enhancer is in default of its payment obligations under the Policy, the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase mortgage loans under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer shall be acceptable to the enhancer, as evidenced by the enhancer's prior consent; and provided further that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies, if determined without regard to the Policy. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which compensation may not be greater than the compensation paid to the initial servicer under the servicing agreement.

EVIDENCE AS TO COMPLIANCE

       The servicing agreement provides for delivery on or before a specified date in each year, to the depositor, the enhancer and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

       The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor, the enhancer and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

       Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE SERVICER

       The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

       The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust fund or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

       Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person satisfactory to the enhancer and meeting the requirements set forth in the servicing agreement. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

AMENDMENT

       The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, if determined without regard to the Policy, and provided further, that the consent of the enhancer and the indenture trustee shall be obtained.

THE TRUST AGREEMENT AND THE INDENTURE

       The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "Description of the Agreements" in the prospectus.

THE TRUST FUND

       Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust fund against the seller under the purchase agreement and against the servicer under the servicing agreement.

REPORTS TO NOTEHOLDERS

       The servicer will prepare and furnish to the indenture trustee pursuant to the terms of the servicing agreement, and the indenture trustee will make available to each holder of the notes and each Rating Agency, the enhancer and the depositor, a report setting forth certain amounts relating to the notes for each payment date, including, among other things:

       (1) the amount of principal, if any, payable on that payment date to the holders of the notes;

       (2) the amount of interest payable on that payment date to the holders of the notes and the amount, if any, of Interest Shortfalls;

       (3) the Note Balance after giving effect to any payment of principal on that payment date;

       (4) the Principal Collections and Interest Collections for the related Collection Period;

       (5) the aggregate principal balance of the mortgage loans as of the end of the preceding Collection Period;

       (6) the balance of the Funding Account as of the end of the preceding Collection Period;

       (7) the aggregate principal balance of all subsequent mortgage loans transferred pursuant to a subsequent transfer agreement since the closing date;

       (8) the Overcollateralization Amount as of the end of the preceding Collection Period;

       (9)    the monthly CPR and draw rate for that payment date; and

       (10) the amounts paid, if any, under the Policy and the Yield Maintenance Agreement for that payment date.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of notes.

       The indenture trustee will make the reports to holders of the notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. The indenture trustee shall have the right to change the way the reports to holders of the notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

CERTAIN COVENANTS

       The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

       (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

       (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

       (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

       (4) the issuer has received consent of the enhancer and has been advised that the ratings of the notes, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

       (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

       (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

       (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

       The issuer will not, among other things:

       (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

       (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

       (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

       (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

       The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

       An event of default under the indenture includes:

       (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

       (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the enhancer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes or the enhancer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

       (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust fund, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust fund, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

       If an event of default with respect to the notes at the time outstanding occurs and is continuing, the indenture trustee, acting on the direction of the enhancer, if the enhancer is not then in default under the Policy, or the holders of notes representing a majority of the Note Balance, if the enhancer is in default under the Policy, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the enhancer or the holders of notes representing a majority of the Note Balance, with the consent of the enhancer.

       If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of the enhancer, if the enhancer is not then in default under the Policy, or on the direction of at least 51% of the noteholders, if the enhancer is in default under the Policy, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration.

       In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

       o the enhancer, if the enhancer is not then in default under the Policy, or all noteholders, if the enhancer is in default under the Policy, consent to the sale;

       o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes and to reimburse the enhancer at the date of the sale; or

       o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then Note Balance and the enhancer.

       In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

       In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

       No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

       (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

       (2) the holders of any note evidencing not less than 25% of the aggregate percentage interests constituting that note:

              o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

              o  have offered to the indenture trustee reasonable indemnity;

       (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity;

       (4)    the enhancer  has given its consent to the  proposed  proceedings;
              and

       (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the outstanding principal balances of that note, except as otherwise provided for in the related agreement with respect to the enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes or the enhancer, unless the noteholders or the enhancer have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT AND MODIFICATION OF TRUST AGREEMENT AND INDENTURE

       The trust agreement may be amended from time to time by the parties thereto, with the consent of the enhancer, provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee, the indenture trustee and the enhancer to the effect that the amendment:

       o  complies with the provisions of the trust agreement; and

       o  will not cause the trust fund to be subject to an entity level tax.

       With the consent of the holders of a majority of the outstanding notes and the enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby and the enhancer, no supplemental indenture will:

       (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

       (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

       (3) reduce the percentage of the Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

       (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

       (5) decrease the percentage of the Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

       (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

       (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

       The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

TERMINATION; REDEMPTION OF NOTES

       The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders and the payment of all amounts due and owing the enhancer under the insurance agreement following the earliest of:

       o the final distribution of all moneys or other property or proceeds of the trust fund in accordance with the terms of the indenture and the trust agreement;

       o  the Final Payment Date; or

       o the purchase by the servicer of all mortgage loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

       The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture including, for as long as the notes are outstanding, all amounts payable under the Policy.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

       Neither the indenture  trustee nor any  director,  officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 USE OF PROCEEDS

       The proceeds from the sale of the notes will be used, together with the transfer of the certificates, to purchase the initial mortgage loans from the depositor. However, the depositor will not receive any proceeds from any sale of the notes in market-making transactions by Wachovia Securities, Inc., an affiliate of the depositor. See "Underwriting" in this prospectus supplement.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

       The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

       This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

       o is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

       o  is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

       In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

       The notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

       The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

STATUS AS REAL PROPERTY LOANS

       Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

ORIGINAL ISSUE DISCOUNT

       The notes are expected to be treated as issued with original issue discount. The original issue discount on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of the notes will be the first cash price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of the notes is sold for cash on or prior to the closing date, the issue price the notes will be treated as the fair market value of the notes on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate" an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note. Interest on the notes is not expected to be treated as qualified stated interest because interest accrued at a rate in excess of the rate described in clause (2) of the definition of the Note Rate of the notes (limiting the rate to the weighted average net loan rate or that rate minus 0.50%) could in high interest rate periods cause the payment of interest to be deferred for a period exceeding one year.

       In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

       If the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

       Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this
prospectus   supplement  for  a  description  of  the  election  under  the  OID
Regulations.

       If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

       As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

       A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

       o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, PLUS

       o the daily portions of original issue discount for all days during the accrual period prior to that day, LESS

       o any principal payments made during the accrual period relating to the note.

MARKET DISCOUNT

       A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under
Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

       A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Material Federal Income Tax Considerations--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

       However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Material Federal Income Tax Considerations--Original Issue Discount" in this prospectus supplement.

       Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

       To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

       Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

PREMIUM

       If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended. The use of an assumption that there will be no prepayments may be required.

REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

       Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

SALES OF NOTES

       If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended.

       Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Material Federal Income Tax Considerations--Market Discount" and "--Premium."

       A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

       Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

BACKUP WITHHOLDING

       Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code of 1986, as amended, if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

       The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

TAX TREATMENT OF FOREIGN INVESTORS

       Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

NEW WITHHOLDING REGULATIONS

       The Treasury Department has issued new regulations referred to as the "New Withholding Regulations," which revise procedures for complying with or obtaining exemptions under to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. Special rules are applicable to partnerships, estates and trusts and, in certain circumstances, certifications as to foreign status and other matters may be required from partners or beneficiaries thereof The New Withholding Regulations are generally effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the procedure for obtaining an exemption from withholding under the New Withholding Regulations.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

       Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the notes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Issuer and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                        STATE AND OTHER TAX CONSEQUENCES

       In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.


                              ERISA CONSIDERATIONS

       The notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

       Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition and holding of the note by the purchaser does not constitute or give rise to a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

       The notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee, the enhancer or any of their affiliates:

       o has investment or administrative discretion with respect to the Plan assets;

       o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

       o  unless   United  States   Department   of  Labor  ("DOL")   Prohibited
          Transaction Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the Plan.

       On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations took effect on July 5, 2001.

       The sale of any of the notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

       The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in the notes. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

       Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount of notes opposite its name in the table below:

                            PRINCIPAL AMOUNT OF NOTES

                           Wachovia            Banc One            J.P. Morgan
                       Securities, Inc.  Capital Markets, Inc.   Securities Inc.
                       ----------------  ---------------------   ---------------
  Class A-1 notes....    $900,000,000         $50,000,000          $50,000,000
  Class A-2 notes....    $100,000,000             $0                   $0

       The distribution of the notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 99.78% of the Note Balance as of the closing date.

       The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

       The underwriters intend to make a secondary market in the notes, but have no obligation to do so. There can be no assurance that a secondary market for the notes will develop, or if it does develop, that it will provide holders of the notes with liquidity of investment at any particular time or for the life of the notes. The notes will not be listed on any securities exchange.

       Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

       Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

       This prospectus supplement and the accompanying prospectus may be used by Wachovia Securities, Inc., an affiliate of the depositor, in connection with offers and sales related to market-making transactions in the notes. In these market-making transactions, Wachovia Securities, Inc. may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

       Certain legal matters with respect to the notes will be passed upon for the depositor and the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                     RATINGS

       It is a condition to issuance of the notes that they be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's. The depositor has not requested a rating on the notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the notes by another rating agency could be lower than the ratings assigned to the notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by the holders of the notes of distributions on the mortgage loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the notes, but does not address Interest Shortfalls or the likelihood that payments will be made by the provider of the Yield Maintenance Agreement. The ratings on the notes do not constitute statements regarding the possibility that the holders of the notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                     EXPERTS

       The financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 are included in the Form 8-K of the registrant, which is incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants which is also incorporated by reference therein and upon the authority of said firm as experts in accounting and auditing.

                                   SCHEDULE I

                       SCHEDULED                                  SCHEDULED
  PAYMENT DATE      NOTIONAL BALANCE        PAYMENT DATE       NOTIONAL BALANCE
  ------------      ----------------        ------------       ----------------
   April 2003       1,000,000,000.00       September 2005      1,000,000,000.00
    May 2003        1,000,000,000.00        October 2005       1,000,000,000.00
   June 2003        1,000,000,000.00       November 2005       1,000,000,000.00
   July 2003        1,000,000,000.00       December 2005       1,000,000,000.00
  August 2003       1,000,000,000.00        January 2006       1,000,000,000.00
 September 2003     1,000,000,000.00       February 2006       1,000,000,000.00
  October 2003      1,000,000,000.00         March 2006        1,000,000,000.00
 November 2003      1,000,000,000.00         April 2006        1,000,000,000.00
 December 2003      1,000,000,000.00          May 2006           936,127,374.22
  January 2004      1,000,000,000.00         June 2006           902,223,586.93
 February 2004      1,000,000,000.00         July 2006           868,336,386.14
   March 2004       1,000,000,000.00        August 2006          834,465,763.71
   April 2004       1,000,000,000.00       September 2006        800,611,711.54
    May 2004        1,000,000,000.00        October 2006         766,774,221.53
   June 2004        1,000,000,000.00       November 2006         732,953,285.57
   July 2004        1,000,000,000.00       December 2006         699,148,895.57
  August 2004       1,000,000,000.00        January 2007         665,361,043.42
 September 2004     1,000,000,000.00       February 2007         631,589,721.04
  October 2004      1,000,000,000.00         March 2007          597,834,920.35
 November 2004      1,000,000,000.00         April 2007          564,096,633.25
 December 2004      1,000,000,000.00          May 2007           530,374,851.68
  January 2005      1,000,000,000.00         June 2007           496,669,567.54
 February 2005      1,000,000,000.00         July 2007           462,980,772.79
   March 2005       1,000,000,000.00        August 2007          429,308,459.34
   April 2005       1,000,000,000.00       September 2007        395,652,619.13
    May 2005        1,000,000,000.00        October 2007         362,013,244.11
   June 2005        1,000,000,000.00       November 2007         328,390,326.22
   July 2005        1,000,000,000.00       December 2007         294,783,857.41
  August 2005       1,000,000,000.00        January 2008         261,193,829.63

                                     ANNEX I


                               AUCTION PROCEDURES

       The following description of the Auction Procedures applies to the Class A-2 Notes, or the Auction Notes. The term "note," as used in this Annex, refers to the Auction Notes, and the term "noteholder" refers to noteholders holding the Auction Notes. Capitalized terms used in this Annex I and not otherwise defined have the meanings ascribed in the accompanying prospectus supplement.

       "All Hold Rate" means ninety percent (90%) of LIBOR.

       "Auction" means the implementation of the Auction Procedures on an Auction Date.

       "Auction Agent" means Wachovia Securities, Inc., or any successor appointed under the Auction Agent Agreement.

       "Auction Agent Agreement" means the Auction Agent Agreement, to be entered into as of the closing date, among the indenture trustee (solely in its capacity as indenture trustee, and not in its individual capacity), the Auction Agent and Wachovia Asset Securities, Inc., as holder of the Certificates, including any amendment thereof or supplement thereto.

       "Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

       "Auction Date" means the Business Day immediately preceding the first day of each Interest Period, commencing in April 2003, other than each Interest Period commencing after the Auction Notes are no longer maintained by the Depository in Book-Entry Form. Notwithstanding the foregoing, the Auction Date for one or more Interest Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

       "Auction Notes" means the Class A-2 notes.

       "Auction Procedures" means the procedures set forth in the Auction Agent Agreement, and described in this prospectus supplement by which the Auction Rate is determined.

       "Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures.

       "Authorized Denominations" means, with respect to the Auction Notes, $25,000 and integral multiples of $25,000 in excess thereof.

       "Broker-Dealer" means Wachovia Securities, Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), (b) has been appointed as such by the Depositor, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

       "Broker-Dealer Agreement" means the Broker-Dealer Agreement, to be entered into as of the closing date, among the Auction Agent, the Broker-Dealer and Wachovia Asset Securities, Inc., as Holder of the Certificates, and each other agreement among the Auction Agent, the Holder of the Certificates and an eligible Broker-Dealer, as from time to time, amended or supplemented.

       "Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to any Broker-Dealer Agreement.

       "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or banking institutions in the States of New York, North Carolina or Delaware are authorized or obligated by law or executive order to be closed.

       "Existing Noteholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Noteholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of the Auction Notes.

       "Existing Noteholder Registry" means the registry of Persons who are owners of the Auction Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

       "Holder of the Certificates" means Wachovia Asset Securitization, Inc., a North Carolina corporation.

       "Market  Agent"  means  Wachovia  Securities,   Inc.,  in  such  capacity
hereunder, or any successor to it in such capacity hereunder.

       "Maximum Auction Rate" means, (A) LIBOR plus 0.40%, if the ratings assigned by the Rating Agencies to the Auction Notes are "AAA" and "Aaa" or (B) LIBOR plus 1.25%, if the ratings assigned by the Rating Agencies to the Auction Notes are less than "AAA" and "Aaa". However, in no event will the Maximum Auction Rate on the Class A-2 notes exceed the lesser of the Net WAC Rate or 15.00% per annum. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the servicing agreement and the Auction Agent Agreement.

       "Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

       "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any such agency or political subdivision thereof.

       "Potential Noteholder" means any Person (including an Existing Noteholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Notes (or, in the case of an Existing Noteholder thereof, an additional principal amount of Auction Notes).

       "Rate Adjustment Date" means the date on which the Note Rate is effective and means, with respect to the Auction Notes, the date of commencement of each Interest Period.

       "Rate Determination Date" means the related Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of the related Interest Period.

                 EXISTING NOTEHOLDERS AND POTENTIAL NOTEHOLDERS

       Participants in each Auction may include: (i) Existing Noteholders as of the close of business on the Business Day preceding each Auction Date according to the records of the Auction Agent; and (ii) Potential Noteholders. See "--Broker-Dealer."

       By purchasing an Auction Note, whether in an Auction or otherwise, each prospective purchaser of the Auction Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in this prospectus supplement; (ii) so long as the beneficial ownership of the Auction Notes is maintained in book-entry form to sell, transfer or otherwise dispose of the Auction Notes only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Noteholder of the Auction Notes so transferred, its Participant or Broker-Dealer shall advise the Auction Agent of such transfer; and (iii) to have its beneficial ownership of the Auction Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

       The principal amount of the Auction Notes purchased or sold may be subject to proration procedures on the Auction Date. Each purchase or sale of the Auction Notes on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

AUCTION AGENT

       Wachovia Securities, Inc., a North Carolina corporation, will be appointed as Auction Agent in connection with Auctions. The indenture trustee will enter into the Auction Agent Agreement with Wachovia Securities, Inc., as the Auction Agent. Any substitute Auction Agent ("Substitute Auction Agent") will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the indenture trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement. The Auction Agent may at any time resign by giving at least 90 days notice to the indenture trustee, the holder of the Certificates, the servicer and the Market Agent. The Auction Agent may be removed at any time by the indenture trustee for cause or by the Noteholders holding 66-2/3% of the aggregate principal amount of the Auction Notes then outstanding with or without cause, and if by such Noteholders, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the indenture trustee and the Market Agent upon at least 90 days notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Noteholders holding 66-2/3% of the aggregate principal amount of the Auction Notes then outstanding or by the Market Agent, a substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the indenture trustee, the holder of the Certificates and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the Auction Agent Agreement, the Auction Agent does not receive such payment.

       If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent (but in no event shall the indenture trustee be obligated to assume the obligations of the Auction Agent).

       The Auction Agent is acting as agent for the trust fund in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted in good faith or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts. The Auction Agent Fee is required to be paid by the holder of the Certificates and if not so paid will be paid from available funds in the order of priority described in this prospectus supplement. To the extent funds are available as described in "Description of the Securities--Priority of Distributions" in this prospectus supplement, the trust fund will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and any Broker-Dealer Agreement, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the trust fund will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under any Broker-Dealer Agreement, such fees and expenses being payable as described above.

BROKER-DEALER

       Existing  Noteholders  and  Potential   Noteholders  may  participate  in
Auctions only by submitting orders (in the manner described below) through a Broker-Dealer.

       Each Broker-Dealer is entitled to a Broker-Dealer Fee, which is payable in the priority described in this prospectus supplement and guaranteed by the holder of the Certificates pursuant to the related Broker-Dealer Agreement.

                               AUCTION PROCEDURES

GENERAL

       Pursuant to the Auction Agent Agreement, Auctions to establish the Auction Rate for the Auction Notes issued by the trust fund will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described in this prospectus supplement.

       In the event the ownership of the Auction Notes is no longer maintained in book-entry form by the Depository, no further Auctions will be held.

       The Auction Agent will calculate the Maximum Auction Rate and the All Hold Rate on each Auction Date. The servicer will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net WAC Rate. If the Auction Notes are no longer maintained in book-entry form, the servicer will calculate the Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period. The servicer will determine LIBOR for each Interest Period and will promptly advise the Auction Agent. The determination by the servicer of LIBOR will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties.

SUBMISSION OF ORDERS

       So long as the ownership of the Auction Notes is maintained in book-entry form, an Existing Noteholder may sell, transfer or otherwise dispose of Auction Notes pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction only through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Noteholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for the Auction Notes will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

       Prior to the "Submission Deadline" (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a note:

       (a) each Existing Noteholder may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of Auction Notes owned by such Existing Noteholder which such Existing Noteholder desires to continue to hold without regard to the Note Rate for the next succeeding Interest Period (a "Hold Order"); (ii) the principal amount of Auction Notes owned by such Existing Noteholders which such Existing Noteholder offers to sell if the Note Rate for the next succeeding Interest Period will be less than the rate per annum specified by such Existing Noteholder (a "Bid"); and/or (iii) the principal amount of Auction Notes owned by such Existing Noteholder which such Existing Noteholder offers to sell without regard to the Note Rate for the next succeeding Interest Period (a "Sell Order"); and

       (b) the Broker-Dealer may contact Potential Noteholders to determine the principal amount of Auction Notes which each such Potential Noteholder offers to purchase, if the Note Rate for the next succeeding Interest Period will not be less than (and in some cases equal to) the rate per annum specified by such Potential Noteholder (also a "Bid").

       Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Noteholder and each Potential Noteholder placing an Order is referred to as a "Bidder."

       Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of Auction Notes specified in such Bid if the Note Rate as determined in the Auction Procedures will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of Auction Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Note Rate will be equal to the rate specified in such Bid or
(iii) such principal amount or a lesser principal amount of the Auction Notes to be determined as described below under "Acceptance and Rejection of Orders," if the Note Rate is less than the rate specified in such Bid and Sufficient Bids (as defined below) have not been made.

       Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of the Auction Notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of Auction Note as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

       Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Noteholder will constitute an irrevocable offer to purchase
(i) the principal amount of the Auction Note specified in such Bid if the Note Rate as determined in the Auction Procedures will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount as described below in "Acceptance and Rejection of Orders," if the Note Rate as determined in the Auction Procedures is equal to the rate specified in such Bid.

       The Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of the Auction Notes that is the subject of such order; (iii) to the extent that such Bidder is an Existing Noteholder: (a) the principal amount of the Auction Notes, if any, subject to any Hold Order placed by such Existing Noteholder; (b) the principal amount of the Auction Notes, if any, subject to any Bid placed by such Existing Noteholder and the rate specified in such Bid; and (c) the principal amount of the Auction Notes, if any, subject to any Sell Order placed by such Existing Noteholder, and (iv) to the extent such Bidder is a Potential Noteholder, the rate specified in such Potential Noteholder's Bid.

       If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

       If an Order or Orders covering the Auction Notes owned by any Existing Noteholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Noteholder covering the principal amount of Auction Notes owned by such Existing Noteholder and not subject to an Order submitted to the Auction Agent.

       Neither the seller, the indenture trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.

       An Existing Noteholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Notes then held by such Existing Noteholder. An Existing Noteholder that offers to purchase additional Auction Notes is, for purposes of such offer, treated as a Potential Noteholder.

       Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by an Existing Noteholder and (ii) not be accepted if submitted by a Potential Noteholder.

VALIDITY OF ORDERS

       If any Existing Noteholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Auction Notes owned by such Existing Noteholder, such Orders will be considered valid as follows and in the order of priority described below.

       HOLD ORDERS. All Hold Orders will be considered valid, but only up to the
aggregate   principal  amount  of  the  Auction  Notes  held  by  such  Existing
Noteholder.

       BIDS. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Auction Notes held by such Existing Noteholder over the aggregate principal amount of the Auction Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Noteholder and the aggregate principal amount of Auction Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates is submitted on behalf of such Existing Noteholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Auction Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified.

       SELL ORDERS. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Auction Notes owned by such Existing Noteholder over the aggregate principal amount of Auction Notes subject to valid Hold Orders and valid Bids as referred to above.

       If more than one Bid for an Auction Note is submitted on behalf of any Potential Noteholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Noteholder covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Noteholder covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

       A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

       Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

       (a) the excess of the total principal amount of Auction Notes over the sum of the aggregate principal amount of such Auction Notes subject to Submitted Hold Orders (such excess being in this prospectus supplement hereinafter referred to as the "Available Notes");

       (b) from such Submitted Orders whether the aggregate principal amount of Auction Notes subject to Submitted Bids by Potential Noteholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Auction Notes subject to Submitted Bids by Existing Noteholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Auction Notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Auction Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Noteholders above will be in this prospectus hereinafter referred to collectively as "Sufficient Bids"); and

       (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

              (i) each such Submitted Bid from Existing Noteholders of such Auction Note specifying such lowest rate and all other Submitted Bids from Existing Noteholders of such Auction Note specifying lower rates were rejected (thus entitling such Existing Noteholders to continue to hold the principal amount of such Auction Notes subject to such Submitted Bids); and

              (ii) each such Submitted Bid from Potential Noteholders of such Auction Notes specifying such lowest rate and all other Submitted Bids from Potential Noteholders specifying lower rates were accepted;

the result would be that such  Existing  Noteholders  described in  subparagraph
(c)(i) above would continue to hold an aggregate principal amount of Auction Notes which, when added to the aggregate principal amount of Auction Notes to be purchased by such Potential Noteholders described in this subparagraph (c)(ii) would equal not less than the Available Notes.

DETERMINATION OF AUCTION RATE AND NOTE RATE; NOTICE

       Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the servicer of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

       (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

       (b) if Sufficient Bids do not exist (other than because all of the Auction Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

       (c) if all the Auction Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

       Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the Note Rate, which rate will be the lesser of (a) the Auction Rate and (b) the Net WAC Rate.

       At any time when a scheduled Auction is not being held for any reason, the Auction Rate will be the Maximum Auction Rate for the applicable period.

ACCEPTANCE AND REJECTION OF ORDERS

       Existing Noteholders will continue to hold the principal amount of Auction Notes that are subject to Submitted Hold Orders. If the Net WAC Rate is equal to or greater than the Bid Auction Rate and Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Note Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Auction Agent Agreement and described below under "Sufficient Bids."

       If the Net WAC Rate is less than the Auction Rate, the Note Rate will be the Net WAC Rate. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Auction Notes are subject to Submitted Holds Orders), the Note Rate will be the lesser of (a) the Maximum Auction Rate and
(b) the Net WAC Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

       SUFFICIENT BIDS. If Sufficient Bids have been made with respect to the Auction Notes and the Net WAC Rate is equal to or greater than the Bid Auction Rate (in which case the Note Rate would be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

       (a) Existing Noteholders' Submitted Bids specifying any rate that is higher than the Note Rate will be accepted, thus requiring each such Existing Noteholder to sell the aggregate principal amount of Auction Notes subject to such Submitted Bids;

       (b) Existing Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate will be rejected, thus entitling each such Existing Noteholder to continue to hold the aggregate principal amount of Auction Notes subject to such Submitted Bids;

       (c) Potential Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate will be accepted;

       (d) Each Existing Noteholder's Submitted Bid specifying a rate that is equal to the Note Rate will be rejected, thus entitling such Existing Noteholder to continue to hold the aggregate principal amount of Auction Notes subject to such Submitted Bid, unless the aggregate principal amount of Auction Notes subject to such Submitted Bids will be greater than the principal amount of such Auction Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of such Auction Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Noteholder will be rejected in part and such Existing Noteholder will be entitled to continue to own the principal amount of such Auction Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of such Auction Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Auction Notes held by such Existing Noteholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of such Auction Notes subject to such Submitted Bids made by all such Existing Noteholders that specified a rate equal to the Note Rate; and

       (e) Each Potential Noteholder's Submitted Bid specifying a rate that is equal to the Note Rate will be accepted, but only in an amount equal to the principal amount of such Auction Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of such Auction Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Auction Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Auction Notes subject to Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Note Rate.

       INSUFFICIENT BIDS. If Sufficient Bids have not been made with respect to the Auction Notes (other than because all of the Auction Notes are subject to Submitted Hold Orders) or if the Net WAC Rate is less than the Bid Auction Rate (in which case the Note Rate will be the Net WAC Rate), subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

       (a) Existing Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Note Rate will be rejected, thus entitling such Existing Noteholders to continue to hold the aggregate principal amount of Auction Notes subject to such Submitted Bids;

       (b) Potential Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Note Rate will be accepted, and specifying any rate that is higher than the Note Rate will be rejected; and

       (c) each Existing Noteholder's Submitted Bid specifying any rate that is higher than the Note Rate and the Submitted Sell Order of each Existing Noteholder will be accepted, thus entitling each Existing Noteholder that submitted any such Submitted Bid or Submitted Sell Order to sell such Auction Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of such Auction Notes obtained by multiplying the aggregate principal amount of such Auction Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of such Auction Notes owned by such Existing Noteholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of such Auction Notes subject to all such Submitted Bids and Submitted Sell Orders.

       ALL HOLD ORDERS. If all Auction Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

       AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above under "Sufficient Bids" and "Insufficient Bids", any Existing Noteholder would be entitled or required to sell, or any Potential Noteholder would be entitled or required to purchase, a principal amount of Auction Notes that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of such Auction Notes to be purchased or sold by any Existing Noteholder or Potential Noteholder so that the principal amount of Auction Notes purchased or sold by each Existing Noteholder or Potential Noteholder will be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof. If, as a result of the procedures described above under "Insufficient Bids", any Potential Noteholder would be entitled or required to purchase less than a principal amount of Auction Notes equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Auction Notes for purchase among Potential Noteholders so that only Auction Notes in an Authorized Denomination or any integral multiples of $25,000 in excess thereof are purchased by any Potential Noteholder, even if such allocation results in one or more of such Potential Noteholders not purchasing any such Auction Notes.

       Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Auction Notes to be purchased and the aggregate principal amount of such Auction Notes to be sold by Potential Noteholders and Existing Noteholders on whose behalf the Broker-Dealer submitted Bids or Sell Orders and with respect to each Broker-Dealer to the extent that such aggregate principal amount of the Auction Notes to be sold differs from such aggregate principal amount of Auction Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, such Auction Notes.

       Any calculation by the servicer or the Auction Agent, as applicable, of the Note Rate, LIBOR, the All Hold Rate, the Net WAC Rate or the Maximum Auction Rate will, in the absence of manifest error, be binding on all other parties.

SETTLEMENT PROCEDURES

       The Auction Agent is required to advise the Broker-Dealer of the Note Rate for the Auction Notes for the next Interest Period and, whether the Bids or Sell Orders were accepted or rejected, in whole or in part by telephone not later than (1) 3:00 p.m. if the Note Rate is the Auction Rate and (2) 4:00 p.m. if the

Note Rate is the Net WAC Rate, eastern time, on the Auction Date. The Broker-Dealer is required to then advise such Bidder of the next Auction Date, the applicable Note Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Existing Noteholder or Potential Noteholder, as the case may be, purchasing or selling Auction Notes as a result of the Auction and advise each Existing Noteholder or Potential Noteholder, as the case may be, purchasing or selling Auction Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Notes or to deliver such Auction Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Auction Notes on the Existing Noteholders Registry to be maintained by the Auction Agent.

       In accordance with the Depository's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through the Depository, so long as the Depository is the Relevant Depository, and the accounts of the respective Participants at the Depository will be debited and credited and the Auction Notes delivered as necessary to effect the purchases and sales of the Auction Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to the Depository against delivery through their Participants. The Depository will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

       If any Existing Noteholder on whose behalf the Broker-Dealer has submitted a Bid or Sell Order for Auction Notes that was accepted in whole or in part fails to instruct its Participant to deliver such Auction Notes, the Broker-Dealer will instruct such Participant to deliver such Auction Notes against payment therefor and may deliver to any person that was to have purchased Auction Notes in such Auction a principal amount of Auction Notes that is less than the principal amount of Auction Notes that was the subject of the Bid or Sell Order by such person. In such event, the principal amount of Auction Notes to be delivered will be determined by the Broker-Dealer. Delivery of such lesser principal amount of Auction Notes will constitute good delivery. Neither the indenture trustee, the Market Agent, the Enhancer, the Depositor nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or the Broker-Dealer or Participant to deliver the principal amount of Auction Notes or to pay for the Auction Notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "Settlement Procedures" attached hereto as Annex III.

                      INDENTURE TRUSTEE NOT RESPONSIBLE FOR
                 AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

       The indenture trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or the Broker-Dealer under the Agreement, the Auction Agent Agreement, or any Broker-Dealer Agreement. The indenture trustee may conclusively rely upon any information required to be furnished by the Servicer, the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN THE AUCTION DATE

       The Market Agent may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Interest Periods, if, the Market Agent determines (in its reasonable judgment) that such a change is necessary in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Note Rate. The Market Agent will provide notice of its determination to specify an earlier or later Auction

Date for one or more Interest Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the indenture trustee and the Auction Agent. The changes in Auction terms described above may be made with respect to any Authorized Denomination of Auction Notes. In connection with any change in Auction terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                    ANNEX II

       The following description of Settlement Procedures applies to the Auction Notes. Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed in Annex I and the accompanying prospectus supplement.

       (a) Not later than (1) 3:00 p.m. if the Note Rate is the Auction Rate or (2) 4:00 p.m. if the Note Rate is the Net WAC Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

              (i) the Note Rate fixed for the Auction Note for the next Interest Period;

              (ii)   whether there were Sufficient Bids in such Auction;

              (iii)  if  such   Broker-Dealer   (a   "Seller's   Broker-Dealer")
                     submitted Bids or Sell Orders on behalf of an Existing Noteholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Notes, if any, to be sold by such Existing Noteholder;

              (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Noteholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Notes, if any, to be purchased by such Potential Noteholder;

              (v) if the aggregate amount of Auction Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Auction Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer acting for one or more purchasers of such excess principal amount of Auction Notes and the principal amount of Auction Notes to be purchased from one or more Existing Noteholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

              (vi) if the principal amount of Auction Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Auction Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Notes and the principal amount of Auction Notes to be sold to one or more Potential Noteholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Noteholder on whose behalf each of such Seller's Broker-Dealers acted; and

              (vii)  the Auction Date for the next succeeding Auction.

       (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder is to:

              (i) advise each Existing Noteholder and Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

              (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Noteholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Noteholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Auction Notes to be purchased pursuant to such Bid against receipt of such Auction Notes together with accrued interest;

              (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Noteholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Noteholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Auction Notes to be sold pursuant to such Order against payment therefor;

              (iv) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order and each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Note Rate for the next Interest Period;

              (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

              (vi) advise each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

       (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Auction Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Noteholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Noteholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

       (d)    On each Auction Date:

              (i) each Potential Noteholder and Existing Noteholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

              (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to deliver such Auction Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

              (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Auction Notes to be purchased pursuant to
                     (b)(ii) above against receipt of such Auction Notes.

       (e)    On the Business Day following each Auction Date;

              (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under
                     (b)(ii) or (b)(iii) above for such Auction, and the Depository will execute such transactions;

              (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository will execute such transactions; and

              (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
                     (d)(iii) above for such Auction, and the Depository will execute such transactions.

       (f) If an Existing Noteholder selling Auction Notes in an Auction fails to deliver such Auction Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Noteholder on behalf of which it submitted a Bid that was accepted a principal amount of Auction Notes that is less than the principal amount of Auction Notes that otherwise was to be purchased by such Potential Noteholder. In such event, the principal amount of Auction Notes to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations).

Delivery of such lesser principal amount of Auction Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Auction Notes purchased or sold pursuant to an Auction or otherwise.

PROSPECTUS


                      WACHOVIA ASSET SECURITIZATION, INC.
                                   DEPOSITOR


                      MORTGAGE PASS-THROUGH CERTIFICATES
                             MORTGAGE-BACKED NOTES
                             (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

--------------------------------------------------------------------------------

                             EACH TRUST--

                             o will issue a series of asset-backed certificates or asset-backed Tnotes that will consist of one or more classes; and

                             o  may own--

                                o  a pool or pools of single family and/or
                                   multifamily mortgage loans, which may include sub-prime mortgage gloans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

                                o  a pool or pools of home improvement
                                   installment sales contracts or installment loans that are unsecured;

                                o  a pool or pools of manufactured housing
                                   installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property; and

                                o other assets described in this prospectus and the accompanying prospectus supplement.

                             EACH SERIES OF SECURITIES--

                                o will represent ownership interest in the related trust or will represent debt obligations of the related trust;

                                o may be entitled to one or more of the other types of credit support described in this prospectus; and

                                o will be paid only from the assets of the related trust.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                               SEPTEMBER 25, 2002

                               TABLE OF CONTENTS

Important Notice About Information
   Presented in this Prospectus and the
   Accompanying Prospectus Supplement ..............    5
Summary of Prospectus ..............................    6
Risk Factors .......................................   10
   Risks Associated with the Securities ............   10
   Risks Associated with the Assets ................   12
   Violations of Federal Laws or State
      Laws May Adversely Affect Ability to
      Collect on Loans or Result in Losses .........   15
   Market Values of Manufactured Homes
      May Increase the Risk of Loss ................   16
   Risk of Loss May Be Greater on
      Unsecured Home Improvement
      Loans ........................................   16
   Risks of Loss May Increase Due to
      Defective Security Interest and Effects
      of Certain Other Legal Aspects of the
      Contracts ....................................   16
Description of the Trust Funds .....................   17
   Assets ..........................................   17
   Mortgage Loans ..................................   19
      General ......................................   19
      Loan-to-Value Ratio ..........................   19
      Mortgage Loan Information in
         Prospectus Supplements ....................   19
      Payment Provisions of the Mortgage
         Loans .....................................   20
      Revolving Credit Line Loans ..................   21
   Unsecured Home Improvement Loans ................   21
      Unsecured Home Improvement Loan
         Information in Prospectus
         Supplements ...............................   21
   Contracts .......................................   22
      General ......................................   22
      Contract Information in Prospectus
         Supplements ...............................   22
      Payment Provisions of the Contracts ..........   23
   Pre-Funding Account .............................   23
   Accounts ........................................   24
   Credit Support ..................................   24
   Cash Flow Agreements ............................   24
Use of Proceeds ....................................   25
Yield Considerations ...............................   25
   General .........................................   25
   Pass-Through Rate and Interest Rate .............   25
   Timing of Payment of Interest ...................   25
   Payments of Principal; Prepayments ..............   25
   Prepayments--Maturity and Weighted
      Average Life .................................   27
   Other Factors Affecting Weighted
      Average Life .................................   28
      Type of Asset ................................   28
      Termination ..................................   29
      Defaults .....................................   29
      Foreclosures .................................   29
      Refinancing ..................................   30
      Due-on-Sale Clauses ..........................   30
The Depositor ......................................   30
Description of the Securities ......................   31
   General .........................................   31
   Distributions ...................................   31
   Available Distribution Amount ...................   32
   Distributions of Interest on the
      Securities ...................................   33
   Distributions of Principal of the
      Securities ...................................   34
   Categories of Classes of Securities .............   34
   Components ......................................   39
   Distributions on the Securities of
      Prepayment Premiums ..........................   39
   Allocation of Losses and Shortfalls .............   39
   Advances in Respect of Delinquencies ............   39
   Reports to Securityholders ......................   40
   Termination; Optional Purchase of
      Mortgage Loans ...............................   42
   Optional Purchases ..............................   43
   Definitive Form .................................   43
   Book-Entry Registration and Form ................   43
Description of the Agreements ......................   47
   Agreements Applicable to a Series ...............   47
      REMIC Securities, FASIT Securities,
         Grantor Trust Securities ..................   47
      Securities That Are Partnership
         Interests for Tax Purposes and
         Notes .....................................   47
   Material Terms of the Pooling and
      Servicing Agreements and Underlying
      Servicing Agreements .........................   47
      General ......................................   47
      Assignment of Assets; Repurchases ............   48
      Representations and Warranties;
         Repurchases ...............................   50
      Collection Account and Related
         Accounts ..................................   51
      Realization Upon Defaulted Assets ............   55
      Hazard Insurance Policies ....................   56
      Contracts ....................................   57

      Fidelity Bonds and Errors and
         Omissions Insurance ...................   58
      Due-on-Sale Provisions ...................   58
      Retained Interest; Servicing
         Compensation and Payment of
         Expenses ..............................   58
      Evidence as to Compliance ................   59
      Certain Matters Regarding Servicers,
         the Master Servicer and the
         Depositor .............................   59
      Special Servicers ........................   60
      Events of Default under the
         Agreements ............................   61
      Rights Upon Event of Default under
         the Agreements ........................   61
      Amendment ................................   62
      The Trustee ..............................   63
      Duties of the Trustee ....................   63
      Certain Matters Regarding the
         Trustee ...............................   63
      Resignation and Removal of the
         Trustee ...............................   63
   Material Terms of the Indenture .............   64
      General ..................................   64
      Events of Default ........................   64
      Discharge of Indenture ...................   66
      Indenture Trustee's Annual Report ........   66
      The Indenture Trustee ....................   66
Description of Credit Support ..................   67
   General .....................................   67
   Subordinate Securities ......................   67
   Cross-Support Provisions ....................   68
   Limited Guarantee ...........................   68
   Financial Guaranty Insurance Policy or
      Surety Bond ..............................   68
   Letter of Credit ............................   68
   Pool Insurance Policies .....................   68
   Special Hazard Insurance Policies ...........   68
   Mortgagor Bankruptcy Bond ...................   68
   Reserve Funds ...............................   69
   Overcollateralization .......................   69
Certain Legal Aspects of Mortgage Loans.........   70
   General .....................................   70
   Types of Mortgage Instruments ...............   70
   Interest in Real Property ...................   70
   Cooperative Loans ...........................   71
   Land Sale Contracts .........................   72
   Foreclosure .................................   72
      General ..................................   72
      Judicial Foreclosure .....................   73
      Equitable Limitations on
         Enforceability of Certain
         Provisions ............................   73
      Non-Judicial Foreclosure/Power of
         Sale ..................................   73
      Public Sale ..............................   74
      Rights of Redemption .....................   74
      Cooperative Loans ........................   75
   Junior Mortgages ............................   76
   Rights of Redemption ........................   76
   Anti-Deficiency Legislation, the
      Bankruptcy Code and Other
      Limitations on Lenders ...................   77
   Enforceability of Certain Provisions ........   79
   Environmental Considerations ................   80
   Due-on-Sale Clauses .........................   82
   Prepayment Charges ..........................   82
   Subordinate Financing .......................   82
   Applicability of Usury Laws .................   83
   Alternative Mortgage Instruments ............   83
   Homeowners Protection Act of 1998 ...........   84
   Texas Home Equity Loans .....................   84
   Soldiers' and Sailors' Civil Relief Act of
      1940 and Similar Laws ....................   84
   Forfeitures in Drug, RICO and Money
      Laundering Violations ....................   85
Certain Legal Aspects of the Contracts .........   85
   General .....................................   85
   Security Interests in the Manufactured
      Homes ....................................   85
   Enforcement of Security Interests in
      Manufactured Homes .......................   87
   Soldiers' and Sailors' Civil Relief Act of
      1940 and Similar Laws ....................   88
   Consumer Protection Laws ....................   88
   Transfers of Manufactured Homes;
      Enforceability of Due-on-Sale Clauses.....   88
   Applicability of Usury Laws .................   88
Federal Income Tax Consequences ................   89
   General .....................................   89
      Taxable Mortgage Pools ...................   90
   REMICS ......................................   90
      Classification of REMICs .................   90
      Characterization of Investments in
         REMIC Securities ......................   92
      Tiered REMIC Structures ..................   93
      Taxation of Owners of Regular
         Securities ............................   93
      Election to Treat All Interest Under
         the Constant Yield Method .............   99

      Treatment of Losses ......................    99
      Sale or Exchange of Regular
         Securities ............................   100
      Taxation of Owners of Residual
         Securities ............................   100
      Taxes That May Be Imposed on the
         REMIC Pool ............................   108
      Taxation of Certain Foreign Investors.....   110
   Grantor Trust Funds .........................   112
      Classification of Grantor Trust Funds.....   112
   Standard Securities .........................   112
      General ..................................   112
      Tax Status ...............................   113
      Premium and Discount .....................   114
      Recharacterization of Servicing Fees .....   114
   Stripped Securities .........................   116
      General ..................................   116
      Status of Stripped Securities ............   117
      Taxation of Stripped Securities ..........   117
      Reporting Requirements and Backup
         Withholding ...........................   119
      Taxation of Certain Foreign Investors.....   119
   Partnership Trust Funds .....................   119
      Classification of Partnership Trust
         Funds .................................   119
      Characterization of Investments in
         Partnership Securities and Debt
         Securities ............................   119
      Taxation of Debt Securityholders .........   120
      Taxation of Owners of Partnership
         Securities ............................   120
   Recent Tax Law Changes ......................   125
State and Other Tax Consequences ...............   126
ERISA Considerations ...........................   126
Legal Investment ...............................   130
Methods of Distribution ........................   131
Legal Matters ..................................   132
Financial Information ..........................   132
Ratings ........................................   133
Where You can Find More Information ............   133
Incorporation of Certain Information by
   Reference ...................................   133
Index of Significant Definitions ...............   134

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

    o the principal balances and/or interest rates of each class;

    o the timing and priority of interest and principal payments;

    o statistical and other information about the mortgage loans;

    o information about credit enhancement, if any, for each class;

    o the ratings for each class; and

    o the method for selling the securities.

     IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 134 in this prospectus.

     The depositor's principal executive office is located at 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121 and the depositor's telephone number is (704) 596-7616.

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.


RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

TITLE OF        Mortgage pass-through certificates and mortgage-backed notes
  SECURITIES    issuable in series.

DEPOSITOR       Wachovia Asset Securitization, Inc., an wholly-owned indirect subsidiary of Wachovia Corporation. The depositor is an affiliate of Wachovia Securities, Inc.

ISSUER With respect to each series of certificates and/or notes, the trust fund to be formed pursuant to either a pooling and servicing agreement or a deposit trust agreement.


SERVICER The entity or entities named as servicer in the related prospectus supplement. A servicer may be an affiliate of the depositor. The entity, if any, named as

MASTER          master servicer in the related
  SERVICER      prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust fund and will supervise the servicers. The master servicer may be an affiliate of the depositor.


TRUSTEE /       The entity named as trustee or indenture trustee in the related
  INDENTURE     prospectus supplement.
  TRUSTEE

RELEVANT DATES

CUT-OFF         DATE The date specified in the related prospectus supplement.


CLOSING DATE    The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.


DISTRIBUTION    The monthly, quarterly or other periodic date specified in the
  DATE          related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.


STATISTICAL     The calendar day, if applicable, specified in the related
  CALCULATION   prospectus supplement.
  DATE

                              ---------------------

DESCRIPTION OF SECURITIES

     Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts

--------------------------------------------------------------------------------
and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

    o principal and interest distributions;

    o principal distributions, with no interest distributions;

    o interest distributions, with no principal distributions; or

    o such other distributions as are described in the applicable prospectus supplement.

     See "Description of the Securities" in this prospectus.


INTEREST DISTRIBUTIONS

     With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

     See "Description of the Securities -- Distributions of Interest on the Securities" in this prospectus.


PRINCIPAL DISTRIBUTIONS

     With respect to each series of securities, principal payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

     See "Description of the Securities -- Distribution of Principal on the Securities" in this prospectus.


DENOMINATIONS

     Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.


REGISTRATION OF THE SECURITIES

     The securities will be issued either:

    o in book-entry form initially held through DTC in the United States, or Clearstream Banking or the Euroclear System, in Europe; or

    o in fully registered, certificated form.

     See "Description of the Securities -- General" and "-- Book-Entry Registration and Definitive Securities" in this prospectus.


ASSETS OF THE TRUST

     The trust related to each series will consist primarily of any of the following assets:

    o a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    o home improvement installment sales contracts or installment loans that are unsecured;

    o manufactured housing installment sales contracts and installment loan agreements; and

    o certain other property.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust.

     See "Description of the Trust Funds" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

     The related prospectus supplement may provide that the party specified in the related prospectus supplement may

    o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement and

    o repurchase a portion of such assets to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

     See "Description of the Securities -- Termination" in this prospectus.

     The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the assets in the related trust and the timing of receipt of such payments.

     See "Yield Considerations" in this prospectus.

PREFUNDING ACCOUNT

     The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

     See "Description of the Trust Funds -- Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

        o   letter of credit

        o   special hazard insurance policy

        o   reserve fund

        o   cash collateral account

        o   financial guaranty insurance policy

        o   mortgage pool insurance policy

        o   spread account

        o   overcollateralization

     Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable prospectus supplement.


     See "Description of Credit Support" in this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RATINGS OF SECURITIES

     The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

    o A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

    o Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

     See "Risk Factors -- Risks Associated with the Securities -- Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.


TAX STATUS OF THE SECURITIES

     The securities of each series offered will be either:

    o regular interests and residual interests in a trust fund treated as a REMIC;

    o interests in a trust fund treated as a grantor trust;

    o interests in a trust fund treated as a partnership;

    o debt obligations secured by assets of a trust fund; or

    o regular interest or ownership interests in a trust fund treated as a FASIT.

     For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax Consequences" in the prospectus supplement.

ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA or other comparable rules or regulations.

     For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such securities constitute a legal investment for you.

     For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

     You are urged to read "Risk Factors" in this prospectus and in the prospectus supplement for a discussion of the material risks associated with an investment in the securities.

--------------------------------------------------------------------------------

                                 RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of securities.

RISKS ASSOCIATED WITH THE SECURITIES

     Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

    o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

    o issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

    o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

     The Depositor, the Master Servicer, the Servicer, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates. Unless otherwise provided in the related prospectus supplement, the only obligations with respect to any of the securities or the related assets will be:

    o the servicer's and master servicer's servicing obligations under the applicable agreement; and

    o the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to such asset.

     Unless otherwise provided in the prospectus supplement, the securities and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the servicer, the trustee or any of their affiliates.

     Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; or other type of credit enhancement. See "Description of Credit Support" in this prospectus.

     Regardless of the form of credit enhancement provided:

    o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

    o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

    o all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

     Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

    o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and


    o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

     The rate of prepayments on assets is influenced by a number of factors, including:

    o the prevailing mortgage market interest rates;

    o local and national economic conditions;

    o homeowner mobility; and

    o the ability of the borrower to obtain financing.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

     See "Yield Considerations" in this prospectus.

     Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

    o assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

    o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

     Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

    o you may experience delays in your receipts of payments of interest and principal; and

    o your ability to pledge such securities to persons or entities that do not participate in the DTC, Clearstream

     Banking or the Euroclear System may be limited due to the lack of a physical certificate.

     See "Description of the Securities -- Book-Entry Registration and Definitive Securities" in this prospectus.

     Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

    o to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

    o the holders of senior securities to the extent described in the related prospectus supplement.

     As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

     The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

RISKS ASSOCIATED WITH THE ASSETS

     Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

     General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

     Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Geographic Concentration May Increase Rates of Loss and
Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

     See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

     Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

    o the risk of delay in distributions while a deficiency judgement against the borrower is obtained; and

    o the risk of loss if the deficiency judgment is not realized upon.

     Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

     In servicing junior mortgages, it is generally the servicer's and master servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer and master servicer intend to advance such amounts in accordance with their normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

     Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

     Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "The Mortgage Pool" in the related prospectus supplement.

     Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure," "-- Rights of Redemption" and
"-- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

     Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

     Balloon Payment Assets May Have a Greater Default Risk at
Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See "The Mortgage Pool" in the related prospectus supplement.

     Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

    o to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

    o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

     Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans, such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

     Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

     Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust fund may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default of credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

     Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

    o delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines; and

    o changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.


VIOLATIONS OF FEDERAL LAWS OR STATE LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS OR RESULT IN LOSSES

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

    o regulate interest rate and other charges;

    o require certain disclosures;

    o require licensing of mortgage loan originators;

    o require the lender to provide credit counseling and/or make certain affirmative determinations regarding the borrower's ability to replay the mortgage loan;

    o prohibit discriminatory lending practices;

    o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

    o regulate the use of consumer credit information; and

    o regulate debt collection practices.

   Violation of certain provisions of these laws, policies and principles:

    o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

    o may entitle the borrower to a refund of amounts previously paid; and

    o could subject a servicer or the trust to damages and administrative sanctions.

     The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust fund.

     See "Certain Legal Aspects of the Mortgage Loans" in this prospectus.

     In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property invalid. There are also similar risks involved in servicing such mortgage loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

     See "Certain Legal Aspects of the Mortgage Loans-Anti -- Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders," "-- Texas Home Equity Loans" and "-- Homeowners Protection Act of 1998."

MARKET VALUES OF MANUFACTURED HOMES MAY INCREASE THE RISK OF LOSS

     Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund. See "Description of Credit Support" in this prospectus.

RISK OF LOSS MAY BE GREATER ON UNSECURED HOME IMPROVEMENT LOANS

     The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower's obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

RISKS OF LOSS MAY INCREASE DUE TO DEFECTIVE SECURITY INTEREST AND EFFECTS OF CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

     The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

     In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the trustee as assignee of the contracts. The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund (the "ASSETS") will include (i) single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans (or certain balances thereof) (collectively, the "MORTGAGE LOANS"), including without limitation, First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) unsecured home improvement loans ("UNSECURED HOME IMPROVEMENT LOANS"), (iii) manufactured housing installment sale contracts or installment loan agreements (the "CONTRACTS"), or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "ASSET SELLER"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

     The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of:

    o "LEVEL PAYMENT ASSETS," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

    o "ADJUSTABLE RATE ASSETS," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index;

    o "BUY DOWN ASSETS," which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of such Assets;

    o "INCREASING PAYMENT ASSETS," as described below;

    o "INTEREST REDUCTION ASSETS," which provide for the one-time reduction of the interest rate payable thereon;

    o "GEM ASSETS," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets;

    o "GPM ASSETS," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years;

    o "STEP-UP RATE ASSETS" which provide for interest rates that increase over time;

    o "BALLOON PAYMENT ASSETS" which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;

    o "INTEREST-ONLY ASSETS" which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the asset;

    o "ADDITIONAL COLLATERAL ASSETS" which are assets that are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor;

    o "CONVERTIBLE ASSETS" Which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

    o "BI-WEEKLY ASSETS," which provide for obligor payments to be made on a bi-weekly basis.

     An "INCREASING PAYMENT ASSET" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

 General

     Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a "SINGLE FAMILY PROPERTY" and the related Mortgage Loan a "SINGLE FAMILY MORTGAGE LOAN") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "MULTIFAMILY PROPERTY" and the related Mortgage Loan a "MULTIFAMILY MORTGAGE LOAN"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("COOPERATIVES"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) fixed or adjustable rate conventional mortgage loans which are secured by a first lien on one- to four-family residential property ("FIRST LIEN MORTGAGE LOANS"), (ii) closed-end and/or revolving home equity loans or certain balances thereof secured by first liens or junior liens on one- to four- family residential property ("HOME EQUITY LOANS") and/or (iii) secured home improvement installment sales contracts and secured installment loan agreements ("HOME IMPROVEMENT CONTRACTS"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("LAND SALE CONTRACTS") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an "ORIGINATOR") is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages, deeds of trust or other security instruments (the "MORTGAGES") creating a lien on the Mortgaged Properties.

 Loan-to-Value Ratio

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "VALUE" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "REFINANCE LOANS" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the "CUT-OFF DATE") specified in the prospectus supplement,

    o the type of property securing the Mortgage Loans,

    o the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

    o the earliest and latest origination date and maturity date of the Mortgage Loans,

    o the range of the Loan-to-Value Ratios at origination of the Mortgage
      Loans,

    o the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

    o the state or states in which most of the Mortgaged Properties are located,

    o information with respect to the prepayment provisions, if any, of the Mortgage Loans,

    o with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM LOANS"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan,

    o information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions,

    o the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and

    o the material underwriting standards used for the Mortgage Loans.

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

     The related prospectus supplement will specify whether the Mortgage Loans include (i) First Lien Mortgage Loans, (ii) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (iii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the "NATIONAL HOUSING ACT") and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

 PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE RATE") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "LOCK-OUT PERIOD" and, the date of expiration thereof, a "LOCK-OUT DATE") or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See "-- Assets" above.

 REVOLVING CREDIT LINE LOANS

     As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("REVOLVING CREDIT LINE LOANS"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

UNSECURED HOME IMPROVEMENT LOANS

     The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related prospectus supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

 UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date,

    o the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans,

    o the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans,

    o the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans,

    o the state or states in which most of the Unsecured Home Improvement Loans were originated,

    o information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans,

    o with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM UNSECURED HOME IMPROVEMENT LOANS"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan,

    o information regarding the payment characteristics of the Unsecured Home Improvement Loan,

    o the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and

    o the material underwriting standards used for the Unsecured Home Improvement Loans.

If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

CONTRACTS

 GENERAL

     To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a "MANUFACTURED HOME"). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "LOAN-TO-VALUE RATIO" of a Contract will be described in the related prospectus supplement.

 CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date,

    o whether the Manufactured Homes were new or used as of the origination of the related Contracts,

    o the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts,

    o the earliest and latest origination date and maturity date of the Contracts,

    o the range of the Loan-to-Value Ratios at origination of the Contracts,

    o the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts,

    o the state or states in which most of the Manufactured Homes are located at origination,

    o information with respect to the prepayment provisions, if any, of the Contracts,

    o with respect to Contracts with adjustable Contract Rates ("ARM CONTRACTS"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract,

    o the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent,

    o information regarding the payment characteristics of the Contracts and

    o the material underwriting standards used for the Contracts.

If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

 PAYMENT PROVISIONS OF THE CONTRACTS

     All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "CONTRACT RATE") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See "-- Assets" above.

PRE-FUNDING ACCOUNT

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "PRE-FUNDING ACCOUNT"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "SUBSEQUENT ASSETS") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the "PRE-FUNDING PERIOD") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "PRE-FUNDED AMOUNT") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).


     Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "CAPITALIZED INTEREST ACCOUNT") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

ACCOUNTS

     Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors -- Risks Associated with the Securities -- Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the holder of the Security (the "SECURITYHOLDER"), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors -- Risks Associated with the Securities -- Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "ACCRUAL PERIOD"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "DISTRIBUTION DATE") will include interest accrued during the Accrual Period for such Distribution Date. As indicated above under "-- Pass-Through Rate and Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets, including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

     When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received or such other date as is specified in the related prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.


PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

     If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the "SECURITY BALANCE") thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

     The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 TYPE OF ASSET

     If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity (which may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer (if any), nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("BUYDOWN MORTGAGE LOANS") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "BUYDOWN PERIOD"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

 TERMINATION

     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities -- Termination."

 DEFAULTS

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.


 FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

 REFINANCING

     At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

 DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related prospectus supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

     Wachovia Asset Securitization, Inc. (the "DEPOSITOR") is an indirect wholly-owned subsidiary of Wachovia Corporation and was incorporated in the State of North Carolina on February 27, 1996. The principal executive offices of the Depositor are located at 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121. Its telephone number is (704) 596-7616.

     The Depositor formerly was an indirect wholly-owned subsidiary of First Union Corporation. On September 1, 2001, Wachovia Corporation was merged with and into First Union Corporation with the later entity surviving. Upon completion of the merger, the surviving entity changed its name to Wachovia Corporation. As a result, the Depositor is now an indirect wholly-owned subsidiary of Wachovia Corporation.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES


GENERAL

     The asset-backed certificates (the "CERTIFICATES") of a series (each, a "SERIES") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "TRUST" or the "TRUST FUND") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "NOTES" and, together with the Certificates, the "SECURITIES"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "CLASS") of Securities that may:

    o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

    o be senior (the "SENIOR CERTIFICATES" or the "SENIOR NOTES" and, collectively, "SENIOR SECURITIES") or subordinate (the "SUBORDINATE CERTIFICATES" or the "SUBORDINATE NOTES" and, collectively, "SUBORDINATE SECURITIES") to one or more other Classes of Securities in respect of certain distributions on the Securities;

    o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIP SECURITIES");

    o provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, "ACCRUAL SECURITIES");

    o provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or

    o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component.

If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "ASSET GROUP"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "OFFERED SECURITIES").

     Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") or in book-entry form ("BOOK-ENTRY SECURITIES"), as provided in the related prospectus supplement. See "Risk Factors -- Risks Associated with the Securities -- Book-Entry Securities May Experience Certain Problems" and "Description of the Securities -- Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors -- Risks Associated with the Securities -- Securities May Not be Liquid."

DISTRIBUTIONS

     Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution

Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "DETERMINATION DATE"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date equals the sum of the following amounts:

    o the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

         (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related prospectus supplement, a "DUE PERIOD" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
       Date),

         (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "INSURANCE PROCEEDS"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("LIQUIDATION PROCEEDS"), and other unscheduled recoveries received subsequent to the related Due Period,

         (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and

         (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

    o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    o all advances made by a Servicer or the Master Servicer (if any) or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;

    o if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

    o to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

     The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.


DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the "PASS-THROUGH RATE" in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or Component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

     Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "ACCRUED SECURITY INTEREST" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of

Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class. See "Risk Factors -- Risk Associated with the Securities -- Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.


CATEGORIES OF CLASSES                DEFINITION
---------------------                ----------



                                                         PRINCIPAL TYPES
ACCRETION DIRECTED CERTIFICATES OR
 NOTES ...........................   A Class of Certificates or Notes that receives principal
                                     payments from amounts that would otherwise be distributed
                                     as interest on specified Accrual Certificates or Notes. Such principal payments may be in lieu of or in addition to
                                     principal payments from principal receipts on the Assets for the related Series.

CATEGORIES OF CLASSES                       DEFINITION
---------------------                       ----------
COMPANION CERTIFICATES OR NOTES
 (ALSO SOMETIMES REFERRED TO AS
 "SUPPORT CERTIFICATES" OR
 "SUPPORT NOTES") .......................   A Class of Certificates or Notes that is entitled to receive principal payments on any Distribution Date only if
                                            scheduled payments have been made on specified Planned
                                            Amortization Certificates or Notes, Targeted Amortization
                                            Certificates or Notes and/or Scheduled Amortization
                                            Certificates or Notes.

COMPONENT CERTIFICATES OR NOTES .........   A Class of Certificates or Notes consisting of two or more specified components (each, a "COMPONENT") as described in the applicable prospectus supplement. The Components of a
                                            Class of Component Certificates or Notes may have different principal and/or interest payment characteristics but together constitute a single Class and do not represent severable
                                            interests. Each Component of a Class of Component
                                            Certificates or Notes may be identified as falling into one or more of the categories in this chart.

LOCKOUT CERTIFICATES OR NOTES ...........   A Class of Senior Certificates or Notes that is designed not to participate in or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of
                                            (1) principal prepayments on the Assets that are allocated disproportionately to the Classes of Senior Certificates or
                                            Notes of such Series as a group pursuant to a "shifting
                                            interest" structure and/or (2) scheduled principal payments on the Assets that are allocated to the Classes of Senior
                                            Certificates or Notes as a group. A Class of Lockout
                                            Certificates or Notes will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled
                                            principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in
                                            reduction of the principal balances of other Classes of Senior
                                            Certificates or Notes. Lockout Certificates or Notes are
                                            designed to minimize weighted average life volatility during the lockout period.

NOTIONAL AMOUNT CERTIFICATES OR
 NOTES ..................................   A Class of Certificates or Notes having no principal balance and bearing interest on the related notional amount. The
                                            notional amount is used for purposes of the determination of interest distributions.

CATEGORIES OF CLASSES                       DEFINITION
---------------------                       ----------
PASS-THROUGH CERTIFICATES OR
 NOTES ....................................   A Class of Senior Securities that is entitled to receive all or a specified percentage of the principal payments that are
                                              distributable to the Senior Certificates or applicable group of
                                              Senior Certificates or Notes (other than any Ratio Strip
                                              Certificates or Notes) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay
                                              Certificates or Notes.

PLANNED AMORTIZATION CERTIFICATES
 OR NOTES (ALSO SOMETIMES
 REFERRED TO AS A "PAC
 CERTIFICATES" OR "PAC NOTES") ............   A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the "structuring range" for the Class of Planned
                                              Amortization Certificates or Notes. The Planned
                                              Amortization Certificates or Notes in any Series of Securities
                                              may be subdivided into different categories (e.g., Planned
                                              Amortization Certificates or Notes I ("PAC I"), Planned
                                              Amortization Certificates or Notes II ("PAC II") and so
                                              forth) derived using different structuring ranges and/or
                                              payment priorities. A Class of PAC Certificates or Notes is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

RATIO STRIP CERTIFICATES OR NOTES .........   A Class of Certificates or Notes that is entitled to receive a constant proportion, or "ratio strip," of the principal
                                              payments on the underlying Assets.

SCHEDULED AMORTIZATION
 CERTIFICATES OR NOTES (ALSO
 SOMETIMES REFERRED TO AS
 "SCHEDULED CERTIFICATES" OR
 "SCHEDULED NOTES") .......................   A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned
                                              Amortization Certificates or Notes or Targeted Amortization
                                              Certificates or Notes. The schedule is derived by assuming either two constant prepayment rates or a single constant
                                              prepayment rate for the underlying Assets. In the former
                                              case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Certificates or Notes and such range generally is narrower than that for a Planned
                                              Amortization Certificates or Notes. Typically, the Companion
                                              Certificates or Notes for the applicable Series of Certificates or Notes generally will represent a smaller percentage of the
                                              Class of Scheduled Amortization Certificates or Notes than
                                              Companion Certificates or Notes generally would represent in relation to a Class of Planned Amortization Certificates or

CATEGORIES OF CLASSES                      DEFINITION
---------------------                      ----------
                                           Notes or Targeted Amortization Certificates or Notes. A
                                           Class of Scheduled Amortization Certificates or Notes is
                                           generally less sensitive to weighted average life volatility as a result of prepayments than a Class of Companion Certificates or Notes but more sensitive than a Class of Planned
                                           Amortization Certificates or Notes or Targeted Amortization
                                           Certificates or Notes.

SENIOR CERTIFICATES OR NOTES ...........   A Class of Certificates or Notes that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.

SEQUENTIAL PAY CERTIFICATES OR
 NOTES .................................   A Class of Certificates or Notes that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal
                                           continuously from the first Distribution Date on which it
                                           receives principal until it is retired. A Class of Sequential Pay
                                           Certificates or Notes may receive principal payments
                                           concurrently with one or more other Classes of Sequential
                                           Pay Certificates or Notes. A single Class the is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Class of
                                           Sequential Pay Certificates or Notes.

SUBORDINATED CERTIFICATES OR
 NOTES .................................   A Class of Certificates or Notes that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and Classes of Subordinated
                                           Securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

SUPER SENIOR CERTIFICATES OR
 NOTES .................................   A Class of Senior Certificates or Notes that will not bear its share of certain losses after the Classes of Subordinated
                                           Certificates or Notes are no longer outstanding for so long as one or more other specified Classes of Senior Certificates or
                                           Notes are outstanding.

SUPER SENIOR SUPPORT CERTIFICATES
 OR NOTES ..............................   A Class of Senior Certificates or Notes that bears certain losses allocated to one or more Classes of Super Senior
                                           Certificates or Notes after the Classes of Subordinated
                                           Certificates or Notes are no longer outstanding.

TARGETED AMORTIZATION CERTIFICATES
 OR NOTES (ALSO SOMETIMES
 REFERRED TO AS A "TAC
 CERTIFICATES" or "TAC NOTES") .........   A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment

CATEGORIES OF CLASSES                       DEFINITION
---------------------                       ----------
                                             rate for the underlying Assets. A Class of TAC Certificates or
                                             TAC Notes is designed to provide some protection against
                                             shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of
                                             Certificates or Notes.

                                                                      INTEREST TYPES

ACCRUAL CERTIFICATES OR NOTES ............   A Class of Certificates or Notes that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such
                                             accretion may continue until some specified event has
                                             occurred or until such Accrual Certificates or Notes are
                                             retired.

FIXED RATE CERTIFICATES OR NOTES .........   A Class of Certificates or Notes with an interest rate that is fixed throughout the life of the Class.

FLOATING RATE CERTIFICATES OR
 NOTES ...................................   A Class of Certificates or Notes with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

INTEREST ONLY CERTIFICATES OR
 NOTES ...................................   A Class that is entitled to receive some or all of the interest payments made on the Assets and little or no principal.
                                             Interest Only Certificates or Notes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Certificates or Notes. It is referred to as nominal since it is extremely small compared to other Classes.
                                             A notional amount is the amount used as a reference to
                                             calculate the amount of interest due on a Class of Interest
                                             Only Certificates or Notes that is not entitled to any
                                             distributions in respect of principal.

INVERSE FLOATING RATE CERTIFICATES
 OR NOTES ................................   A Class of Certificates or Notes with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating
                                             Rate Certificates or Notes.

PREPAYMENT PREMIUM CERTIFICATES
 OR NOTES ................................   A Class of Certificates or Notes that is only entitled to
                                             penalties or premiums, if any, due in connection with a full or partial prepayment of an Asset.

CATEGORIES OF CLASSES                       DEFINITION
---------------------                       ----------
PRINCIPAL ONLY CERTIFICATES OR
 NOTES .......................   A Class of Certificates or Notes that does not bear interest and is entitled to receive only distributions in respect of principal.

STEP COUPON CERTIFICATES OR
 NOTES .......................   A Class of Certificates or Notes with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time.
                                 The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date.

VARIABLE RATE CERTIFICATES OR
 NOTES .......................   A Class of Certificates or Notes with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Assets.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under "-- General" above. To such extent, the descriptions set forth under "-- Distributions of Interest on the Securities" and "-- Distributions of Principal of the Securities" above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinate Securities and if so provided in the related prospectus supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets, including amounts received under any form of Credit Support, respecting which such advances were made (as to any Assets, "RELATED PROCEEDS") and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinate Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "NONRECOVERABLE ADVANCE") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

     If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.


REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth, in each case to the extent applicable and available:

    o the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

    o the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

    o the amount of such distribution allocable to Prepayment Premiums;

    o the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

    o the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    o the aggregate principal balance of the Assets at the close of business on such Distribution Date;

    o the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent,
      (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    o with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

    o with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO PROPERTY") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

    o with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    o with respect to any such REO Property sold during the related Due Period
      (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

    o the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

    o the aggregate amount of principal prepayments made during the related Due Period;

    o the amount deposited in the reserve fund, if any, on such Distribution
      Date;

    o the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    o the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

    o in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

    o in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

    o as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

    o during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

    o during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

    o the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities -- Book-Entry Registration and Definitive Securities."


TERMINATION; OPTIONAL PURCHASE OF MORTGAGE LOANS

     The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. In the event that any such party has caused the related Trust Fund (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be affected only pursuant to either (a) a "clean up call" as defined in Treasury Regulations
Section 1.860G-2(j) or (b) a "qualified liquidation" as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Securities of that Series, but the right to purchase may be exercised only after the aggregate principal balance of the Assets for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the Cut-off Date for the Series, or after the date set forth in the applicable prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Security Balance of a specified Class or Classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such Class or Classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related prospectus supplement may, at such party's option, repurchase (i) any Asset which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted and (ii) any Asset as to which the origination of such Asset breached a representation or warranty made with respect of such Mortgage Loan to the Depositor, the Servicer or such other party at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

DEFINITIVE FORM

     If so specified in the related prospectus supplement, Securities of a Series may be issued in fully registered certificated form (such Securities, "DEFINITIVE SECURITIES"). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

     In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "-- Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities."

BOOK-ENTRY REGISTRATION AND FORM

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, Book-Entry Securities may be initially represented by one or more Securities registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"). DTC was created to hold securities for its participating members ("PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and Participants are on file with the SEC.

     Beneficial owners ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. Participants who are Security Owners of Book-Entry Securities will receive a credit for such Securities on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the Participants and Indirect Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Securityholders entered into the transaction. Unless and until Definitive Securities are issued as described below, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede & Co. ("CEDE"), as nominee of DTC. Security Owners will only permitted to exercise the rights of holders indirectly through Participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

     DTC has advised the Servicer and the Depositors that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg ("CLEARSTREAM"), was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific Securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments and distributions with respect to Book-Entry Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear (the "DEPOSITARIES" ), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences". Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-Entry Securities of a Series will be converted to Definitive Securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Securities of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Securities being issued to Security Owners is no longer in the best interests of Security Owners of such Class of Securities. Upon issuance of Definitive Securities of a Series to Security Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                         DESCRIPTION OF THE AGREEMENTS


AGREEMENTS APPLICABLE TO A SERIES


 REMIC Securities, FASIT Securities, Grantor Trust Securities

     Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities, FASIT Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "POOLING AND SERVICING AGREEMENT") among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an "UNDERLYING SERVICING AGREEMENT").

 SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

     Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

     A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "DEPOSIT TRUST AGREEMENT") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "INDENTURE SERVICING AGREEMENT") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "AGREEMENT."

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

 GENERAL

     The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "SECURITY" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a Securityholder of such Series addressed to Wachovia Asset Securitization, Inc., 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121, Attention: Vice President.

     The servicers (the "SERVICERS"), any master servicer (the "MASTER SERVICER") and the trustee (the "TRUSTEE") or indenture trustee (the "INDENTURE TRUSTEE"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple

Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and, if specified in the related prospectus supplement, will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund or certain administrative functions which would otherwise be performed by the Servicer or the Master Servicer may be performed by the Trustee.

 ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

     With respect to each Mortgage Loan, except as otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

     Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related prospectus supplement (the "PURCHASE PRICE") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Notwithstanding the preceding two paragraphs, the documents with respect to First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

     With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

     While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

 REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the related prospectus supplement the Depositor will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties including the Depositor, the "WARRANTING PARTY") covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the applicable Agreement;

     o in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home;

     o the authority of the Warranting Party to sell the Asset;

     o the payment status of the Asset;

     o in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See "-- Events of Default under the Agreements" and "-- Rights Upon Event of Default under the Agreements."

 COLLECTION ACCOUNT AND RELATED ACCOUNTS

     General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "COLLECTION ACCOUNT"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the applicable Agreement ("PERMITTED INVESTMENTS"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     o all payments on account of principal, including principal prepayments, on the Assets;

     o all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

     o Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

     o any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

     o any advances made as described under "Description of the Securities -- Advances in Respect of Delinquencies";

     o any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

     o all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "-- Assignment of Assets; Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "-- Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities -- Termination";

     o any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses";

     o to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

     o all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance Policies";

     o any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

     o any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

     Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

     o to make distributions to the Securityholders on each Distribution Date;

     o to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

     o to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

     o to reimburse a Servicer for any advances described above and any servicing expenses described above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in such clauses, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more Classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

     o if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described above and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

     o to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding Servicers, the Master Servicer and the Depositor";

     o if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     o to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Trustee";

     o to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

     o to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

     o to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     o if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC or a FASIT, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences -- REMICs -- Taxes That May Be Imposed on the REMIC Pool" or in the applicable prospectus supplement, respectively;

     o to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     o to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

     o to pay for the costs of recording the applicable Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the applicable Agreement;

     o to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     o to make any other withdrawals permitted by the applicable Agreement; and


     o to clear and terminate the Collection Account at the termination of the Trust Fund.

     Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under "-- Deposits" above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under "-- Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

     Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "SERVICING STANDARD"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

     In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

 REALIZATION UPON DEFAULTED ASSETS

     Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "-- Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.

     The limitations imposed by the applicable Agreement and the REMIC provisions or the FASIT provisions of the Code (if a REMIC election or a FASIT election, respectively, has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

     If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

     If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "-- Hazard Insurance Policies" and "Description of Credit Support."


 HAZARD INSURANCE POLICIES

     Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.


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


     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

     Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.


 CONTRACTS

     Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its


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


successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

 FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

 DUE-ON-SALE PROVISIONS

     The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

 RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A "RETAINED INTEREST" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     The Servicer's primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of


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assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

     The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.


 EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the applicable Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related prospectus supplement at the address set forth in the related prospectus supplement.

 CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

     The Servicers and Master Servicer, if any, under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

     The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

     Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related


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


Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense

     o specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

     o incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement.

In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

 SPECIAL SERVICERS

     If and to the extent specified in the related prospectus supplement, a special servicer (a "SPECIAL SERVICER") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer, such as the workout and/or foreclosure of defaulted Mortgage Loans. The rights and obligations of any Special Servicer will be specified in the related Agreement The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.


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


 EVENTS OF DEFAULT UNDER THE AGREEMENTS

     Events of default under the applicable Agreement will generally include:

     o any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any;

     o any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights;

     o any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.


 RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

     So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage speci.ed in the related prospectus supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage speci.ed in the related prospectus supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

     The holders of Securities representing at least 662.3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights allocated to the respective Classes of Securities

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


affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in the first bullet point above under "-- EVENTS OF DEFAULT UNDER THE AGREEMENTS" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage speci.ed in the related prospectus supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days speci.ed in the related prospectus supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

 AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement,

     o to cure any ambiguity or mistake,

     o to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement,

     o to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, provided that, such amendment pursuant to this clause will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities; or

     o to comply with any requirements imposed by the Code.

Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election or a FASIT election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that the related Securities are outstanding.


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

 THE TRUSTEE

     The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. If so specified in the related prospectus supplement with respect to certain Series of Securities, a certificate administrator will perform certain duties and functions normally performed by the Trustee. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any certificate administrator will have obligations and rights similar to the Trustee as described in this prospectus. The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.


 DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's

     o enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,

     o defending or prosecuting any legal action in respect of the applicable Agreement or Series of Securities,

     o being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

     o acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 25% (or such other percentage as is specified in the applicable Agreement with respect to any particular matter) of the Voting Rights for such Series.

Any such indemnification of the Trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


 RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any Series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

 GENERAL

     The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe any provision of the Indenture relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a Series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any Series of Notes without charge upon written request of a Securityholder of such Series addressed to Wachovia Asset Securitization, Inc., 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121, Attention: Vice President.

 Events of Default

     Events of default under the Indenture for each Series of Notes will generally include:

     o a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series;

     o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

     o any other event of default provided with respect to Notes of that Series.


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


     If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

     To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto,


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

except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.


     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.


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

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.


     The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "COVERED TRUST"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Assets, the related prospectus supplement will include a description of:

    o the nature and amount of coverage under such Credit Support,

    o any conditions to payment thereunder not otherwise described herein,

    o the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

    o the material provisions relating to such Credit Support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including:

    o a brief description of its principal business activities,

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors -- Risks Associated with the Securities -- Credit Enhancement is Limited in Amount and Coverage."


SUBORDINATE SECURITIES

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The prospectus supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


LIMITED GUARANTEE

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.


FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.


LETTER OF CREDIT

     Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be set forth in the prospectus supplement relating to such Series.


POOL INSURANCE POLICIES

     If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.


SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.


MORTGAGOR BANKRUPTCY BOND

     If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies


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

rating the Securities of the related Series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.


RESERVE FUNDS


     If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related prospectus supplement.


     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.


     Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.


     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.


OVERCOLLATERALIZATION


     If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.


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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Assets."


GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber


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

other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.


COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a Series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by a cooperative housing corporation (a "COOPERATIVE") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure -- Cooperative Loans" below.


LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "LAND SALE CONTRACT") the contract seller (hereinafter referred to as the "CONTRACT LENDER") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "CONTRACT BORROWER") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the Contract Lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the Contract Borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the Contract Lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the Contract Borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The Contract Lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the Contract Borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of Contract Borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a Contract Borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the Contract Lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

 GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


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     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

 NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration)


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plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by


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paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.

 COOPERATIVE LOANS

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary


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lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by


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


paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "BANKRUPTCY CODE"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner


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may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.


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     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA AMENDMENT") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the Depositor, and the Depositor would be obligated to repurchase such Mortgage Loan as described herein.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part,


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these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBS"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("SUPERLIENS"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("CLEANUP COSTS") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.


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     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged


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Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.


DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any


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existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors,


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including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

HOMEOWNERS PROTECTION ACT OF 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

TEXAS HOME EQUITY LOANS

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "TEXAS HOME EQUITY LAWS"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940 AND SIMILAR LAWS

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the


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Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

     As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.


SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the


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certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.


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     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.


ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.


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     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940 AND SIMILAR LAWS

     The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws."


CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.


TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF DUE-ON-SALE CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.


APPLICABILITY OF USURY LAWS

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.


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                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following discussion is based on the advice of Cadwalader, Wickersham & Taft and Orrick, Herrington & Sutcliffe LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences," if any, in the Prospectus Supplement accompanying this Prospectus with respect to those Securities, is correct in all material respects. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types:

     o securities ("REMIC SECURITIES") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code,

     o securities ("GRANTOR TRUST SECURITIES") representing interests in a Trust Fund ("GRANTOR TRUST FUND") as to which no such election will be made,

     o securities ("PARTNERSHIP SECURITIES") representing interests in a Trust Fund ("PARTNERSHIP TRUST FUND") which is treated as a partnership for federal income tax purposes, and

     o securities ("DEBT SECURITIES") representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable prospectus supplement, references to "Mortgage Loans" include Contracts. Except as set forth in the applicable prospectus supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans. The discussion below assumes that no election will be made to treat the Trust Fund, or any portion thereof, as a FASIT under Sections 860H through 860L of the Code. If a FASIT election is made for a particular Series, the prospectus supplement for that Series will address the material federal income tax consequences of such election. Securities issued with respect to a Series for which a FASIT election has been made are referred to herein as "FASIT Securities."

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued


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


thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

 TAXABLE MORTGAGE POOLS

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("TAXABLE MORTGAGE POOLS"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if:

     o substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages,"

     o such entity is the obligor under debt obligations with two or more maturities, and

     o under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

CLASSIFICATION OF REMICS

     With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("REGULAR SECURITIES") or "residual interests" ("RESIDUAL SECURITIES") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "-- Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations


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


specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes:

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in this clause that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment


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


interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "BUYDOWN FUNDS"). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Regular Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA OF 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves are suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in


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


assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.


 TIERED REMIC STRUCTURES

     For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

 TAXATION OF OWNERS OF REGULAR SECURITIES

  GENERAL

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "REGULAR SECURITYHOLDER"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

  ORIGINAL ISSUE DISCOUNT

     Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID REGULATIONS") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.


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


     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "NON-PRO RATA SECURITY")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "SUPER-PREMIUM" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method."

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and
(b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.


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


  ACQUISITION PREMIUM

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method."

  VARIABLE RATE REGULAR SECURITIES

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that
0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.


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     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

  MARKET DISCOUNT

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  AMORTIZABLE PREMIUM

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "-- Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


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

     Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

 ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

 TREATMENT OF LOSSES

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be


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

allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

 SALE OR EXCHANGE OF REGULAR SECURITIES

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 TAXATION OF OWNERS OF RESIDUAL SECURITIES

  TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities


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


("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts:

     o it may not be offset by current or net operating loss deductions;

     o it will be considered unrelated business taxable income to tax-exempt entities; and

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


     o it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder.

See "-- Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

  BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for qsuch Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "-- Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "-- Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.


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     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "-- Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "-- Taxation of Owners of Regular Securities -- Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Owners of Regular Securities -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Owners of Regular Securities -- Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code
Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will


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be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the


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Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (II) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "-- Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless at the time of the transfer, (i) the present value of the


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expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have know that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due in the future,
(ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intents to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the Residual Security is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person and (iv) one of the two following test must be satisfied:
Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

        (1) the present value of any consideration given to the transferee to acquire the interest;

        (2) the present value of the expected future distributions on the interest; and

        (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1247(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset test; (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in requirements (i)-(iv) above as part of the affidavit described above under the heading "Disqualified Organizations." Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the requirement (iv) above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes.


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


This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


  SALE OR EXCHANGE OF A RESIDUAL SECURITY

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Taxation of Owners of Residual Securities -- Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.


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

  MARK TO MARKET REGULATIONS

     On December 24, 1996, the IRS issued final regulations (the "MARK TO MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

 TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  PROHIBITED TRANSACTIONS

     Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation,

     o the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     o the receipt of compensation for services, or

     o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first and fourth bullet points above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     o during the three months following the Startup Day,

     o made to a qualified reserve fund by a Residual Holder,

     o in the nature of a guarantee,

     o made to facilitate a qualified liquidation or clean-up call, and

     o as otherwise permitted in Treasury regulations yet to be issued.


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It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

  NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

  LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

  ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

  LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

 TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR SECURITIES

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

     The IRS has recently issued final regulations (the "NEW REGULATIONS") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above effective January 1, 2001. The New Regulations provide for a new series of withholding certificates that must be used for all payments after December 31, 2000. The New Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


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  RESIDUAL SECURITIES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Owners of Residual Securities -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

  BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 30% (29% in 2004-2005, and 28% beginning in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

  REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.


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     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "-- Taxes That May Be Imposed on the REMIC Pool -- Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

 CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

 GENERAL

     Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "STANDARD SECURITIES") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its


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pro rata share of the entire income from the Mortgage Loans represented by its
Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $137,300 in 2002 ($68,650 in the case of a married individual filing a separate return) (in each case, as adjusted annually for each year thereafter)(in each case, adjusted annually for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Securities" and "-- Recharacterization of Servicing Fees," respectively.

     Holders of Standard Securities, particularly any Class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "-- REMICs -- Taxation of Owners of Regular Securities -- Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

 TAX STATUS

     With respect to a Series, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

    o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

    o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


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

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet pointed paragraphs above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

 PREMIUM AND DISCOUNT

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "-- REMICs -- Taxation of Owners of Residual Securities -- Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "-- Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "-- REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

 RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the


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

maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "-- Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


  SALE OR EXCHANGE OF STANDARD SECURITIES


     Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.


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STRIPPED SECURITIES

 GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "STRIPPED SECURITIES." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see
"-- Standard Securities -- Recharacterization of Servicing Fees" above), and
(iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "-- Standard Securities -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Standard Securities -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "-- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or


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


super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "-- REMICs -- Taxation of Owners of Regular Securities -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "-- Standard Securities -- General."

 STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "-- Standard Securities -- Tax Status" above.

 TAXATION OF STRIPPED SECURITIES

     Original Issue Discount. Except as described above under "-- General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "STRIPPED SECURITYHOLDER") in any taxable year likely will be computed generally as described above under "-- REMICs -- Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by


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such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "-- REMICs -- Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.


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

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

 REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "-- REMICs -- Taxation of Certain Foreign Investors -- Backup Withholding."

 TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- REMICs -- Taxation of Certain Foreign Investors -- Regular Securities."

PARTNERSHIP TRUST FUNDS

 CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

 Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be


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

treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

 TAXATION OF DEBT SECURITYHOLDERS

  TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "-- REMICs -- Taxation of Owners of Regular Securities."

 TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

  TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP

     If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

  PARTNERSHIP TAXATION

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of


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income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Standard Securities -- General" and "-- Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership
Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Standard Securities -- General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Standard Securities -- General" and "-- Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

  DISCOUNT AND PREMIUM

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the


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Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "-- Standard Securities -- Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

  SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "OLD PARTNERSHIP") to a new Partnership Trust Fund (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

  DISPOSITION OF SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.


  ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in


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

proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder as long as the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

  SECTION 754 ELECTION

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

  ADMINISTRATIVE MATTERS

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on


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behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

  TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement,

    o each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income;

    o each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and

    o a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business.

Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are


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

properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  BACKUP WITHHOLDING

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 30% (decreasing to 28% by 2006) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

RECENT TAX LAW CHANGES

     Under the Economic Growth and Tax Relief Reconciliation Act of 2001, among other changes:

    o the maximum tax rate on ordinary income and short-term capital gains will be reduced to 35% over the period 2001 to 2006,

    o the limitation on itemized deductions of individuals imposed by Code
      Section 68 will be phased out starting in 2006 and will be eliminated after 2009, and

    o the rate of backup withholding tax under Code Section 3406 will be reduced from 30.5% to 28% over the period 2001 to 2006.


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

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("PLANS") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

GENERAL ERISA STANDARDS

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL has granted to Wachovia Securities (formerly First Union Securities, Inc.), an individual administrative exemption, Prohibited Transaction Exemption ("PTE") 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "EXEMPTION"), which generally exempts from the application of
(i) the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and (ii) the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as defined below) that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this "ERISA Considerations" Section, the term "UNDERWRITER" includes (a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including Wachovia Securities, Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder.

   1. The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

   2. The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or Fitch Ratings ("FITCH").

   3. The Trustee cannot be an affiliate of any member of the "RESTRICTED GROUP" other than the Underwriter. The Restricted Group consists of the Underwriters, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities.

   4. The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith.

   5. The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT").

In addition, the Trust Fund must meet the following requirements:

    o the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

    o securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the securities; and


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


    o securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "EXCLUDED PLAN" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code, for transactions in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of Sections 406(a), 406(b) and 407 of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Assets, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code, for transactions that would otherwise be prohibited merely because a person is deemed to be a Party in Interest (within the meaning of Section 3(14) of ERISA) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     The Exemption also permits the inclusion of a Pre-Funding Account in a Trust Fund, provided that the following conditions are met:

    o the Pre-Funding Account may not exceed 25% of the total amount of Securities being offered;

    o additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the Trust Fund;

    o the transfer of additional obligations to the Trust Fund during the Pre-Funding Period must not result in the Securities receiving a lower rating at the termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities;


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    o the weighted average interest rate for all of the obligations in the
      Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the Trust Fund on the closing date;

    o the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support or insurance provider independent of the Depositor or by an independent accountant retained by the Depositor that confirms such conformance in writing;

    o the Pre-Funding Period must be described in the prospectus or private placement memorandum provided to investing Plans; and

    o the trustee of the Trust Fund must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

     Further, the Pre-Funding Period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the; (y) the date on which an event of default occurs under the applicable Agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

PROHIBITED TRANSACTION RESTRICTIONS ON NON-EQUITY SECURITIES

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("NON-EQUITY SECURITIES") would not cause the Assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee or an Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such party has investment authority might be deemed to constitute or result in a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriters has investment authority with respect to such assets.

     In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest (within the meaning of Section 3(14) of ERISA) with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction under ERISA and
Section 4975 of the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or Section 4975 of the Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or Section 4975 of the Code, as well as the need for and the availability of exemptive relief under such applicable law.

     ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND
SECTION 4975 OF THE CODE TO SUCH INVESTMENT.

     THE SALE OF SECURITIES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     As will be specified in the applicable prospectus supplement, certain Classes of the Securities may constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.
F. R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R.
Section 1.2(m) to include certain "residential mortgage-related securities." As so


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

defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

     All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHODS OF DISTRIBUTION

     The Securities offered hereby and by the applicable prospectus supplement to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia


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

Securities, Inc. ("WACHOVIA SECURITIES") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by Wachovia Securities acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Wachovia Securities acts as agent in the sale of Securities, Wachovia Securities will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Wachovia Securities elects to purchase Securities as principal, Wachovia Securities may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     Wachovia Securities is an affiliate of the Depositor. This prospectus may be used by Wachovia Securities, to the extent required, in connection with market making transactions in the Securities. Wachovia Securities may act as principal or agent in such transactions.

     The Depositor will indemnify Wachovia Securities and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Wachovia Securities and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Securities and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.


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                                    RATINGS

     It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating agency ("RATING AGENCY").

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Depositor filed a registration statement (the "REGISTRATION STATEMENT") relating to the Securities with the SEC. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Wachovia Asset Securitization, Inc., 8739 Research Drive, NC0121-Suite D, Charlotte, North Carolina 28288-0121, telephone number (704) 596-7616.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities offered hereby (including market making transactions by Wachovia Securities, to the extent required, with respect to such Series of Securities, unless such transactions are exempt from the registration provisions of the Securities Act).

     As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at Wachovia Asset Securitization, Inc., 8739 Research Drive NC0121-Suite D, Charlotte, North Carolina 28288-0121, telephone number (704) 596-7616.


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                        INDEX OF SIGNIFICANT DEFINITIONS

1998 Policy Statement ..................................................    131
Accrual Period .........................................................     25
Accrual Securities .....................................................     31
Accrued Security Interest ..............................................     33
Additional Collateral Assets ...........................................     18
Adjustable Rate Assets .................................................     17
Agreement ..............................................................     47
ARM Contracts ..........................................................     23
ARM Loans ..............................................................     20
ARM Unsecured Home Improvement
Loans ..................................................................     22
Asset Conservation Act .................................................     81
Asset Group ............................................................     31
Asset Seller ...........................................................     17
Assets .................................................................     17
Available Distribution Amount ..........................................     32
Balloon Payment Assets .................................................     18
Bankruptcy Code ........................................................     77
Bi-Weekly Assets .......................................................     18
Book-entry Securities ..................................................     31
Buy Down Assets ........................................................     17
Buydown Funds ..........................................................     92
Buydown Mortgage Loans .................................................     28
Buydown Period .........................................................     28
Capitalized Interest Account ...........................................     24
Cash Flow Agreement ....................................................     24
CEDE ...................................................................     44
CERCLA .................................................................     80
Certificates ...........................................................     31
Class ..................................................................     31
Cleanup Costs ..........................................................     80
Clearstream ............................................................     45
Clearstream Participants ...............................................     45
Code ...................................................................     89
Collection Account .....................................................     51
Component ..............................................................     35
Contract Borrower ......................................................     72
Contract Lender ........................................................     72
Contract Rate ..........................................................     23
Contracts ..............................................................     17
Convertible Assets .....................................................     18
Cooperative ............................................................ 45, 71
Cooperative Loans ......................................................     71
Cooperatives ...........................................................     19
Covered Trust ..........................................................     67
CPR ....................................................................     27
Credit Support .........................................................     24
Cut-off Date ...........................................................     19
Debt Securities ........................................................     89
Definitive Securities .................................................. 31, 43
Deposit Trust Agreement ................................................     47
Depositaries ...........................................................     46
Depositor ..............................................................     30
Determination Date .....................................................     32
Disqualified Organization ..............................................    105
Distribution Date ......................................................     25
DOL ....................................................................    126
Due Period .............................................................     32
Edgar ..................................................................    133
Electing Large Partnership .............................................    105
Euroclear ..............................................................     45
Euroclear Operator .....................................................     45
Euroclear Participants .................................................     45
Excess Servicing .......................................................    115
Exchange Act ...........................................................     44
Excluded Plan ..........................................................    128
Exemption ..............................................................    127
FDIC ...................................................................     51
FFIEC ..................................................................    131
First Lien Mortgage Loans ..............................................     19
Fitch ..................................................................    127
Garn-St. Germain Act ...................................................     82
GEM Assets .............................................................     18
GPM Assets .............................................................     18
Grantor Trust Fund .....................................................     89
Grantor Trust Securities ...............................................     89
Home Equity Loans ......................................................     19
Home Improvement Contracts .............................................     19
HOPA ...................................................................     84
Increasing Payment Asset ...............................................     18
Increasing Payment Assets ..............................................     17
Indenture ..............................................................     47
Indenture Servicing Agreement ..........................................     47
Indenture Trustee ......................................................     47
Indirect Participants ..................................................     44
Insurance Proceeds .....................................................     32
Interest Reduction Assets ..............................................     18
Interest-only Assets ...................................................     18
IRS ....................................................................     55
Land Sale Contract .....................................................     72
Land Sale Contracts ....................................................     19
Level Payment Assets ...................................................     17
Liquidation Proceeds ...................................................     32
Loan-to-Value Ratio .................................................... 19, 22
Lock-out Date ..........................................................     21
Lock-out Period ........................................................     21

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Manufactured Home ......................................................     22
Mark to Market Regulations .............................................    108
Master Servicer ........................................................     47
MERS ...................................................................     48
Moody's ................................................................    127
Mortgage Loans .........................................................     17
Mortgage Notes .........................................................     19
Mortgage Rate ..........................................................     20
Mortgages ..............................................................     19
Multifamily Mortgage Loan ..............................................     19
Multifamily Property ...................................................     19
National Housing Act ...................................................     20
NCUA ...................................................................    131
New Partnership ........................................................    122
New Regulations ........................................................    110
Non-Equity Securities ..................................................    129
Non-Pro Rata Security ..................................................     94
Non-U.S. Person ........................................................    110
Nonrecoverable Advance .................................................     40
Notes ..................................................................     31
OCC ....................................................................    130
Offered Securities .....................................................     31
OID Regulations ........................................................ 90, 93
Old Partnership ........................................................    122
Originator .............................................................     19
OTS ....................................................................     82
PAC Certificates .......................................................     36
PAC I ..................................................................     36
PAC II .................................................................     36
PAC Notes ..............................................................     36
Participants ...........................................................     44
Parties in Interest ....................................................    126
Partnership Securities .................................................     89
Partnership Trust Fund .................................................     89
Pass-Through Entity ....................................................    105
Pass-Through Rate ......................................................     33
PCBs ...................................................................     80
Permitted Investments ..................................................     51
Plans ..................................................................    126
PMI ....................................................................     84
Pooling and Servicing Agreement ........................................     47
Pre-Funded Amount ......................................................     23
Pre-Funding Account ....................................................     23
Pre-Funding Period .....................................................     23
prepayment .............................................................     27
Prepayment Assumption ..................................................     94
Prepayment Premium .....................................................     21
PTCE ...................................................................    129
PTE ....................................................................    127
Purchase Price .........................................................     49
Rating Agency ..........................................................    133
RCRA ...................................................................     81
Record Date ............................................................     32
Refinance Loans ........................................................     19
Registration Statement .................................................    133
Regular Securities .....................................................     90
Regular Securityholder .................................................     93
Related Proceeds .......................................................     40
Relief Act .............................................................     84
REMIC Provisions .......................................................     89
REMIC Regulations ......................................................     90
REMIC Securities .......................................................     89
REO Property ...........................................................     41
Residual Holders .......................................................    101
Residual Securities ....................................................     90
Restricted Group .......................................................    127
Retained Interest ......................................................     58
Revolving Credit Line Loans ............................................     21
S&P ....................................................................    127
SBJPA of 1996 ..........................................................     92
Scheduled Certificates .................................................     36
Scheduled Notes ........................................................     36
SEC ....................................................................     20
Securities .............................................................     31
Securities Act .........................................................    127
Security ...............................................................     47
Security Balance .......................................................     27
Security Owners ........................................................     44
Securityholder .........................................................     25
Senior Certificates ....................................................     31
Senior Notes ...........................................................     31
Senior Securities ......................................................     31
Series .................................................................     31
Servicers ..............................................................     47
Servicing Standard .....................................................     54
Single Family Mortgage Loan ............................................     19
Single Family Property .................................................     19
SMMEA ..................................................................    130
SPA ....................................................................     27
Special Servicer .......................................................     60
Standard Securities ....................................................    112
Step-up Rate Assets ....................................................     18
Strip Securities .......................................................     31
Stripped Securities ....................................................    116
Stripped Securityholder ................................................    117
Subordinate Certificates ...............................................     31
Subordinate Notes ......................................................     31
Subordinate Securities .................................................     31
Subsequent Assets ......................................................     23
Super-Premium ..........................................................     94
Superliens .............................................................     80
Support Certificates ...................................................     35

Support Notes ..........................................................     35
TAC Certificates .......................................................     37
TAC Notes ..............................................................     37
Taxable Mortgage Pools .................................................     90
Terms and Conditions ...................................................     45
Texas Home Equity Laws .................................................     84
Thrift Institutions ....................................................    104
Tiered REMICs ..........................................................     93
TILA Amendment .........................................................     79
Title V ................................................................     83
Title VIII .............................................................     83
Trust ..................................................................     31
Trust Fund .............................................................     31
Trustee ................................................................     47
U.S. Person ............................................................    107
UCC ....................................................................     44
Underlying Servicing Agreement .........................................     47
Underwriter ............................................................    127
Unsecured Home Improvement Loans .......................................     17
UST ....................................................................     81
Value ..................................................................     19
Wachovia Securities ....................................................    132
Warranting Party .......................................................     50

                                 $1,100,000,000
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                               SELLER AND SERVICER

               WACHOVIA ASSET SECURITIZATION, INC. 2003-HE1 TRUST
                                     ISSUER

                       WACHOVIA ASSET SECURITIZATION, INC.
                                    DEPOSITOR


     WACHOVIA ASSET SECURITIZATION, INC. ASSET-BACKED NOTES, SERIES 2003-HE1


                                 [WACHOVIA LOGO]


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                  UNDERWRITERS


                               WACHOVIA SECURITIES


                         BANC ONE CAPITAL MARKETS, INC.


                                    JPMORGAN

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information in this prospectus supplement or in the accompanying prospectus is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

Until 90 days after the date of this prospectus supplement, all dealers selling the notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.